Exhibit 4.(a).1

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FACILITIES AGREEMENT

(originally dated 12 May 1999 and as amended by
supplemental agreements dated 29 June 1999 and 28 July 1999, by consent letters dated 14 December 2001, 22 April 2003 and 23 December 2003 and by an amendment and restatement agreement dated 30 April 2004 (as amended by a letter dated 14 May 2004))

for

£585,000,000 Secured Credit Facilities

for

ZSC SPECIALTY CHEMICALS GROUP LIMITED
and others

in connection with
the acquisition of

THE ZENECA SPECIALTIES BUSINESS

Arranged by
CHASE MANHATTAN PLC
and
J.P. MORGAN SECURITIES LTD.

Underwriters
THE CHASE MANHATTAN BANK
and
J.P. MORGAN SECURITIES LTD.

Agent
CHASE MANHATTAN INTERNATIONAL LIMITED

Security Trustee
CHASE MANHATTAN INTERNATIONAL LIMITED

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i

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v

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x

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This Agreement is dated 12 May 1999 as amended by supplemental agreements dated 29 June 1999 and 28 July 1999, by consent letters dated 14 December 2001, 22 April 2003 and 23 December 2003 and by an amendment and restatement agreement dated 30 April 2004 (as amended by a letter dated 14 May 2004), and made between:

(1)	ZSC SPECIALTY CHEMICALS GROUP LIMITED (now known as Avecia Investments Limited) as the Parent;

(2)	ZSC SPECIALTY CHEMICALS GROUP LIMITED (now known as Avecia Investments Limited) as a Term Loan A Facility Borrower, a Term Loan B Facility Borrower and a Term Loan C Facility Borrower;

(3)	ZSC SPECIALTY CHEMICALS GROUP LIMITED (now known as Avecia Investments Limited) as a Revolving Credit Facility Borrower;

(4)
ZSC SPECIALTY CHEMICALS UK LIMITED (now known as Avecia Limited), ILIAD 10 LIMITED (now known as Avecia 10 Limited), ZSC Specialty Chemicals UK Holdings Limited (now known as Avecia UK Holdings), ZSC Holdings Inc. (now known as Avecia Holdings Inc.) and ZSC International B.V. (now Avecia Holdings B.V.) as Obligors;

(5)	CHASE MANHATTAN PLC and J.P. MORGAN SECURITIES LTD. as Arrangers;

(6)	THE CHASE MANHATTAN BANK and J.P. MORGAN SECURITIES LTD. as Underwriters;

(7)	THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 1 as Banks;

(8)	CHASE MANHATTAN INTERNATIONAL LIMITED (now known as J.P. Morgan Europe Limited) as the Agent; and

(9)	CHASE MANHATTAN INTERNATIONAL LIMITED (now known as J.P. Morgan Europe Limited) as the Security Trustee.

It is agreed as follows:

1	Purpose and definitions

1.1	Purpose

This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrowers secured credit facilities comprising:

(a)	a termed out revolving credit facility of £100,000,000 (or the equivalent in Optional Currencies) which on the Effective Date is subject to a term out such that:

(i)
the Sterling Amount equal to the Revolving Credit Facility Advances outstanding (as it was immediately prior to the Effective Date) (“The Termed Out Amount”) is no longer available to be redrawn after repayments or prepayments;

(ii)	the difference (if positive) between £75,000,000 and the Termed Out Amount is available for the purpose of funding the cash flow requirements of the Group as described in the New Financial Model;

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(iii)	the balance for the purpose of funding Restructuring Costs and Amendment Transaction Costs in an amount of up to a maximum of £25,000,000; and

(b)
a revolving credit facility of £50,000,000 for the purposes of funding the Group’s general corporate purposes but excluding acquisitions of businesses, shares or any other investment in companies, joint ventures or partnerships.

1.1A
The Parent confirms that term loan facilities of £485,000,000 (or the equivalent in Optional Currencies) which were made available prior to the Effective Date have been applied for the purposes of funding part of the purchase consideration payable by the Purchasers for the Acquisition, (to the extent necessary) refinancing existing debt of the Target Group and to pay the costs and expenses incurred in connection with the Acquisition.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Acceding Borrower” means a member of the Group that, after the date of this Agreement, becomes a Borrower in accordance with the terms of this Agreement;

“Accession Certificate” means an accession certificate (by way of deed) in the form or substantially the form of schedule 11 and entered into or to be entered into by the relevant Acceding Borrower and the Agent;

“Accountants’ Reports” means:

(a)	the agreed form review dated on or about the date of this Agreement, compiled by Arthur Andersen; and

(b)	the agreed form financial due diligence report dated on or about the date of this Agreement, compiled by KPMG,

each of which are addressed to (among others) the Parent and the Finance Parties;

“accounting period” means each successive monthly period of 4 or 5 weeks, as the case may be, within a financial year for which the Group prepares management accounts;

“Acquisition” means the proposed acquisition by the Purchasers of the Zeneca Specialties Business pursuant to the Acquisition Agreement;

“Acquisition Agreement” means together (a) the Principal Agreement, (b) the Acquisition Disclosure Letter, (c) the Tax Deed (as defined in the Principal Agreement), (d) all property transfer documents relating to the properties being acquired, (e) the Environmental Deed (as defined in the Principal Agreement), (f) the Business Separation Agreements (as defined in the Principal Agreement), (g) the Local Agreements (as defined in the Principal Agreement), (h) the Global Licence for Shared Premises (as defined in the Principal Agreement) and (i) all other documents to be delivered by the Vendors to the Purchasers pursuant to the Principal Agreement;

“Acquisition Completion Date” or “ACD” means the date (which shall be a Banking Day) on which the Acquisition is duly effected by the completion of the Acquisition Agreement (other than in respect of Deferred Completions);

“Acquisition Disclosure Letter” means the Disclosure Letter referred to and defined as such in the Principal Agreement;

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“Acquisition Reorganisation” means the reorganisation described in section 4 of the Structure Paper;

“acting in concert” has the meaning ascribed to that term in The City Code on Take-overs and Mergers operative at the date of this Agreement;

“Adjusted Cash Flow” has the meaning given to that term in schedule 8;

“Additional Cost” means, in relation to any period, a percentage calculated for such period at an annual rate determined in accordance with schedule 4;

“Advance” means a Term Loan Advance or any Revolving Credit Advance;

“Affiliate” of any person means (a) any person (other than a Subsidiary of that first person) which, directly or indirectly, is in control of, is controlled by, or is under common control with such first person or (b) any person who is a director or officer (i) of such first person, (ii) of any Subsidiary of such first person or (iii) of any person described in (a) above, where, for purposes of this definition, control of a person shall mean the power, direct or indirect, (A) to vote 25 per cent. or more of the securities having ordinary voting power for the election of directors of such person, whether by ownership of securities, contract, proxy or otherwise, or (B) to direct or cause the direction of the management and policies of such person, whether by ownership of securities, contract, proxy or otherwise;

“Agent” means Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) of 125 London Wall, London EC2Y 5AJ or such other person as may be appointed agent for the Banks pursuant to clause 17.13;

“Amendment Agreement” means the amendment and restatement agreement dated 30 April 2004 and made between Avecia Investments Limited, Avecia Limited, Avecia Holdings Inc., Avecia Holdings B.V., Avecia UK Holdings Limited, The Governor and Company of the Bank of Scotland, The Royal Bank of Scotland plc, the Agent and the Security Trustee (as amended by a letter dated 14 May 2004 between the same parties);

“Amendment Transaction Costs” means all costs, fees and expenses (and Taxes on them) and all stamp duty, stamp duty land tax, registration and other similar Taxes incurred by or on behalf of the Parent in connection with the Amendment Agreement.

“Ancillary Bank” means each Bank which becomes an Ancillary Bank by operation of clause 4.16 and includes their respective successors in title, assignees and transferees;

“Ancillary Commitment” means in relation to an Ancillary Bank, the maximum amount (net of cash) from time to time of the Ancillary Facilities to be made available by that Ancillary Bank which has been authorised as such under clause 4.16 to the extent not cancelled under this Agreement;

“Ancillary Documents” means those documents relating to, or evidencing the terms of, an Ancillary Facility;

“Ancillary Effective Date” has the meaning given to it in clause 4.16(b);

“Ancillary Facility” means any facility provided pursuant to clause 4.2(c);

“Ancillary Outstandings” means, at any time, the aggregate amount of all banking arrangements of the following type under each Ancillary Facility then in force:

(a)	all amounts of principal then outstanding under any overdraft or on demand short-term loan facilities;

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(b)	the amount (excluding amounts in respect of interest and like charges) of all guarantees, bonds and letters of credit then outstanding under any guarantee, bonding or letter of credit facilities; and

(c)
in respect of any other facility or financial accommodation such other amounts (excluding amounts in respect of interest and like charges) as the relevant Ancillary Bank may (acting reasonably and in consultation with the Agent) determine fairly and in accordance with the terms of the relevant Ancillary Facility represents the aggregate exposure at such time of the Ancillary Bank providing the same; or

as the context requires, the corresponding amount of Indebtedness to the Ancillary Banks in respect of such Ancillary Facilities, net of the aggregate amount of cash standing to the credit of any account of any member of the Group party to the Group Netting Agreements and which cash is subject to the netting arrangements provided for in the Group Netting Agreements;

“Annual Budget” means, in respect of the financial year to 31 December 1999, the Financial Model and, in respect of each subsequent financial year of the Group, a budget for such financial year (broken down on a monthly basis) the form (but not the content) of which is in the agreed form;

“Appropriate Accounting Principles” means (a) the accounting principles, policies, standards, practices and bases stated in the audited consolidated financial statements of the Group for the financial year ending 2003 (being generally accepted in the United Kingdom), or (b) where any change in (a) has been agreed under clause 11.1(p), such accounting principles, standards, practices and bases as have been so agreed;

“Arrangers” means Chase Manhattan plc of 125 London Wall, London EC2Y 5AJ and J.P. Morgan Securities Ltd. of 60 Victoria Embankment, London EC4Y 0JP;

“Auditors” means the auditors for the time being of the Group or, if such auditors are unable or unwilling to provide any certificate or take any other action contemplated by this Agreement, any one of Deloitte & Touche, Ernst & Young, KPMG and PricewaterhouseCoopers or such other firm of chartered accountants of international repute as may be selected by the Parent for this purpose and approved by the Agent (such approval not to be unreasonably withheld or delayed);

“Available Commitment” means, in relation to a Bank:

(a)	in respect of the Term Loan A Facility at any time, its Commitment in respect of such Facility at such time less the aggregate Sterling Amount of its Contribution to Term Loan A at such time;

(b)	in respect of the Term Loan B Facility at any time, its Commitment in respect of such Facility at such time less the aggregate Sterling Amount of its Contribution to Term Loan B at such time;

(c)	in respect of the Term Loan C Facility at any time, its Commitment in respect of such Facility at such time less the aggregate Sterling Amount of its Contribution to Term Loan C at such time;

(d)
in respect of the Termed Out Revolving Loan Facility at any time, its Commitment in respect of such Facility at such time less (i) the aggregate Sterling Amount of its Contribution to the Termed Out Revolving Loan at such time and (ii) its Proportion of the Termed Out Amount (For this purpose, the “Proportion” means the proportion

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which that Bank’s Commitment in respect of such Facility bears to the Total Commitments of such Facility.); and

(e)
in respect of the Revolving Credit Facility at any time, its Commitment in respect of such Facility at such time less (i) the aggregate Sterling Amount of its Contribution to all outstanding Revolving Credit Advances and Letters of Credit at such time and (ii) its Ancillary Commitment (if any) at such time;

“Available Facility Amount” means, at any time and in respect of the Term Loan A Facility, the Term Loan B Facility, the Term Loan C Facility, the Termed Out Revolving Loan Facility or, as the case may be, the Revolving Credit Facility, the aggregate of the Available Commitments of all the Banks in respect of such Facility at such time but so that as at the Drawdown Date of any Revolving Credit Advance, such resulting amount shall be adjusted (a) by deducting any cancellation of or reduction in the Total Commitments in respect of the Revolving Credit Facility which is to occur during the remainder of the Maturity Period of such Revolving Credit Advance, (b) by assuming that any Revolving Credit Advance due to be repaid or prepaid on such Drawdown Date is so repaid or prepaid on such Drawdown Date and (c) deducting the amount of any Revolving Credit Advance previously requested to be made on such Drawdown Date;

“Banking Day” means, subject to clause 8.12, a day (other than Saturday or Sunday) on which banks are open for business in London and (if payment in an Optional Currency is required to be made on such day) in the principal financial centre in the jurisdiction of the Optional Currency concerned;

“Banks” means the banks and financial institutions listed in schedule 1 and includes their successors in title and Substitutes;

“Borrowers” means the Term Loan A Facility Borrowers, the Term Loan B Facility Borrowers, the Term Loan C Facility Borrowers, the Termed Out Revolving Loan Facility Borrowers and the Revolving Credit Facility Borrowers;

“Borrowed Money” means Indebtedness in respect of

(a)
money borrowed or raised and debit balances at banks, provided that for the purpose of calculating the amount of any such Indebtedness the calculation shall be net of credit balances which together with the relevant debit balances are subject to contractual netting arrangements;

(b)	any bond, note, loan stock, debenture or similar debt instrument;

(c)
acceptance or documentary credit facilities, provided that for the purpose of calculating the amount of such Indebtedness, obligations under such facilities shall be included only to the extent of sums thereunder in payment of which to the issuer the relevant Group member is in default;

(d)	receivables sold or discounted (otherwise than on a non-recourse basis);

(e)
deferred payments for assets or services acquired, save for (i) any such arrangement entered into in the ordinary course of trading and having a term not exceeding 180 days from the date on which the liability was originally incurred and (ii) where the instrument creating the Indebtedness is entered into in the ordinary course of trade or (other than for the purpose of raising finance) for the purposes of acquiring fixed assets and the deferred purchase price in respect of assets or services is expressed to be payable in instalments according to progress in fulfilling

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the relevant contract or where the relevant amount is a retention of payment by a Group member to ensure performance of obligations owed to it and (iii) any amount of deferred consideration due under the Acquisition Agreement in accordance with its terms;

(f)	Finance Leases;

(g)
(except in clause 12.1(e)) Derivatives Contracts (other than foreign exchange agreements for spot delivery or entered into bona fide to hedge exposure in the ordinary course of trade of a Group member), provided that to the extent that the relevant contract provides for net payments to be made the amount of Indebtedness shall be the net amount due;

(h)	any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of debt or of any of (b) to (g) above; and

(i)	guarantees in respect of Indebtedness of any person falling within any of (a) to (h) above,

Provided that none of the above shall include Indebtedness incurred by one member of the Charging Group to (or in respect of Indebtedness of) another member of the Charging Group;

“Borrower Security Documents” means those of the Security Documents to which a Borrower is party;

“Budgeted Capital Expenditure” means Capital Expenditure incurred or to be incurred in a financial year up to a maximum of the amount provided for each financial year in the New Financial Model or such higher limit in respect of any financial year as may be agreed between the Parent and the Agent (acting on the instructions of the Majority Banks) but so that in respect of any financial year:

(i)
carry over: where actual Capital Expenditure is less than the Budgeted Capital Expenditure for that financial year (excluding any amount which was carried forward from the previous financial year) an amount equal to such deficit (but not to exceed an amount equal to 50 per cent. of such Budgeted Capital Expenditure for such financial year) may be added to the Budgeted Capital Expenditure for the following financial year only (and not otherwise or further); and

(ii)	brought forward: up to 30 per cent. of the Budgeted Capital Expenditure for the following financial year may be brought forward into that financial year,

Provided that for the financial year ending on 31 December 1999, the relevant period shall be the period from the Acquisition Completion Date to 31 December 1999;

“Capitalised Lease Obligations” has the meaning given to that term in schedule 8;

“Capital Expenditure” means expenditure which should be treated as capital expenditure in accordance with the Appropriate Accounting Principles;

“Cash Collateral Account” means an interest bearing blocked deposit account in the name of any Borrower opened, or to be opened, with the Cash Collateral Account Bank or an Ancillary Bank (as the relevant provision of any Finance Document so provides) pursuant to or otherwise in connection with this Agreement or an Ancillary Document or

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any other Finance Document on terms that it (and amounts credited to it) is subject to the Security Documents;

“Cash Collateral Account Bank” means The Chase Manhattan Bank or any replacement bank selected by the Agent;

“Certain Funds Period” means the period commencing from the date of this Agreement and ending on (and including) the First Drawdown Date;

“Change of Control” shall be considered to have occurred if:

(a)
the Initial Control Group shall cease to own, directly or indirectly, in the aggregate, more than 50 per cent. of the issued and outstanding voting stock of the Parent, any holding company of the Parent, any other Borrower and each of UK Bank Finco, US Holdco and UK7 (as the case may be) in each case free and clear of all Encumbrances;

(b)
the Parent shall cease to own, legally and beneficially, and control 100 per cent. of each class of outstanding stock of each of UK Bank Finco, US Holdco and UK7 or UK Bank Finco shall cease to own, legally and beneficially, and control 100% of each class of outstanding stock of UK9, in each case free of all Encumbrances (other than pursuant to the Security Documents);

(c)
there occurs a disposal (other than by way of merger or consolidation) of all, or substantially all, of the assets of the Parent and its Subsidiaries taken as a whole to any person (other than one or more members of the Initial Control Group) whether acting singly or in concert with one or more persons; or

(d)	a “Change of Control” (as defined in the Interim Facilities Documents or the Senior Note Documents) occurs,

Provided that, for the purposes of this definition, in determining the percentage of voting rights of any person, rights in relation to the Preferred Stock shall be ignored and Provided further that the structure of the Group may not be as set out in schedule 13 until the Acquisition Completion Date and transfers of members of the Group to put in place such structure between the date of this Agreement and the Acquisition Completion Date shall be ignored for the purposes of this definition;

“Charged Assets” means any property, assets and/or rights over which security is granted and/or created under any of the Security Documents;

“Charging Group” means the Parent, the Borrowers and those members of the Group which are Charging Subsidiaries to the extent that each such company has duly entered into the relevant Security Document(s);

“Charging Subsidiaries” means the UK/US Charging Subsidiaries and the Non-UK/US Charging Subsidiaries;

“Cinven Investors” means Cinven Limited of Pinners Hall, 105-108 Old Broad Street, London EC2N 1EH, together with funds and investors managed or advised by Cinven Limited (or investors in such funds);

“Closing Account” means the account, the details of which are notified by the Parent to the Agent prior to the date falling 5 Banking Days before the First Drawdown Date;

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“Closing Account Bank” means the bank with whom the Closing Account is held as agreed by the Agent;

“Code” means the United States Internal Revenue Code of 1986, as amended;

“commencement of the third stage of EMU” means 1 January 1999, being the date of commencement of the third stage of EMU as contemplated by the Treaty on European Union;

“Commitment” means, in relation to a Bank and in respect of any Facility at any relevant time, (in the case of an original Bank) the amount set opposite its name in relation to the relevant Facility in schedule 1 or (in the case of the Continuing Banks) the amount set opposite its name in part II of schedule 1 of the Amendment Agreement and/or, in each case, in the case of a Substitute, the amount novated in relation to the relevant Facility as specified in, or calculated in accordance with the terms of the relevant Substitution Certificate, as reduced, in each case, by any relevant term of this Agreement;

“Commonly Controlled Entity”: an entity, whether or not incorporated, which is under common control with the Parent, US Holdco and/or any US Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Parent, US Holdco and/or any Borrower and which is treated as a single employer under Section 414 of the Code;

“Consolidated Current Assets”; “Consolidated Current Liabilities”; “Consolidated Excess Cash Flow”; “Consolidated Net Interest Charges”; “Consolidated Net Working Capital”; and “Consolidated EBITDA” have the respective meanings given to these terms in schedule 8;

“Continuing Banks” has the meaning given to it in the Amendment Agreement;

“Contribution” means, in relation to a Bank, the principal amount of any or all (as the context requires) of Term Loan A and/or Term Loan B and/or Term Loan C and/or the Termed Out Revolving Loan and/or the Revolving Credit Advances and/or the Relevant Proportion of the amount of the outstanding Letters of Credit owing or, as the case may be, attributable to such Bank at any relevant time or, if the context requires, the Sterling Amount of the amount of the relevant Drawing owing to such Bank at the relevant time;

“Conversion Notice” has the meaning given to that term in clause 4.5;

“Credit Documents” means this Agreement, the Amendment Agreement, the Fee Letters, the Ancillary Documents, and the Hedge Documents;

“Default” means any Event of Default or any event or circumstance which might reasonably be expected to become, upon the giving of a notice by the Agent and/or the expiry of the relevant period and/or the fulfilment of any other condition (in each case as specified in clause 12.1), an Event of Default, provided that any such event or circumstance which requires the satisfaction of any condition as to materiality before it may become an Event of Default shall not be a Default until that condition is satisfied;

“Defaulting Bank” has the meaning given to it in clause 4.14;

“Deferred Completions” means any completions of parts of the Acquisition which, in accordance with the terms of the Acquisition Agreement (and as previously notified to the Agent) take place, or are to take place, after the Acquisition Completion Date;

“Derivatives Contract” means a contract, agreement or transaction which is:

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(a)
a rate swap, basis swap, commodity swap, forward rate transaction, commodity option, equity (or equity or other index) swap or option, bond option, interest rate option, foreign exchange transaction (other than a spot transaction), cap, collar or floor, currency swap, currency option or any other similar transaction; and/or

(b)	any combination of such transactions,

in each case, whether on-exchange or otherwise;

“disposal” has the meaning given to that term in clause 11.1(e) and “dispose” shall be construed accordingly;

“Dollars” and “$” mean the lawful currency for the time being of the United States of America and in respect of all payments to be made under the Finance Documents in Dollars mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

“Dormant Company” means a company:

(a)
which has been dormant since its incorporation or since the end of its previous financial year (and, as regards companies incorporated in England and Wales, for this purpose “dormant” has the meaning given to it in Section 249 AA(4) of the Companies Act 1985);

(b)	the value of whose total assets is less than £25,000 (or its equivalent in another currency or currencies); and

(c)	which holds no shares in any other person (other than another Dormant Company);

“Drawdown Date” means the date on which a Drawing takes place;

“Drawdown Notice” means, in respect of a Facility, a notice substantially in the terms of the relevant part of schedule 2;

“Drawing” means each drawing by way of a Term Loan A Advance, a Term Loan B Advance, a Term Loan C Advance, a Termed Out Revolving Loan Advance or a Revolving Credit Advance or Letter of Credit and each utilisation of Ancillary Facilities made, or to be made, by a Borrower under the Facilities and, as the context requires, such Term Loan Advance or Revolving Credit Advance so drawn down, or Letter of Credit issued or utilisation so made;

“Dutch Banking Act” means the Dutch Act on the Supervision of the Credit System 1992 (Wet toezicht kredietwezen 1992);

“Dutch Borrower” means any Borrower incorporated or established in The Netherlands or which otherwise issues a Drawdown Notice in or from The Netherlands;

“Dutch Exemption Regulation” means the Exemption Regulation from time to time to the Dutch Banking Act (Vrijstellingsregeling Wtk 1992);

“Dutch Holdco” means Avecia Holdings B.V. (formerly ZSC International B.V.);

“Dutch Policy Rule” means the Dutch Central Bank’s Policy Guidelines (issued in relation to the Dutch Exemption Regulation) dated 10 July 2002 (beleidsregel kernbegrippen markttoetreding en handhaving wtk 1992);

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“Effective Date” has the meaning given to it in the Amendment Agreement;

“EMU” means European Economic and Monetary Union as contemplated in the Treaty on European Union;

“EMU legislation” means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security, trust arrangement for the purpose of providing security or other security interest of any kind securing any obligation of any person or any other arrangement having the effect of conferring rights of set-off, lien or other like rights over an asset (including without limitation title transfer and/or retention arrangements having a similar effect and not entered into in the ordinary course of trading) and includes any agreement to create any of the foregoing but does not include liens or rights of set-off arising in the ordinary course of trading by operation of law (or by contract to substantially the same effect);

“Enforcement Date” means (a) the date of the first declaration made by the Agent pursuant to any of clauses 12.2(a) to (d) or (b) the date proceedings are first commenced to enforce the Security Documents after a declaration has been made by the Agent pursuant to clause 12.2(e);

“Enlarged Group” means Avecia Holdings Plc and all its Subsidiaries for the time being;

“Environmental Claim” means any claim, notice prosecution, demand, action, official warning, abatement or other order (conditional or otherwise), in each case in writing, relating to Environmental Matters or any notification or order, in each case in writing, requiring compliance with the terms of any Environmental Licence or Environmental Law which is binding on a member of the Group Provided that, for the ownership or operation of a business within the United States, “Environmental Claim” means administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, consent decrees, judgments or administrative orders, in each case in writing, arising under any Environmental Law or any Environmental Licence including (a) Environmental Claims by any Government Entity for enforcement, clean-up, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) Environmental Claims by any third party seeking damages or injunctive relief resulting from Environmental Matters or arising from alleged injury or threat of injury to health and safety (as it relates to Hazardous Materials) or the environment;

“Environmental Law” includes all or any law, statute, rule, regulation, treaty, by-law, code of practice, order or decision of the courts or of any Government Entity in any jurisdiction relating to Environmental Matters Provided that, for the ownership or operation of a business within the United States, “Environmental Law” shall mean any federal, state or local statute, law, rule, regulation, ordinance, code or rule of common law in effect and in each case as amended from time-to-time and any written, binding and legally enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, that (i) regulates or relates to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Materials, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety (as it

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relates to Hazardous Materials) of persons or property, including protection of the health and safety of employees from exposure to Hazardous Materials; or (ii) imposes liability with respect to any of the foregoing including the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601, et seq., Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Safe Drinking Water Act, 42 U.S.C. §300f et seq., the Oil Pollution Act of 1990 33 U.S.C. §2701 et seq., and the Occupational Safety and Health Act of 1970, as amended, as it applies to an effect upon the natural environment, 29 U.S.C. §651 et seq., or any other federal, state or local law of similar effect, each as amended from time to time;

“Environmental Licence” includes any permit, licence, authorisation, consent or other approval required at any time by any Environmental Law;

“Environmental Matters” includes (a) the generation, deposit, disposal, keeping, treatment, transportation, transmission, handling, importation, exportation, processing, collection, sorting, presence or manufacture of any waste (as defined in the Environmental Protection Act 1990) of any Relevant Substance, (b) nuisance, noise, defective premises, health and safety at work or elsewhere and (c) the pollution, conservation or protection of the environment (both natural and built) or of man or any living organisms supported by the environment or any other matter whatsoever affecting the environment or any part of it Provided that, for the ownership or operation of a business within the United States, “Environmental Matters” shall mean the release into the environment of any Hazardous Materials, contaminants or pollutants (and any air, soil, groundwater or surface water without regard to location to which such Hazardous Materials, contaminants or pollutants have migrated or spread) as a result of which any member of the Group or any Affiliate of any member of the Group has or may become liable to any person or entity or by reason of which any member of the Group or other Affiliate of any member of the Group or any assets of any member of the Group or other Affiliate of any member of the Group may suffer or be subjected to any Encumbrance or damages;

“Environmental Report” means the agreed form environmental due diligence assessment dated on or about the date of this Agreement compiled by Environmental Resources Management and addressed (among others) to the Parent and the Finance Parties;

“ERISA” means the United States Employee Retirement Income Security Act of 1974 as amended from time to time and the rulings and regulations issued thereunder;

“euro” means the single currency of participating member states of the European Union;

“euro unit” means the currency unit of the euro;

“Event of Default” means any of the events or circumstances described in clause 12.1;

“External Refinancing” means the borrowing or raising of Indebtedness (other than through the Banks) by any member of the Group with a view, inter alia, to prepayment of any amount of the Term Loans outstanding under this Agreement;

“Facilities” means all of the Term Loan A Facility, the Term Loan B Facility, the Term Loan C Facility, the Termed Out Revolving Loan Facility and the Revolving Credit Facility (which, for the avoidance of doubt, includes the Ancillary Facilities within it) and (as the context requires) “Facility” means any of them;

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“Fee Letters” means the fee letters referred to in clause 7.1;

“Finance Documents” means the Credit Documents and the Security Documents and any other documents which the Agent and the Parent agree shall be Finance Documents;

“Finance Lease” means any lease under which a member of the Group is the lessee and which is treated as a finance lease under the Appropriate Accounting Principles (and includes any hire purchase contract or other arrangement which is or should be similarly treated);

“Finance Parties” means the Agent, the Arrangers, the Banks (including the Fronting Bank), the Ancillary Banks, the Hedge Counterparties, the Security Trustee, the Underwriters and (as the context requires) “Finance Party” means any one of them;

“Finance Period” means the period from the date of this Agreement until the date on which all amounts (including Ancillary Outstandings) outstanding under the Finance Documents have been paid or discharged in full and the Commitments of all the Banks have been cancelled;

“Financial Covenants” means the financial undertakings in clause 10.3 as further set out in schedule 8;

“Financial Definitions” means the definitions of Adjusted Cash Flow, Capitalised Lease Obligations, “cash equivalents”, Consolidated Current Assets, Consolidated Current Liabilities, Consolidated Excess Cash Flow, Consolidated Net Interest Charges, Consolidated Net Working Capital, Consolidated EBITDA, Interest, Net Interest, Net Senior Debt and Relevant Expenditure, all of which are set out in schedule 8;

“Financial Model” means the agreed form financial model for the Group dated 12 May 1999;

“First Drawdown Date” means the date, which shall be both the Acquisition Completion Date and a Banking Day falling not later than 31 July 1999, on which the Term Loan A, Term Loan B and Term Loan C are, or are to be, drawn down;

“Flotation” means each occasion on which there is an inclusion of any part of the share capital of any member of the Group or any other holding company in the Official List of London Stock Exchange Limited or the grant of permission to deal in the same in the Alternative Investment Market or the European Association of Securities Dealers Automated Quotation or on any recognised investment exchange (as that term is used in the Financial Services and Markets Act 2000) or in or on any exchange or market replacing the same or on any other exchange or market in any country;

“Foreign Security Document” means each Security Document created in favour of the Security Trustee which is subject to German law, Dutch law or Spanish law.

“Fronting Bank” means The Chase Manhattan Bank or such alternative Bank as may have agreed in writing by the Parent and the Agent to issue any Letter of Credit in accordance with the provisions of this Agreement;

“Full Prepayment Event” means any of (a) a Change of Control, (b) a Trade Sale, (c) an External Refinancing and (d) a Flotation occurs;

“Government Entity” means and includes (whether having a distinct legal personality or not) any supra-national, national or local government authority, central bank, board, commission, department, division, organ, instrumentality, court or agency and any

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association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant and (if the context requires) which, in relation to Environmental Matters, has regulatory or administrative authority under Environmental Laws;

“Group” means the Parent and all its Subsidiaries for the time being (the Group as at the Acquisition Completion Date being the Parent and all of the companies and corporations shown as comprising its Subsidiaries in the chart set out in schedule 13 (as amended by the list of companies comprising members of the Group as at the Acquisition Completion Date delivered, or to be delivered, prior to the Acquisition Completion Date, pursuant to schedule 3)) and “member of the Group” means any one of them;

“Group Netting Agreements” means the agreements entered into, or to be entered into, between certain members of the Group and the Ancillary Banks in respect of the netting off of credit and debit balances across the Group;

“Guarantee and Debenture” means a guarantee and debenture in the agreed form to be entered into between the Parent and each of the Original UK Charging Subsidiaries in favour of the Security Trustee;

“Hazardous Materials” means (a) any petroleum or petroleum products, asbestos capable of becoming friable, and polychlorinated biphenyls, (b) any radioactive substance, (c) any toxic, infections, reactive, corrosive, ignitable or flammable chemical and (d) any chemicals, materials or substances, whether solid, liquid or gas defined as or included in the definition “hazardous substances”, “hazardous wastes”, “toxic substances”, “toxic pollutants”, or words of similar import, under any applicable Environmental Law;

“Hedge Counterparties” means the Banks which in accordance with and for the purposes of clause 10.5 act as interest rate and/or foreign exchange hedging counterparties;

“Hedge Documents” means the documents evidencing the Hedge Transactions only to the extent that those Hedge Transactions are secured by the Security Documents;

“Hedge Transactions” means the interest rate and/or foreign exchange hedging arrangements entered, or to be entered, into between the Borrowers and the Hedge Counterparties pursuant to clause 10.5 of this Agreement;

“Hedge Debt” means, at any relevant time, the Indebtedness of the Borrowers to Hedge Counterparties in respect of Hedge Transactions;

“Hedging Strategy Letter” means the letter dated on or about the date of the Amendment Agreement between the Parent and the Continuing Banks setting out the proposed strategy relating to hedging;

“High Yield Documents” means the Senior Note Documents, the Preferred Stock Documents and the Interim Facilities Documents, in the form as delivered as condition precedent documents under schedule 3 and not as may be amended without the prior consent of the Majority Banks where the Majority Banks reasonably consider that such amendment could adversely affect the interests of the Banks under the Finance Documents;

“High Yield Engagement Letter” means the engagement letter dated on or about the date of this Agreement among UK4 and Chase Securities Inc. relating to the Interim Facilities and the offering of Senior Notes and Preferred Stock;

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“High Yield Financing” means (a) either an offering of Senior Notes by UK4 and Preferred Stock by UK4 or borrowings under the Interim Facilities by UK 4 and (b) any offering of Senior Notes by UK 4 and Preferred Stock by UK4 to refinance borrowings under the Interim Facilities, in relation to the financing or refinancing of the Acquisition;

“High Yield Intercompany Loan” means the loan or loans by UK5 to the Parent in an aggregate amount equal to at least the net proceeds of the High Yield Financing;

“High Yield Intercompany Loan Agreement” means the agreed form agreements evidencing the High Yield Intercompany Loan;

“High Yield Notes” means the Senior Notes, the Preferred Stock and the Interim Facilities Notes, in the form as delivered as condition precedent documents under schedule 3 and not as may be amended without the prior consent of the Majority Banks where the Majority Banks reasonably consider that such amendment could adversely affect the interests of the Banks under the Finance Documents;

“High Yield Notes Permitted Payments” means all payments required to be paid pursuant to the terms of the High Yield Notes or Interim Facilities, other than a High Yield Notes Prohibited Payment;

“High Yield Notes Prohibited Payment” means (a) any payment in respect of principal or any premium which must be paid together with principal on the High Yield Notes or pursuant to the Interim Facilities and any payment in respect of any prepayment on, or redemption, defeasance or purchase of, any High Yield Notes or pursuant to the Interim Facilities (other than by way of a refinancing by an offering of Senior Notes and/or Preferred Stock) and (b) default interest or dividends at a default rate under the High Yield Notes or the Interim Facilities;

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“Information Memorandum” means the agreed form document which has been or is to be distributed to prospective Banks by the Arrangers in connection with this Agreement for the purposes of syndication;

“Information Package” means the Information Memorandum, the Reports and the Financial Model;

“Initial Control Group” means the Cinven Investors and Investcorp, any of their respective Affiliates and/or Subsidiaries, any person that is a member of the senior management of the Parent, UK1, UK2, UK3, UK4, UK5 the Parent, any entity the majority of the equity ownership interests of which is owned by such senior management of the Parent, UK1, UK2, UK3, UK4, UK5 the Parent;

“Insolvency” means, with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA;

“Insolvent” means pertaining to a condition of Insolvency;

“Insurance Report” means the agreed form insurance report on the Group dated on or about the date of this Agreement compiled by Marsh & McLennan and addressed to (among others) the Parent and the Finance Parties;

“Institutional Loan Notes” has the meaning given to the term “Loan Notes” in the Subscription Agreement;

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“Institutional Loan Note Instruments” means the agreed form deeds or instruments constituting the Institutional Loan Notes entered into, or to be entered into, on or about the Acquisition Completion Date, and “Institutional Loan Note Instrument” means either or a specific one of them;

“Intellectual Property Rights” has the meaning given to that term in the Guarantee and Debenture;

“Interest” has the meaning given to that term in schedule 8;

“Interest Payment Date” means the last day of an Interest Period;

“Interest Period” means, in relation to Term Loan A or Term Loan B or Term Loan C or the Termed Out Revolving Loan (or any Term Loan Advance), as the case may be, each period for the calculation of interest in respect of such Term Loan (or Term Loan Advance) ascertained in accordance with clause 5.2;

“Interim Facilities” means the euro or Dollar equivalent of up to £335,000,000 interim senior unsecured credit facility and euro or Dollar equivalent of up to £30,000,000 interim subordinated unsecured facility to UK4 pursuant to the Interim Facilities Documents;

“Interim Facilities Documents” means the Senior and Subordinated Bridge Loan Agreements dated on or about the date of this Agreement between UK4, as borrower, and The Chase Manhattan Bank, as administrative agent, and Chase Manhattan International Limited as arranger, the Interim Facilities Notes (if any), fee letters relating to and all other documents relating to the establishment of, and borrowing under, the Interim Facilities in the form as delivered as conditions precedent documents under schedule 3 and not as may be amended without the prior consent of the Majority Banks where the Majority Banks reasonably consider that such amendment could adversely affect the interests of the Banks under the Finance Documents;

“Interim Facilities Notes” means notes (if any) evidencing any loans made under or pursuant to the Interim Facilities, including, without limitation, exchange notes issued in exchange for loans in the form as delivered as conditions precedent documents under schedule 3 and not as may be amended without the prior consent of the Majority Banks where the Majority Banks reasonably consider that such amendment could adversely affect the interests of the Banks under the Finance Documents;

“Intra-Group Loan Agreements” means the agreed form loan agreements (if any) entered into, or to be entered into, by the UK Subsidiaries acquired pursuant to the Acquisition Agreement with UK9, in connection with the restrictions in section 151 of the Companies Act 1985;

“Investcorp” means Investcorp International Limited of 48 Grosvenor Street, London W1Y 6DH;

“Investors” means the several persons defined as “Investors” in the Subscription Agreement and which are (a) subscribing for shares in UK1 and (b) subscribing for the Institutional Loan Notes in UK1 pursuant, respectively, to the Subscription Agreement and the Institutional Loan Notes Instruments;

“Legal Due Diligence Report” means the agreed form report dated on or about the date of this Agreement compiled by Dickson Minto W.S. and addressed to (among others) the Parent and the Finance Parties;

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“Letter of Credit” means a letter of credit, bond, guarantee or other undertaking issued or to be issued by the Fronting Bank pursuant to the terms and subject to the conditions of this Agreement substantially in the form of schedule 9 or in such form as may be requested by a Revolving Credit Facility Borrower and is acceptable to the Fronting Bank and the Agent;

“LIBOR” means, in relation to a particular period, the rate for deposits of the relevant currency for a period equivalent to such period at or about 11 a.m. (London time) on the Quotation Date for such period as displayed on Telerate page 3750 (or, as the case may be, 3740) (British Bankers’ Association Interest Settlement Rates) (or such other page as may replace such page 3750 (or, as the case may be, 3740) on such system or on any other system of the information vendor for the time being designated by the British Bankers’ Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers’ Association’s Recommended Terms and Conditions (“BBAIRS” terms) dated August, 1985)), provided that if on such date no such rate is so displayed, LIBOR for such period shall be the arithmetic mean (rounded upward if necessary to five decimal places) of the rates respectively quoted to the Agent by each of the Reference Banks at the request of the Agent as such Reference Bank’s offered rate for deposits of the relevant currency in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period to prime banks in the London Interbank Market at or about 11 a.m. (London time) on the Quotation Date for such period;

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in the nature of security in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof) Provided that in no event shall an operating lease be deemed to constitute a Lien;

“Majority Banks” means at any relevant time Banks the aggregate of whose Commitments in respect of all the Facilities exceeds 66 2/3 per cent. of the Total Commitments in respect of all the Facilities but so that if at such time the Total Commitments in respect of any Facility have been reduced to zero references to a Bank’s Commitment in relation to such Facility shall be construed as amongst the Finance Parties (and not so as to give any rights to any other person) as a reference to that Bank’s Commitment in relation to such Facility immediately prior to such reduction to zero);

“90% Majority Banks” means at any relevant time Banks the aggregate of whose Commitments in respect of all the Facilities exceeds 90 per cent. of the Total Commitments in respect of all the Facilities but so that if at such time the Total Commitments in respect of any Facility have been reduced to zero references to a Bank’s Commitment in relation to such Facility shall be construed as amongst the Finance Parties (and not so as to give any rights to any other person) as a reference to that Bank’s Commitment in relation to such Facility immediately prior to such reduction to zero);

“Margin” means, in respect of

(a)	the Term Loan A Facility, 2.00 per cent. per annum;

(b)	the Term Loan B Facility, 2.50 per cent. per annum;

(c)	the Term Loan C Facility, 3.00 per cent. per annum;

(d)	the Termed Out Revolving Loan Facility:

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(i)	up to and including the date falling 6 months after the Effective Date, 2.00 per cent. per annum;

(ii)	from the date falling 6 months after the Effective Date up to and including the date falling 12 months after the Effective Date, 2.75 per cent. per annum; and

(iii)	at all times thereafter, 3.50 per cent. per annum; and

(e)	the Revolving Credit Facility, 2.00 per cent. per annum,

but, in respect of the Term Loan A Facility and the Termed Out Revolving Loan Facility, subject to reduction in respect of any Interest Period, as the case may be, pursuant to the provisions of schedule 7;

“Market Reports” means the agreed form Boston Consultancy Group Project Iliad Final Presentation dated 9 April 1999 and the Chem Systems Project Iliad Final Report dated April 1999 and addressed to (among others) the Parent and the Finance Parties;

“Material Adverse Effect” is a reference to any effect:

(a)	which is, or in the reasonable opinion of the Majority Banks will be, materially adverse to:

(i)	the business, assets (as a whole) or the financial condition of the Group (as a whole); or

(ii)	the ability of the Borrowers to perform their payment obligations and/or financial covenants under any of the Finance Documents; or

(b)
which results in any of the Finance Documents not being legal, valid and binding on and, subject to the Reservations, enforceable against any party thereto and/or in the case of any Security Document not, subject to the Reservations, providing to the Security Trustee security over the assets expressed to be secured under that Security Document in each case in any material respect,

Provided that, for the purposes of clause 9 or any certificate given by an Obligor pursuant to the terms of this Agreement that no Default subsists, the Obligors are entitled to form the view that there is no Material Adverse Effect (in the context of any particular representation) in the opinion of the Majority Banks under (a) above of this definition, if the Borrowers have made all reasonable enquiries to verify the circumstances relevant to the giving of the representations and the directors of the Borrowers reasonably believe that the Majority Banks would not form a reasonable opinion that the circumstances are likely to be materially adverse as referred to in (a) above;

“Material Subsidiary” means:

(i)
the agreed list of members of the Group (other than the Parent) delivered to the Successor Agent (as defined in the Amendment Agreement) in accordance with Clause 2 (Conditions Precedent) of the Amendment Agreement; and

(ii)
if an Obligor incorporates a new Subsidiary or reactivates a Dormant Company, for the purposes of Clause 10.2(f), any member of the Group (a) whose gross assets or (b) whose profits before interest, goodwill amortisation and tax represent more than 5% of the consolidated gross assets of the Enlarged Group or, as the case may be, consolidated profits of the Enlarged Group before interest, goodwill

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amortisation and tax, all as calculated respectively by reference to the then latest accounts (consolidated or unconsolidated, as the case may be) of such Group member and the then latest consolidated accounts of the Group provided that (i) in the case of a Group member acquired after the end of the financial period to which the then latest consolidated accounts of the Enlarged Group relate, the reference to the then latest consolidated accounts of the Enlarged Group for the purposes of the calculation above shall, until consolidated accounts of the Enlarged Group for the financial period in which the acquisition is made have been prepared as aforesaid, be deemed to be a reference to a consolidation of the then latest consolidated accounts of the Group and latest relevant accounts of such member of the Group, adjusted as deemed appropriate by the Auditors, (ii) if, in the case of a member of the Group which itself has Subsidiaries, no consolidated accounts are prepared, its consolidated gross assets and consolidated profits before interest, goodwill amortisation and tax shall be determined on the basis of pro forma consolidated accounts of that member of the Group and its Subsidiaries prepared for this purpose and (iii) a report by the Auditors that in their opinion a member of the Group is or is not or was not at any particular time or throughout any specified period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties;

“Maturity Date” means, in relation to any Revolving Credit Advance, the last day of the period for which that Revolving Credit Advance is drawn down;

“Maturity Period” means, in relation to any Revolving Credit Advance, the period beginning on its Drawdown Date and ending on its Maturity Date (provided that no Maturity Period shall extend beyond the Termination Date);

“month” or “months” means a period beginning in one calendar month and ending in the relevant later calendar month on the day numerically corresponding to the day of the calendar month in which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such later calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in such later calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and “monthly” shall be construed accordingly;

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, in respect of which the Parent, US Holdco and/or any US Borrower or any Commonly Controlled Entity may reasonably be expected to have any liability;

“national currency unit” means the unit of currency (other than a euro unit) of a participating member state;

“Net Interest” has the meaning given to that term in schedule 8;

“Net Proceeds” means, in respect of a disposal of an asset, the full amount of cash proceeds received by a Group member on such disposal (after taking into account any working capital adjustments) less the reasonable costs of such disposal for which purpose (a) such proceeds shall be taken to include, in addition to consideration directly attributable to the sale of such asset any amount owing to and set-off by the relevant purchaser, (b) any proceeds received otherwise than in cash will be treated as Net Proceeds only upon the subsequent realisation of cash from such proceeds and (c) “reasonable costs of disposal” includes legal fees, agents’ commissions, auditors’ fees, registration fees,

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relocation, redundancy and closure costs, and Taxes paid or provided (where such Tax is likely to become payable within the ensuing 18 months);

“Net Senior Debt” has the meaning given to that term in schedule 8;

“New Accountant’s Report” means the agreed form financial due diligence report dated on or about the date of the Amendment Agreement, compiled by PriceWaterhouseCoopers addressed to (among others) the Parent and the Continuing Banks;

“New Articles” means the agreed form new articles of association, by-laws or equivalent documents in any relevant jurisdiction of each of the Borrowers;

“New Financial Model” means the agreed form Financial Model dated 14 May 2004;

“Non-Charging Group” means those members of the Group which are not members of the Charging Group;

“Non-UK/US Charging Subsidiaries” means the Original Non-UK/US Charging Subsidiaries and any person incorporated outside the United Kingdom and the United States of America which may from time to time enter into any Security Document (other than any negative pledge) pursuant to clause 10.2(f);

“Non-UK/US Security Documents” means any mortgages, charges, pledges, negative pledges, guarantees and other instruments entered into or, as the case may be, to be entered into by way of guarantee, other assurance and/or security in respect of amounts owed to the Finance Parties under this Agreement (whether or not also in respect of other Indebtedness) by the Non-UK/US Charging Subsidiaries in form and substance reasonably satisfactory to the Agent;

“Non-UK/US Subsidiaries” and “Non-UK/US Material Subsidiaries” means Subsidiaries or Material Subsidiaries, as the case may be, incorporated outside the United Kingdom and the United States of America;

“Obligors” means UK5, the Parent, each Borrower, UK9 and UK10 and “Obligor” means any or a specific one of them;

“Optional Currency” means Dollars, euro or Yen and any other currency which is freely transferable, freely convertible into Sterling and dealt in on the London Interbank Market;

“Original Charging Subsidiaries” means the Original UK/US Charging Subsidiaries and the Original Non-UK/US Charging Subsidiaries;

“Original Non-UK/US Charging Subsidiaries” means those Non-UK/US Subsidiaries that are, pursuant to clause 3 and the Security Memorandum, to be party to a Security Document prior to the First Drawdown Date;

“Original UK Charging Subsidiaries” means those members of the Group designated as such in part A of schedule 6;

“Original UK/US Charging Subsidiaries” means the Original UK Charging Subsidiaries and the Original US Charging Subsidiaries;

“Original US Charging Subsidiaries” means those members of the Group designated as such in part B of schedule 6;

“Parent” means Avecia Investments Limited (formerly ZSC Specialty Chemicals Group Limited) (Company No. 3768296);

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“participating member state” means each state so described in any EMU legislation;

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto);

“Pensions Reports” means the agreed form reports dealing, respectively, with UK pension issues and non-UK pension issues dated on or about the date of this Agreement compiled by Bacon & Woodrow and addressed to (among others) the Parent and the Finance Parties;

“Permitted Encumbrance” means an Encumbrance being any of the following, namely:

(a)
title retention arrangements arising in the ordinary course of trading with suppliers of goods to a member of the Group or arising under conditional sale or hiring arrangements in respect of goods supplied to a member of the Group in the ordinary course of trading;

(b)
any Encumbrance arising by operation of law (or by contract to substantially the same effect) including, without limitation, banker’s liens or rights of set-off and liens arising in the ordinary course of trading by operation of law or by way of contract to substantially the same effect so long as any amounts in respect of which such liens or rights of set-off arise are not more than 90 days overdue for payment unless contested in good faith;

(c)	any Encumbrance created by any of the Security Documents;

(d)	any Encumbrance created or existing with the prior written consent of the Agent acting on the instructions of the Majority Banks;

(e)	any Encumbrance on any assets, undertaking, business or revenues of a member of the Group which becomes a member of the Group after the date of this Agreement:

(i)	which Encumbrance exists as at the date on which it becomes a member of the Group but is not created in contemplation of it becoming a member of the Group;

(ii)
which secures obligations of that member of the Group existing at the date on which it becomes a member of the Group (but not any increase in principal amount or extension of maturity of such obligations); and

(iii)	which is removed or discharged within three months of that company becoming a member of the Group;

(f)
any Encumbrance on an asset (or the contract for the acquisition of an asset) acquired after the date of this Agreement by any member of the Group and created at the time of such acquisition to secure payment of the purchase price of such asset provided that the principal amount so secured does not exceed the acquisition cost of that asset;

(g)
Encumbrances arising under arrangements to which members of the Group are party entered into in the ordinary course of their banking arrangements by which credit balances on accounts of members of the Group may be netted against debit balances on accounts of the same or different members of the Group with the same financial institution or Affiliates thereof provided that any such arrangement does not permit credit balances of Charging Subsidiaries to be netted against debit

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balances of members of the Group which are not Charging Subsidiaries and the arrangement does not give rise to other Encumbrances over the assets of Charging Subsidiaries in support of liabilities of members of the Group which are not Charging Subsidiaries;

(h)	Encumbrances over goods and documents of title to goods arising in the ordinary course of letters of credit transactions entered into in the ordinary course of trade;

(i)
any Encumbrance arising under Finance Leases, conditional sale agreements or other agreements for the acquisition of assets on deferred payment terms to the extent that the relevant Group member is permitted to have any such agreements pursuant to the terms of this Agreement;

(j)	Encumbrances over assets of Non-UK/US Subsidiaries securing Ancillary Facilities provided to them by Ancillary Banks;

(k)	Encumbrances over receivables and inventory of Non-UK/US Subsidiaries provided in respect of local borrowings permitted under clause 11.1(b)(vii);

(l)
the preferential right of the French Treasury (privelège du Trésat) on the part of the Business (as defined in the Principal Agreement) located in France, up to a maximum amount of 6,551,893 French Francs;

(m)
a postponed standard security in favour of the Vendors over the Grangemouth property Provided that such Encumbrance shall be subordinated to rank behind the standard security granted to the Security Trustee under the Security Documents on terms satisfactory to the Agent;

(n)
the Encumbrance over a cash balance of no more than Euro 4,500,000 securing obligations arising under a guarantee issued by a member of Group to the Spanish tax authority in respect of customs and excise duty;

(o)
any Encumbrance not otherwise permitted pursuant to paragraphs (a) to (m) (inclusive) above together securing Indebtedness in an aggregate principal amount not exceeding £250,000 (or its equivalent in other currencies);

“Permitted Payment” has the meaning given to that term in the Subordination Deed;

“Permitted Reorganisation” means the Acquisition Reorganisation and any other internal reorganisation of the Group (or any part thereof) (which may involve the winding up of Subsidiaries, cessation of business by Subsidiaries and the intra-Group disposal of assets) provided that under such a reorganisation:

(a)
any asset which was, prior to such reorganisation, an asset of a member of the Charging Group and is to be disposed of pursuant to such reorganisation remains an asset of the Charging Group following such reorganisation and, where any such asset was the subject of an Encumbrance for the benefit of the Finance Parties prior to such reorganisation, it is the subject of an equivalent Encumbrance following such reorganisation; and

(b)	no asset shall be transferred from one country or jurisdiction to another;

“Plan” means, at a particular time, any employee benefit plan which is covered by Title IV of ERISA or Section 412 of the Code and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section

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4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, other than a Multiemployer Plan;

“Professional Market Party” means a professional market party (professionele marktpartij) within the meaning of the Dutch Exemption Regulation, which currently includes, without limitation (i) credit institutions, insurance companies, pension funds, securities intermediaries, asset managers and investment institutions that are registered and subject to government supervision in The Netherlands, any other Member State of the European Economic Area, Hungary, Monaco, Poland, Puerto Rico, Saudi Arabia, Slovakia, the Czech Republic, Turkey, South Korea, the United States, Japan, Australia, Canada, Mexico, New Zealand or Switzerland and subsidiaries thereof that are themselves subject to government supervision, (ii) companies which have assets with a book value of EUR 500,000,000 or more, (iii) central governments, international treaty organisations and supra-national public institutions, (iv) companies or natural persons with net assets of EUR 10,000,000 or more and which have been active on the financial markets for at least two consecutive years with an average of at least two transactions per month and (v) companies with, and companies that issues securities with, a rating assigned by a rating agency recognised by the Dutch Central Bank;

“Preferred Stock” means (a) the senior exchangeable redeemable PIK preferred stock proposed to be issued by UK4 or (b) the PIK preference shares proposed to be issued by UK4 for cash in an aggregate principal amount of approximately the euro or Dollar equivalent of $35,000,000 pursuant to the Preferred Stock Documents, including any exchange notes issued in exchange therefor in accordance with the Preferred Stock Documents, in the form as delivered as condition precedent documents under schedule 3 and not as may be amended without the prior consent of the Majority Banks where the Majority Banks reasonably consider that such amendment could adversely affect the interests of the Banks under the Finance Documents;

“Preferred Stock Documents” means all documents (including the articles of association of UK4) relating to the issuance of the Preferred Stock which are proposed to be issued or are for the time being outstanding in the form as delivered as condition precedent documents under schedule 3 and not as may be amended without the prior consent of the Majority Banks where the Majority Banks reasonably consider that such amendment could adversely affect the interests of the Banks under the Finance Documents;

“Principal Agreement” means the agreement in the agreed form for the Acquisition between (among others) the Vendors and the Purchasers;

“Purchasers” means the “Purchasers” as defined in the Principal Agreement;

“Qualifying Bank” means

(a)	in respect of Facilities made available to any Borrower whose jurisdiction of incorporation is the United States of America, a bank or financial institution which:

(i)	is created or organised under the laws of the United States of America or of any state thereof; or

(ii)
has delivered to the Agent for transmission to such Borrower (and the Agent has transmitted to such Borrower), two original copies of Internal Revenue Service Form W-8BEN or Form W-8ECI (or any applicable successor form), validly and duly executed by such bank or financial institution, together with any other certificate or statement of exemption

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required under the Code or the regulations or pronouncements issued thereunder to establish that such bank or financial institution is entitled to receive payment under this Agreement and any other Finance Document to which it is a party without any deduction or withholding of United States of America federal income tax; or

(iii)
is not a “bank” or other person (a “Non-bank”) described in Section 871(h) or 881(c)(3) of the Code (or any successor provision of applicable law), cannot comply with paragraph (a)(i) or (ii) above and has delivered to the Agent for transmission to such Borrower a certificate of non bank status reasonably satisfactory to such Borrower together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), duly executed by such Non-bank, together with any other certificate or statement of exemption required under the Code or the regulations or pronouncements issued thereunder to establish that such Non-bank is not subject to deduction or withholding of United States of America federal income tax with respect to any payments of interest payable on any Drawing by such Borrower,

Provided, however, that a bank or financial institution which is a Qualifying Bank under this paragraph (a) shall cease to be a Qualifying Bank if any forms previously delivered under this paragraph (a)(ii) or (iii) of this definition shall have expired, become obsolete or invalid and, following not less than thirty days’ prior written notice from such Borrower to the Agent (as to such bank or financial institution), such bank or financial institution has not delivered to each of the Agent and the Borrower one or more currently effective and valid forms described under this paragraph (a)(ii) or (iii).

Provided, further, that notwithstanding anything to the contrary contained in this definition, a bank or financial institution which has been a Qualifying Bank under this paragraph (a) when it became a party to this Agreement shall not be required to deliver any form which it is not legally able to deliver;

(b)	(i)	in respect of Facilities made available to any Borrower resident in the United Kingdom, a bank or financial institution:

(A)	being a “bank” within the meaning of Section 349 of the Income and Corporation Taxes Act 1988;

(B)	which is beneficially entitled to any interest payable to it under this Agreement and any other Credit Document to which it is a party; and

(C)	which is within the charge to corporation tax as respects such interest; or

(ii)	which is a Treaty Lender; or

(c)	in respect of Facilities made available to any Borrower other than one to which any of paragraphs (a) or (b) apply, a bank or financial institution which is a Treaty Lender;

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“Quarter” means, in respect of each financial year, each of the periods (each comprising three successive accounting periods) ending on or about 31 December, 31 March, 30 June and 30 September in such financial year;

“Quotation Date” means, in relation to an Interest Period, Maturity Period or other period for which LIBOR is to be determined, the date on which quotations would ordinarily be given on the relevant Telerate screen by prime banks in the London Interbank Market for deposits in the relevant currency for delivery on the first day of that Interest Period, Maturity Period or other period provided that, if for any such period quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates;

“Receiver” has the meaning given to that term in the Guarantee and Debenture;

“Recovering Bank” has the meaning given to that term in clause 15.2;

“Reference Banks” means the principal London offices of The Governor and Company of the Bank of Scotland and The Royal Bank of Scotland plc and/or any other Bank appointed as such pursuant to clause 17.14;

“Relevant Day” has the meaning given to it in clause 4.2(a)(ii);

“Relevant Default” means a Default arising under clause 12.1(a), 12.1(b), 12.1(c) (in relation to any of clauses 10.1(a), (b)(i), (b)(ii), (b)(iii), (b)(iv), (b)(v) and (c), 10.2(a), (b), (c), (f), (g), (h), (j)(i) and (m), 10.5, 10.7, 11.1 and 11.3 and any breach of the Subordination Deed), 12.1(e), 12.1(f), 12.1(g), 12.1(h), 12.1(i), 12.1(j), 12.1(k), 12,1(l), 12.1(m), 12.1(q), 12.1(r), 12.1(u)(i) or 12.1(v). Provided that, if during any financial year a Default occurs pursuant to clause 12.1(b) as a result of a breach of one or more of the Financial Covenants in clause 10.3 as tested by reference to the management accounts for a Quarter, but such Default does not exist when the relevant Financial Covenant(s) is (are) tested by reference to the management accounts for the following Quarter or the audited consolidated financial statements of the Group in respect of such financial year, the Relevant Default which thereby arose shall be deemed waived by the Banks;

“Relevant Expenditure” has the meaning given to that term in schedule 8;

“Relevant Proportion” means, in relation to a Bank and outstanding Letters of Credit at any relevant time, the proportion which that Bank’s Commitment in respect of the Revolving Credit Facility bears to the Total Commitments in respect of the Revolving Credit Facility at such time but so that if at such time such Bank’s Commitment in respect of the Revolving Credit Facility has been reduced pursuant to clause 6.7 or 14.1 then as amongst the Finance Parties (but not so as to give any rights to any other person and for the purpose of this definition only) such Bank’s Commitment in respect of the Revolving Credit Facility shall not be deemed to have been reduced to the extent that the relevant Revolving Credit Facility Borrower does not discharge the outstanding Letters of Credit representing such Bank’s commitment in respect of the Revolving Credit Facility;

“Relevant Substance” means any substance whatsoever (whether in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) or waste (as defined in the Environmental Protection Act 1990) is capable of causing harm to man or any other living organism supported by the environment, or damaging the environment or public health or welfare;

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“Reorganisation” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganisation within the meaning of Section 4241 of ERISA;

“Repayment Dates” has the meaning given to it in clauses 6.1, 6.2, 6.3 and 6.4 and means, in relation to Term Loan A, Term Loan B, Term Loan C or, as the case may be, the Termed Out Revolving Loan each of the dates on which repayment instalments in respect of the relevant Term Loan are due under clause 6.1, 6.2, 6.3 or, as the case may be, 6.4;

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA and the regulations thereunder, other than those events as to which the thirty day notice period is waived under subsection .23, .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. 4043;

“Reports” means the Accountants’ Reports, the Environmental Report, the Insurance Report, the Legal Due Diligence Report, the Market Reports, the Pensions Reports and the New Accountant’s Report;

“Reservation” means the qualifications as to matters of law contained in the legal opinion referred to in paragraph 11.1 of schedule 3, the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim and similar principles;

“Restructuring Costs” means all fees (including legal fees), costs, expenses and Taxes incurred by any member of the Group in connection with the restructuring programme undertaken by the Group provided that such costs are adequately detailed in the management accounts for the month in which such costs were incurred and are confirmed by the annual audited financial statements in respect of the Group for the financial year in which such costs were incurred.

“Revolving Credit Advance” means each borrowing by way of an advance under the Revolving Credit Facility or (as the context requires) the principal amount of that borrowing outstanding at any relevant time excluding for the avoidance of doubt any borrowing under the Ancillary Facilities;

“Revolving Credit Facility ” means the facility granted by the Banks to the Revolving Credit Facility Borrowers in accordance with clause 2(e);

“Revolving Credit Facility Borrowers” means the Parent and any other person who accedes to this Agreement as a Revolving Credit Facility Borrower pursuant to clause 20.1;

“Revolving Credit Facility Commitment Period” means the period commencing on the Effective Date and ending on 31 December 2005 or on such earlier date (if any) on which (a) the Parent cancels the whole of the Available Facility Amount in relation to the Revolving Credit Facility under clause 6.11 or (b) the Total Commitments in respect of the Revolving Credit Facility are reduced to zero pursuant to the terms of this Agreement;

“Rollover Notice” means, in respect of the Revolving Credit Facility, a notice substantially in the terms of part C of schedule 2;

“Security Documents” means (a) the Guarantee and Debenture, (b) the US Security Documents, (c) the Non-UK/US Security Documents, (d) any and all other mortgages,

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charges, pledges, guarantees and other instruments from time to time entered into by any member of the Group by way of guarantee, other assurance and/or security in respect of amounts owed to the Finance Parties under this Agreement (whether or not also in respect of any other Indebtedness), (e) the Subordination Deed and (f) (in so far as it relates to the Security Trustee) this Agreement;

“Security Memorandum” means the agreed form memorandum executed or to be executed by the Parent and the Agent setting out their agreement in relation to the Security Documents to be delivered by certain of the UK Subsidiaries, the US Subsidiaries and the Non-UK/US Material Subsidiaries;

“Security Trustee” means Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) of 125 London Wall, London EC2Y 5AJ or such other person as may be appointed security agent and trustee pursuant to clause 17.13;

“Senior Bridge Loan Agreement” means the Senior Bridge Loan Agreement referred to in the definition of Interim Facilities Documents;

“Senior Note Documents” means the senior note indenture, the note depository agreement, the exchange and registration rights agreement, the Senior Notes, any exchange notes contemplated by the senior note indenture or the exchange and registration rights agreement, the High Yield Engagement Letter, fees letters, indemnity letters, underwriting or purchase agreement and all other documents relating to the issuance of the Senior Notes which are proposed to be issued or are for the time being outstanding;

“Senior Notes” means the senior notes proposed to be issued by UK4 for cash in an aggregate principal amount of approximately $540,000,000 pursuant to the Senior Note Documents, including any exchange notes issued in exchange therefor in accordance with the Senior Note Documents, in the form as delivered as condition precedent documents under schedule 3 and not as may be amended without the prior consent of the Majority Banks where the Majority Banks reasonably consider that such amendment could adversely affect the interests of the Banks under the Finance Documents;

“Single Employer Plan” means any Plan which is covered by Title IV of ERISA;

“Sponsors” means the Cinven Investors and Investcorp and any funds or other persons defined as “Original Institutions” in the Subscription Agreement;

“Sterling” and “£” mean the lawful currency for the time being of the United Kingdom and in respect of all payments to be made under this Agreement in Sterling mean immediately available, freely transferable cleared funds;

“Sterling Amount” means (a) in relation to a Drawing to be made in Sterling the amount in Sterling so drawn down, (b) in relation to (i) a Term Loan Advance which has been or is to be converted into an Optional Currency, the amount in Sterling specified in the relevant Drawdown Notice or (ii) in relation to a Drawing under the Revolving Credit Facility or the Termed Out Revolving Loan Facility which has been or is to be drawn down in an Optional Currency, the amount in Sterling which was or would be required to purchase the principal amount of that Drawing at or prior to its Drawdown Date as determined in accordance with clause 4.4(d), (c) in relation to a Drawing under the Revolving Credit Facility which has been or is to be re-advanced upon conversion pursuant to clause 4.5, the amount in Sterling which was or would be required to provide the principal amount of such Drawing at or prior to its Drawdown Date in the relevant Optional Currency as determined in

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accordance with clause 4.4(d) and (d) at any relevant time, in relation to any other amounts, such amount of Sterling or, if such amount is denominated in an Optional Currency, the equivalent in Sterling at such time of such amount in each case as reduced by any repayment or prepayment under this Agreement;

“Structure Paper” means the memorandum in the agreed form prepared by Arthur Andersen dated 10 May 1999 and headed “Project Iliad – Memorandum on Tax Aspects of Acquisition Structure”;

“Subordinated Bridge Loan Agreement” means the Subordinated Bridge Loan Agreement referred to in the definition of Interim Facilities Documents;

“Subordination Deed” means the agreed form subordination deed to be entered into between the Parent, UK5, UK4 and the Security Trustee;

“Subscription Agreement” means the subscription and shareholders agreement between UK1, the persons defined therein as the “Institutions” and Cinven Limited;

“Subsidiary” means (a) a subsidiary within the meaning of section 736 of the Companies Act 1985 and (b) for the purposes of the definition of “Group” and clauses 10.1(a) and 10.3 and schedule 8 only, a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985, and so that at the First Drawdown Date the Subsidiaries of the Parent shall comprise those companies listed as the Group companies in schedule 13;

“Substitute” has the meaning given to that term in clause 16.3;

“Substitute Basis” has the meaning given to that term in clause 14.4(b);

“Substitution Certificate” means a certificate substantially in the terms of part A or part B of schedule 5;

“Switchover Date” has the meaning given to it in clause 4.1(b)(ii)(A);

“Target Group” means those companies listed in schedule 12 whose shares are to be acquired pursuant to the Acquisition Agreement and, unless the context otherwise requires, shall include the Zeneca Specialties Business;

“Taxes” includes all present and future taxes, levies, imposts, duties, fees, charges or withholdings of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly;

“Termed Out Revolving Loan” means the aggregate principal amount borrowed by the Termed Out Revolving Loan Facility Borrowers under the Termed Out Revolving Loan Facility or (as the context may require) the aggregate principal amount owing to the Banks in respect of the Termed Out Revolving Loan Facility at any relevant time;

“Termed Out Revolving Loan Advance” means each borrowing under the Termed Out Revolving Loan Facility or (as the context requires) the principal amount of that borrowing outstanding at any relevant time;

“Termed Out Revolving Loan Facility” means the facility granted by the Banks to the Termed Out Revolving Loan Facility Borrowers in accordance with clause 2(d);

“Termed Out Revolving Loan Facility Borrowers” means the Parent and any other persons who accede to this Agreement as a Termed Out Revolving Loan Facility Borrower pursuant to clause 20.1;

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“Term Loan Advance” means all or any (as the context requires) of a Term Loan A Advance, a Term Loan B Advance and a Term Loan C Advance and a Termed Out Revolving Loan Advance;

“Term Loan A” means the aggregate principal amount borrowed by the Term Loan A Facility Borrowers under the Term Loan A Facility or (as the context may require) the aggregate principal amount owing to the Banks in respect of the Term Loan A Facility at any relevant time;

“Term Loan A Advance” means each borrowing under the Term Loan A Facility or (as the context requires) the principal amount of that borrowing outstanding at any relevant time;

“Term Loan A Facility” means the facility granted by the Banks to the Term Loan A Facility Borrowers in accordance with clause 2(a);

“Term Loan A Facility Borrowers” means the Parent and any other persons who accede to this Agreement as a Term Loan A Facility Borrower pursuant to clause 20.1;

“Term Loan B” means the aggregate principal amount borrowed by the Term Loan B Facility Borrowers under the Term Loan B Facility or (as the context may require) the aggregate principal amount owing to the Banks under this Agreement in respect of the Term Loan B Facility at any relevant time;

“Term Loan B Advance” means each borrowing under the Term Loan B Facility or (as the context requires) the principal amount of that borrowing outstanding at any relevant time;

“Term Loan B Facility” means the facility granted by the Banks to the Term Loan B Facility Borrowers in accordance with clause 2(b);

“Term Loan B Facility Borrowers” means any persons who accede to this Agreement as a Term Loan B Facility Borrower pursuant to clause 20.1;

“Term Loan C” means the aggregate principal amount borrowed by the Term Loan C Facility Borrowers under the Term Loan C Facility or (as the context may require) the aggregate principal amount owing to the Banks under this Agreement in respect of the Term Loan C Facility at any relevant time;

“Term Loan C Advance” means each borrowing under the Term Loan C Facility or (as the context requires) the principal amount of that borrowing outstanding at any relevant time;

“Term Loan C Facility” means the facility granted by the Banks to the Term Loan C Facility Borrowers in accordance with clause 2(c);

“Term Loan C Facility Borrowers” means any persons who accede to this Agreement as a Term Loan C Facility Borrower pursuant to clause 20.1;

“Term Loan Facilities” means the Term Loan A Facility, the Term Loan B Facility, the Term Loan C Facility and the Termed Out Revolving Loan Facility;

“Term Loan Facility Borrowers” means the Term Loan A Facility Borrowers, the Term Loan B Facility Borrowers, the Term Loan C Facility Borrowers and the Termed Out Revolving Loan Facility Borrowers;

“Term Loan Facility Commitment Period” means:

(a)	in relation to the Term Loan A Facility, the Term Loan B Facility and the Term Loan C Facility the period from the date of this Agreement and ending on 31 December

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1999 or on such earlier date (if any) (a) on which the whole of the Available Facility Amount in relation to such Term Loan Facilities is cancelled by virtue of clauses 4.1(e) or 4.1(f) on which the Total Commitments in respect of such Term Loan Facilities are reduced to zero pursuant to the terms of this Agreement; and

(b)
in relation to the Termed Out Revolving Loan Facility, the period from the date of this Agreement and ending on the date falling 6 months after the Effective Date or on such earlier date (if any), on which the Total Commitments in respect of the Termed Out Revolving Loan Facility are reduced to zero pursuant to the terms of this Agreement;

“Term Loans” means all or any (as the context requires) of Term Loan A and/or Term Loan B and/or Term Loan C and/or the Termed Out Revolving Loan;

“Termination Date” means:

(a)	in relation to the Revolving Credit Facility, the last day of the Revolving Credit Facility Commitment Period;

(b)	in relation to the Term Loan Facilities (other than the Termed Out Revolving Loan Facility), the last day of the Term Loan Facility Commitment Period; and

(c)	in relation to the Termed Out Revolving Loan Facility, 31 December 2005;

“Total Commitments” means, in respect of a Facility or (as the context requires) the Facilities at any relevant time, the total of the Commitments of all the Banks in respect of such Facility or Facilities (as appropriate) at such time;

“Trade Sale” means a sale or other disposal of all or substantially all of the assets and undertaking of the Group to a person or persons who is/are not a member of the Group;

“Transaction Documents” means the Acquisition Agreement, the Institutional Loan Note Instruments, the New Articles, the High Yield Intercompany Loan Agreement, the lntra-Group Loan Agreements and the High Yield Documents;

“Treaty Lender” means, in respect of any Obligor incorporated, resident or otherwise subject to Taxes, in any jurisdiction, a person which is resident (as such term is defined in the appropriate double taxation treaty) in a country with which that jurisdiction has a double taxation treaty giving residents of that country complete exemption from the imposition of any withholding or deduction for or on account of Taxes of that jurisdiction on interest (and which does not carry on business in that jurisdiction through a permanent establishment with which the Indebtedness under a Finance Document in respect of which the interest is paid is effectively connected) and which has delivered to the Agent for transmission to such Obligor, or has delivered to any other relevant person, all necessary forms, claims, certificates and other documentation duly executed by such person necessary to establish that such person is entitled to receive payments made under any of the Finance Documents to which it is a party without any deduction for, or on account of, Taxes imposed in that jurisdiction and provided that if under the laws of the jurisdiction in which the Obligor is so incorporated, resident or otherwise subject to Taxes, written authority from the relevant tax authority is required to be obtained, prior to the making of any payments of interest by the Obligor, to make such payment without any such deduction, such authority has been received by the Obligor prior to the first date on which the Obligor is required to make any such payment to such person and the Obligor undertakes to use reasonable endeavours to request such authority;

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“Treaty on European Union” means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7 February 1992 and came into force on 1 November 1993), as amended from time to time;

“Trust Property” means, collectively, (a) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Security Trustee under or pursuant to the Security Documents (including, without limitation, the benefit of all covenants given in the Security Documents) other than the Foreign Security Documents, (b) all moneys, property and other assets paid or transferred to or vested in the Security Trustee (or any agent of the Security Trustee) or received or recovered by the Security Trustee (or any agent of the Security Trustee) pursuant to, or in connection with, any of the Security Documents (other than the Foreign Security Documents) whether from any member of the Charging Group or any other person and (c) all rights, benefits, interests, money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Security Trustee (or any agent of the Security Trustee) in respect of the same (or any part thereof);

“UK1” means Avecia Holdings plc (formerly ZSC Specialty Chemicals Holding plc) (Company No. 3768138);

“UK2” means Avecia Finance plc (formerly ZSC Specialty Chemicals International plc) (Company No. 3768215);

“UK3” means Iliad 3 Limited (Company No. 3768238) dissolved pursuant to Section 652(5) of the Companies Act;

“UK4” means Avecia Group plc (formerly ZSC Specialty Chemicals plc) (Company No. 3768265);

“UK5” means Avecia Corporation Limited (formerly ZSC Specialty Chemicals Corporation Limited) (Company No. 3768294);

“UK7” means Av No 3 Limited (formerly ZSC Specialty Chemicals Overseas Limited) (Company No. 3768300) in liquidation;

“UK9” means Avecia Limited (formerly ZSC Specialty Chemicals UK Limited) (Company No. 3730853);

“UK10” means Avecia 10 Limited (formerly Iliad 10 Limited) (Company No. 3730791);

“UK Bank Finco” means Avecia UK Holdings Limited (formerly ZSC Specialty Chemicals UK Holdings Limited) (Company No. 3768301);

“UK Borrowers” means the Parent and, after it has, in accordance with the terms of this Agreement, acceded to this Agreement as a Borrower in accordance with clause 20.1, UK Bank Finco;

“UK/US Charging Subsidiaries” means the Original UK/US Charging Subsidiaries and any other person incorporated in the United Kingdom or the United States of America (or any State thereof) which may from time to time accede to the Guarantee and Debenture or, as the case may be, enter into any US Security Documents or other Security Document (other than a negative pledge) in accordance with the requirements of clause 10.2(f);

“UK Subsidiary” means a Subsidiary of the Parent incorporated in the United Kingdom;

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“Uniform Commercial Code” the Uniform Commercial Code (as in effect from time to time in the State of New York in the United States of America);

“US Borrowers” means any companies incorporated or established in the United States of America (or any State thereof), which after the date of this Agreement accede to this Agreement as Borrowers pursuant to clause 20.1;

“US Holdco” means the wholly-owned Subsidiary of the Parent, Avecia Holdings Inc;

“US Security Documents” means (a) each guarantee and collateral agreement, (b) each real property mortgage, or deed of trust, as applicable, relating to real property located in the United States of America, (c) a US law share pledge over US Holdco from the Parent and (d) any other US law security documents, which are entered into by relevant members of the Group in accordance with the Security Memorandum and/or clause 10.2(f) and/or in accordance with the Amendment Agreement;

“US Subco” means the wholly-owned Subsidiary of US Holdco, Avecia Inc;

“Vendors” means Zeneca Limited and the other Sellers (as defined in the Principal Agreement);

“Yen” means the lawful currency from time to time of Japan; and

“Zeneca Specialties Business” means the Operations (as defined in the Principal Agreement), including Businesses and the Shares (each as defined in the Principal Agreement).

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	Construction of certain terms

In this Agreement, unless the context otherwise requires or it is otherwise specified:

(a)	references to clauses and schedules are to be construed as references to the clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

(b)
references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as from time to time amended, varied, novated or supplemented in accordance with its terms, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment, variation, novation or supplement being permitted) the prior written consent of the Agent;

(c)
references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law provided it is one which persons intended to be regulated customarily comply with) of any Government Entity;

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(d)	references to an “authorisation” mean and include any consent, authorisation, licence, approval and permit;

(e)	words importing the plural shall include the singular and vice versa;

(f)	references to a time of day are to London time;

(g)	references to a “person” shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any state or any of its agencies;

(h)
references to “assets” include all or part of any business, undertaking, real property, personal property, uncalled capital and any rights (whether actual or contingent, present or future) to receive, or require delivery of, any of the foregoing;

(i)
references to a “guarantee” include references to an indemnity, standby letter of credit or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly;

(j)
references to the “equivalent” of an amount specified in a particular currency (the “specified currency amount”) shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the London foreign exchange market at or about 11 a.m. on the day on which the calculation falls to be made for spot delivery, as conclusively determined by the Agent (acting reasonably) (with the relevant exchange rate of any such purchase being the “spot rate”);

(k)	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended;

(l)
references to documents being in the “agreed form” mean documents initialled by both Norton Rose (on behalf of the Agent and the Arrangers) and Shearman & Sterling (on behalf of the Parent) or, in the case of a document a draft of which is not in existence at the date of this Agreement, in a form to be agreed between the Agent and the Parent;

(m)
references to “31 December” in relation to a financial year and to a fixed date intended to mean the end of a financial period shall be construed, unless the context otherwise requires, as references to the accounting reference date in respect of that financial year falling on or about 31 December in the relevant year and, as the case may be, to the accounting reference date in respect of that financial period falling on or about that fixed date;

(n)
references to a Bank as a prospective Hedge Counterparty shall be deemed to include a reference to any Affiliate of such Bank provided that such Affiliate shall first have acceded to this Agreement in such manner as the Agent shall have required;

(o)
”discharge” includes, in respect of contingent liabilities, (i) an obligation to use reasonable endeavours to procure the release of the relevant Finance Parties from any liability in respect of such contingent liabilities and (ii) to the extent required by the relevant Finance Parties (by notice through the Agent), an obligation to pay to the Security Trustee or, where the context requires, the Cash Collateral Account

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Bank or the Fronting Bank or the relevant Ancillary Banks, for the credit of a Cash Collateral Account by way of cash collateral an amount as at the date of such notice which the Security Trustee or, as the case may be, the Cash Collateral Account Bank or the Fronting Bank or the relevant Ancillary Banks certifies to be equal to the amount of the relevant contingent liabilities to be discharged, whereupon such amount shall become immediately or in accordance with such notice due and payable so that amounts so credited to a Cash Collateral Account (and interest thereon) shall (without prejudice to the Security Documents) be applied in paying the amount of such contingent liabilities as they fall due on maturity or other crystallisation (and “discharged” should be construed accordingly);

(p)
a Letter of Credit being “repaid” or “prepaid” is effected by (i) providing the Fronting Bank with cash cover, (ii) by reducing, whether by partial cancellation or otherwise, (in accordance with the terms of this Agreement and the relevant Letter of Credit) the amount that may be demanded (having regard to any automatic reduction provisions in the Letter of Credit) in accordance with the terms of the relevant Letter of Credit or (iii) by cancelling that Letter of Credit by returning the original to the Fronting Bank together with confirmation (in form and substance satisfactory to the Fronting Bank) from the beneficiary that the Fronting Bank has no further liability under that Letter of Credit;

(q)
”cash cover” is provided, in whole or in part, in respect of a Letter of Credit at any time by paying an amount, equal to the whole or a part of the outstanding amount of such Letter of Credit at such time, to the Fronting Bank and the Fronting Bank paying the amount so received by it into an account with it in the name of the relevant Revolving Credit Facility Borrower and in respect of which account and all claims and chases in action arising thereunder, the relevant Revolving Credit Facility Borrower has granted to the Fronting Bank pursuant to agreed upon documentation, a security interest in order to secure all amounts which may become payable by such relevant Revolving Credit Facility Borrower in respect of such Letter of Credit provided that the only withdrawals which may be made from such account are withdrawals to pay the Fronting Bank amounts due and payable to it under this Agreement following any payment made by it under such Letter of Credit;

(r)
an amount “outstanding” at any time under or in respect of a Letter of Credit is the maximum amount that may be demanded under that Letter of Credit at that time in accordance with its express provisions less (i) the aggregate amount of cash cover held in relation to that Letter of Credit at that time and (ii) (save to the extent that this is taken into account in the express provisions of that Letter of Credit) the aggregate of all payments made by the Fronting Bank pursuant to demands made under that Letter of Credit on or prior to such time (save to the extent that the Fronting Bank has not been reimbursed in respect of the same (unless the context otherwise requires)) and each provision of this Agreement which requires reference to the concept contained in this clause 1.4(r) shall be construed accordingly; and

(s)	references to a “holding company” of a person shall be construed as a reference to any person of which the first mentioned person is a Subsidiary.

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1.5	Third Party Rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

2	The Facilities

The Banks, relying upon each of the representations and warranties in clause 9, agree to make available:

(a)
to the Term Loan A Facility Borrowers, the Term Loan A Facility in the principal sum of £300,000,000 (or the equivalent in Optional Currencies) which is intended to be outstanding following the Switchover Date in euro;

(b)
to the Term Loan B Facility Borrowers, the Term Loan B Facility in the principal sum of £100,000,000 (or the equivalent in Optional Currencies) consisting of tranche 1 (being £60,000,000) which is intended to be outstanding following the Switchover Date in Dollars and tranche 2 (being £40,000,000) which is intended to be outstanding following the Switchover Date in euro;

(c)
to the Term Loan C Facility Borrowers, the Term Loan C Facility in the principal sum of £85,000,000 (or the equivalent in Optional Currencies) which is intended to be outstanding following the Switchover Date in Dollars;

(d)
to the Termed Out Revolving Loan Facility Borrowers, the Termed Out Revolving Loan Facility in the principal sum of £100,000,000 (or the equivalent in Optional Currencies) on the basis that on the Effective Date the Termed Out Revolving Loan Facility has ceased to be able to be redrawn after repayments or prepayments as described in Clause 1.1(a); and

(e)	to the Revolving Credit Facility Borrowers, the Revolving Credit Facility in the principal sum of £50,000,000 (or the equivalent in Optional Currencies).

The obligation of each Bank under this Agreement in relation to a particular Facility shall be to contribute that proportion of each relevant Advance or other permitted utilisation under that Facility which its Commitment in relation to the relevant Facility bears to the Total Commitments in relation to such Facility.

3	The Conditions

3.1	Documents and evidence

Notwithstanding any provision in any Transaction Document relating to the conditions in this Agreement, the obligation of each Bank to make its Commitments available shall be subject to the condition that the Agent, or its duly authorised representative, shall have received, not later than the First Drawdown Date, the documents and evidence specified in schedule 3 in the agreed form or, if there is no agreed form at the date of this Agreement, in form and substance reasonably satisfactory to the Agent. The Agent shall notify the Banks and the Parent promptly after receipt by it of such documents and evidence in form and substance satisfactory to it.

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3.2	General conditions precedent

Subject to clause 3.3, the obligation of each Bank to contribute to any Advance or for the Fronting Bank to issue any Letter of Credit is subject to the further conditions that at the date of each Drawdown Notice and on each Drawdown Date or, as the case may be, at the time of any currency conversion pursuant to clause 4.5:

(a)
the representations and warranties set out in clause 9.1 (and so that in each case the representation and warranty in clause 9.1(e) shall for this purpose refer to the then latest audited financial statements delivered to the Agent under clause 10.1(b)(i)) and, in respect of the First Drawdown Date only, clause 9.2 are true and correct on and as of each such date as if each were made with respect to the facts and circumstances existing at such date; and

(b)	no Default shall have occurred and be continuing and has not been waived or would result from the making of such Advance or other utilisation or such conversion,

But so that this clause 3.2 (i) shall not prevent the rollover of an existing Revolving Credit Advance pursuant to a Rollover Notice in accordance with clause 4.2(a) and (ii) shall not apply to a utilisation of a Revolving Credit Advance to repay or discharge Ancillary Outstandings relating to an Ancillary Commitment cancelled pursuant to clause 4.19.

3.3	Conditions to Drawing on Acquisition Completion Date

Without prejudice to clause 10.6, for the purposes of determining satisfaction of the conditions in clause 3.2 in respect of the Drawing to be made on the Acquisition Completion Date, if any matter or circumstance exists in respect of the Target Group which would, but for this clause 3.3, give rise to such conditions not being satisfied, such matter or circumstance shall be deemed not to give rise to such non-satisfaction so as to entitle the Banks to refuse to make the Facilities available on the Acquisition Completion Date. A breach of clause 10.2(p) shall not entitle the Banks to refuse to make the Facilities available on the Acquisition Completion Date. In all other respects, clause 3.2 shall apply to Drawings to be made on the Acquisition Completion Date.

3.4	Waiver of conditions precedent

The conditions specified in this clause 3 are inserted solely for the benefit of the Banks and may be waived on their behalf in whole or in part and with or without conditions by the Agent acting on the instructions of the Majority Banks in respect of any Drawing or other utilisation of the Facilities.

3.5	ACD conditions precedent

The Banks acknowledge that certain waivers of conditions precedent to be provided pursuant to clause 3.1 may be requested on the proposed Acquisition Completion Date and that, if the Acquisition is to be duly completed on such date, it will not be practicable for the Agent to obtain the authority of the Majority Banks pursuant to clause 3.4 to authorise such waivers. Accordingly, each Bank hereby irrevocably authorises the Agent (notwithstanding clauses 3.4 and 17.11) to agree such waivers of the conditions precedent as are, in the Agent’s opinion, necessary to achieve completion of the Acquisition on the proposed Acquisition Completion Date and which are not, in the Agent’s opinion, materially

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prejudicial to the interests of the Banks. The Agent shall be entitled to agree such arrangements as it may consider appropriate for the subsequent provision of any condition precedent waived by it pursuant to this clause 3.5. This clause 3.5 shall apply only in relation to the Drawings to be made on the First Drawdown Date.

4	Drawings Under the Facilities

4.1	The Term Loan Facilities A, B and C

(a)	Drawdown Notices

Subject to the terms and conditions of this Agreement, each Term Loan Facility (other than the Termed Out Revolving Loan Facility) shall be made available to the relevant Term Loan Facility Borrowers in up to the number of Term Loan Advances required by the Structure Paper, in each case following receipt by the Agent from the Parent of an appropriately completed Drawdown Notice relating to the relevant Term Loan Facility not later than:

(i)	in relation to the Term Loan Advances to be made on the First Drawdown Date, 8 a.m. on the First Drawdown Date; and

(ii)
in relation to Term Loan Advances to be made in relation to any Deferred Completions, 10 a.m. on the third Banking Day before the proposed Drawdown Date or in accordance with such shorter notice period as the Agent may agree.

(b)	Arrangements relating to ACD

(i)	The Drawdown Notice relating to the Term Loan Advances to be made on the Acquisition Completion Date shall request Term Loan Advances in Sterling, each with an Interest Period of one day.

(ii)
By no later than 9 a.m. on the Banking Day following the First Drawdown Date (which shall be 1 July 1999 if the Acquisition Completion Date is 30 June 1999) (the “Request Date”) the Parent (or, failing the Parent, the Agent) shall submit a notice (the “Rollover/Currency Switch Notice”) to the Agent requesting:

(A)
a second Interest Period in respect of each Term Loan Advance ending on the third Banking Day after the Request Date (which shall be 6 July 1999 if the Acquisition Completion Date is on 30 June 1999) (the “Switchover Date”); and

(B)	that, on the Switchover Date, the Term Loan Advances shall be switched into certain Optional Currencies, which shall, unless the Agent otherwise agrees, be as follows:

1)	all Term Loan A Advances shall be denominated in euro;

2)	60 per cent. (by Sterling amount) of the Term Loan B Advances shall be denominated in Dollars;

3)	40 per cent. (by Sterling amount) of Term Loan B Advances shall be denominated in euro; and

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4)	all Term Loan C Advances shall be denominated in Dollars,

each with an Interest Period commencing on the Switchover Date and ending on 2 August 1999.

(iii)
In relation to each Term Loan Advance to be converted into an Optional Currency in accordance with clause 4.l(b)(ii)(B), the Agent will (and is hereby irrevocably so instructed by the Borrowers) on the Request Date enter into a foreign exchange contract (an “FX Contract”) for the purchase of the requisite amount of Sterling with the relevant Optional Currency requested in the Rollover/Currency Switch Notice for delivery on the Switchover Date and thereby establish the amount of the relevant Optional Currency which is required to purchase the amount of Sterling of such Term Loan Advance. The Agent will as soon as practicable thereafter notify each relevant Bank and the Parent of the amount of such Optional Currency to be remitted by the Banks on the Switchover Date.

(iv)	On the Switchover Date:

(A)	each relevant Bank shall remit to the Agent its portion of the relevant amount of euro or, as the case may be, Dollars as notified to it by the Agent pursuant to clause 4.1 (b)(iii);

(B)	the Agent shall apply the moneys remitted by the relevant Banks to purchase Sterling pursuant to each relevant FX Contract; and

(C)	the Sterling proceeds of each relevant FX Contract shall be remitted by the Agent to the relevant Banks in accordance with clause 8.1.

(v)
Following a conversion of each Term Loan Advance pursuant to clause 4.1(b)(iv), the amount of such Term Loan Advance shall be the amount of the relevant Optional Currency established pursuant to clause 4.1(b)(iii).

(vi)	Notwithstanding any other provision of this Agreement:

(A)
LIBOR applicable to the Term Loan Advances made on the First Drawdown Date shall be the arithmetic mean (rounded upwards if necessary to five decimal places) of the rates respectively quoted to the Agent by each of the Reference Banks at the request of the Agent as such Reference Bank’s offered rate to prime banks in the London Interbank Market at or about 11 a.m. (London time) on the First Drawdown Date for deposits in Sterling in an amount approximately equal to the amount of the relevant Term Loan Advance and for a period of one day;

(B)
LIBOR applicable to the Term Loan Advances and the Interest Periods from the Request Date to the Switchover Date shall be the arithmetic mean (rounded upwards if necessary to five decimal places) of the rates respectively quoted to the Agent by each of the Reference Banks at the request of the Agent as such Reference Bank’s offered rate to prime banks in the London Interbank Market at or about 11 a.m. (London time) on the Request Date for deposits in Sterling in an amount approximately equal to the amount of the

<

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relevant Term Loan Advance and for a period equal to the period between the Request Date and the Switchover Date; and

(C)
LIBOR applicable to the Term Loan Advances and the Interest Periods from the Switchover Date to 2 August 1999 shall be the arithmetic mean (rounded upwards if necessary to five decimal places) of the rates respectively quoted to the Agent by each of the Reference Banks at the request of the Agent as such Reference Bank’s offered rate to prime banks in the London Interbank Market at or about 11 a.m. (London time) on the second Banking Day prior to the Switchover Date for deposits in euro or, as the case may be, Dollars in an amount approximately equal to the amount of the relevant Term Loan Advance and for a period equal to the period from the Switchover Date to 2 August 1999.

(c)

(i)
To the extent the Term Loan Facilities (other than the Termed Out Revolving Loan Facility) are not drawn down in full on the Acquisition Completion Date because there are to be Deferred Completions, Term Loan Facility A shall not be drawn down.

(ii)
Subject to the other terms and conditions of this Agreement, on each date on which a Drawing is required in relation to a Deferred Completion, the relevant amount shall be drawn down in euro under the Term Loan A Facility as provided in clause 4.1(h).

(d)
The Borrowers irrevocably authorise the Agent to remit the proceeds of each Term Loan Advance made for the purpose of funding part of the purchase consideration payable under the Acquisition Agreement on behalf of the Term Loan Facility Borrowers to the Closing Account Bank (whose receipt shall be a good discharge to the Agent) for crediting to the Closing Account in satisfaction pro tanto of the Purchasers’ payment obligations under the Acquisition Agreement on completion of the Acquisition. Each such Term Loan Facility Borrower acknowledges that each such payment by the Agent shall constitute the making of a Term Loan Advance to the relevant Term Loan Facility Borrower by the Banks.

(e)
Without prejudice to any other provision of this Agreement, the Available Facility Amount outstanding in relation to each of the Term Loan Facilities (other than the Termed Out Revolving Loan Facility) on 31 December 1999 shall thereupon be automatically cancelled and no Drawing may then be made under such Term Loan Facilities.

(f)	The first Drawing under the Term Loan Facilities (other than the Termed Out Revolving Loan Facility) must be on or before 31 July 1999, failing which such Facilities shall be cancelled.

(g)
The Agent agrees with the Parent that the rates at which it will enter into FX Contracts will be competitive with (without necessarily matching) those which would have been offered to Parent by third parties generally in the London foreign exchange market. The Agent shall consult with the Parent (or its nominated adviser) in setting the rate for FX Contracts.

(h)

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(i)
In relation to each Term Loan Facility A Advance to be drawn down in euro in respect of a Deferred Completion in accordance with clause 4.1(c)(ii), the Agent will (and is hereby irrevocably so instructed by the Borrowers) on receipt of the Drawdown Notice relating to such Term Loan Facility A Advance enter into a foreign exchange contract (an “FX Contract”) for the purchase of the requisite amount of Sterling with euro for delivery on the proposed Drawdown Date and thereby establish the amount of euro which is required to purchase the amount of Sterling of such Term Loan Advance. The Agent will as soon as practicable thereafter notify each relevant Bank and the Parent of the amount of euro to be remitted by the Banks on the proposed Drawdown Date.

(ii)	On the relevant Drawdown Date:

(A)	each relevant Bank shall remit to the Agent its portion of the relevant amount of euro as notified to it by the Agent pursuant to clause 4.1(h)(i);

(B)	the Agent shall apply the moneys remitted by the relevant Banks to purchase Sterling pursuant to each relevant FX Contract; and

(C)
the Sterling proceeds of each relevant FX Contract shall be remitted by the Agent to such account of the Vendors as the Parent may have notified to the Agent. The Term Loan A Facility Borrowers irrevocably authorise the Agent to remit the Sterling proceeds of each FX Contract entered into pursuant to this clause 4.1(h) in respect of a Deferred Completion on behalf of the Term Loan A Facility Borrowers to such account (the receipt of the bank with which such account is held being a good discharge to the Agent) in satisfaction pro tanto of the Purchasers’ payment obligations under the Acquisition Agreement in respect of such Deferred Completion. Each such Term Loan A Facility Borrower acknowledges that each such payment by the Agent shall constitute the making of a Term Loan A Advance to the relevant Term Loan A Facility Borrower by the Banks.

4.2	The Revolving Credit Facility

(a)

(i)
Subject to the terms and conditions of this Agreement a Revolving Credit Advance (not being a Revolving Credit Advance to which clause 4.2(a)(ii) is applicable) shall be made to the relevant Revolving Credit Facility Borrower, or a Letter of Credit issued, following receipt by the Agent from the Parent of an appropriately completed Drawdown Notice relating to the Revolving Credit Facility (such Drawdown Notice in the case of a Letter of Credit to include additional information required by clause 4.7) not later than 10 a.m. on the second Banking Day (in the case of a Revolving Credit Advance in Sterling) or the third Banking Day (in the case of a Revolving Credit Advance in an Optional Currency) before the proposed Drawdown Date. Revolving Credit Advances and Letters of Credit may only be used to fund the Group’s general corporate purposes (excluding acquisitions of

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businesses, shares or any other investment in companies, joint ventures or partnerships). No Drawdown Notice may be given in respect of part of the Available Facility Amount of the Revolving Credit Facility which is the subject of a notice received by the Agent under clause 6.11.

(ii)
Subject to the terms and conditions of this Agreement (including, without limitation, clause 4.2(d)) if a Revolving Credit Facility Borrower wishes to draw a Revolving Credit Advance on any day (the “Relevant Day”) of an amount of not more than the amount of a Revolving Credit Advance outstanding in the same currency to that Revolving Credit Facility Borrower which is due to be repaid on the Relevant Day in accordance with clause 6.5, then the Parent shall not be obliged to serve a Drawdown Notice in relation to such new Revolving Credit Advance but may serve an appropriately completed Rollover Notice not later than 10 a.m. on the second Banking Day (in the case of a Revolving Credit Advance in Sterling) or the third Banking Day (in the case of a Revolving Credit Advance in an Optional Currency) before the Relevant Day. No Rollover Notice may be given in respect of part of the Available Facility Amount of the Revolving Credit Facility which is the subject of a notice received by the Agent under clause 6.11 or if a notice has been given under clause 12.2 or 12.3.

(b)

(i)
No Revolving Credit Advance may be made prior to the First Drawdown Date and, thereafter, Revolving Credit Advances may only be made on Banking Days falling within the Revolving Credit Facility Commitment Period.

(ii)
Each Revolving Credit Advance shall be in an amount of £500,000 (or the equivalent in Optional Currencies) (or any larger sum which is an integral multiple of £100,000 (or the equivalent in Optional Currencies)) or, if less, the Available Facility Amount in respect of the Revolving Credit Facility on the relevant Drawdown Date.

(iii)
Revolving Credit Advances may only be borrowed for a Maturity Period of 1, 2, 3 or 6 months (or such other period (including 12 months or less than one month) which is approved by the Agent, acting on the instructions of the Banks or (if a Letter of Credit) for a period not exceeding one year and in any case such period ending not later than the Termination Date.

(iv)
In the case of a Letter of Credit, the Fronting Bank and the Agent shall approve (such approval not to be unreasonably withheld or delayed) the terms and beneficiary of the Letter of Credit to be issued under the Drawdown Notice, the form of which shall be substantially as set out in schedule 9 or as may be agreed by the Fronting Bank, the Agent and the relevant Revolving Credit Facility Borrower.

(v)	There shall be no more than 9 Revolving Credit Advances outstanding at any time or such other number of Revolving Credit Advances as may be agreed with the Agent (acting reasonably).

(c)	Subject to clause 4.2(d), a Revolving Credit Facility Borrower shall be entitled to utilise all or part of the Revolving Credit Facility by way of Ancillary Facilities in

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accordance with clause 4.16 instead of, or in addition to, by way of Revolving Credit Advances. The Ancillary Facilities shall, subject to the other provisions of this Agreement, cease to be available on the last day of the Revolving Credit Facility Commitment Period.

(d)
At no time shall the aggregate Sterling Amount of the Revolving Credit Advances (including, for the avoidance of doubt, the aggregate amount of all issued Letters of Credit) and the Ancillary Commitment exceed an amount equal to the Total Commitments in respect of the Revolving Credit Facility at that time.

(e)
Without prejudice to any other provision of this Agreement, the Total Commitments under the Revolving Credit Facility shall in any event be reduced to zero last day of the Revolving Credit Facility Commitment Period and no Drawing may be made by the Revolving Credit Facility Borrowers under the Revolving Credit Facility thereafter.

(f)	The Parent shall:

(i)	ensure that, for a period of at least 10 consecutive days (each a “Clean Down Period”) in each financial year of the Parent after the Effective Date:

A.
the aggregate of all Revolving Credit Advances and amounts (other than contingent liabilities) outstanding under the Ancillary Facilities shall not exceed the aggregate of cash and cash equivalents (to the extent available to repay or prepay such Revolving Credit Advances); and

B.
any Letter of Credit or similar instrument issued under an Ancillary Facility, in each case to the extent issued in respect of Borrowings, shall be fully cash covered in an amount equal to the aggregate amount of those Borrowed Money outstanding during that period;

(ii)	notify the Agent at least two Business Days before the start of any proposed Clean Down Period; and

(iii)	ensure that not less than two Months shall elapse between two Clean Down Periods.

4.3	The Termed Out Revolving Loan Facility

(a)	A Termed Out Revolving Loan Facility Borrower may not deliver a Drawdown Notice if as a result of the proposed Drawing more than 6 Termed Out Revolving Facility Loans would be outstanding.

(b)

(i)
Subject to the terms and conditions of this Agreement, a Termed Out Revolving Loan Advance shall be made to the relevant Termed Out Revolving Loan Facility Borrower following receipt by the Agent from the Parent of an appropriately completed Drawdown Notice relating to the Termed Out Revolving Loan Facility not later than 10 a.m. on the second Banking Day (in the case of a Termed Out Revolving Loan Facility Advance in Sterling) or the third Banking Day (in the case of a Termed Out Revolving Loan Advance in an Optional Currency) before the proposed Drawdown

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Date provided that the balance of the Available Facility Amount in respect of the Termed Out Revolving Loan Facility is drawn down in one amount.

(c)

(i)	Termed Out Revolving Loan Advances may only be made on Banking Days falling within the Term Loan Facility Commitment Period applicable to the Termed Out Revolving Loan Facility.

4.4	Drawings generally

(a)
A Drawdown Notice or a Conversion Notice (or notice purporting to be such) shall only be effective if it complies with this Agreement and only upon actual receipt by the Agent and, once given, shall, subject to clause 14.4(a) and 14.6, be irrevocable.

(b)
As soon as practicable after receipt of each Drawdown Notice and each Conversion Notice complying with this Agreement the Agent shall notify each relevant Bank thereof and (in the case of a Drawdown Notice) of the date on which the proposed Drawing is to be made and (in any case) of the relevant Interest Period or, as the case may be, the relevant Maturity Period and, subject to clause 3, each relevant Bank shall on such Drawdown Date or, the case may be, on the first day of the relevant Interest Period participate in such Drawing by making available to the Agent its portion of such Drawing in accordance with clause 8.2.

(c)
If a Drawing under the Termed Out Revolving Loan Facility or the Revolving Credit Facility is to be drawn down in an Optional Currency or converted into an, or a different, Optional Currency, the amount to be advanced to the relevant Borrower shall (subject to clause 6.5) be the amount of such Optional Currency specified in the relevant Drawdown Notice. For the purposes of determining the Sterling Amount of such Drawing the Agent shall determine the equivalent in Sterling of such amount of Optional Currency at or about 11 a.m. on the third Banking Day before the Drawdown Date of such Drawing.

(d)	If a Drawing is to be drawn down in or converted into Sterling, the amount to be advanced to the relevant Borrower shall (subject to clause 6.5) be the Sterling Amount of such Drawing.

4.5	Selection of currencies in respect of the Revolving Credit Facility

(a)
Subject to the provisions of clauses 4.5(b) and 14.6, and provided that as a consequence thereof there would not be Revolving Credit Advances outstanding in more than 5 different currencies, if the Parent so requests in the Drawdown Notice for a Drawing or, in respect of an existing Revolving Credit Advance in a notice (a “Conversion Notice”) received by the Agent not later than 10 a.m. on the third Banking Day before the beginning of the relevant Maturity Period, a Drawing may be drawn down in an Optional Currency or, on the first day of any Maturity Period relating thereto, an existing Revolving Credit Advance may be converted into an, or another, Optional Currency or Sterling but if no such request is received by the Agent such Drawing will be drawn down in Sterling or, as the case may be, such existing Revolving Credit Advance will remain outstanding in the currency in which it was outstanding during its immediately preceding Maturity Period;

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(b)
On or prior to the date on which the Drawdown Notices for the Drawings on the First Drawdown Date are given, the Parent shall consult with the Agent as regards the currency splits between the Term Loan Advances to be made on the First Drawdown Date.

4.6	Application of proceeds

Without prejudice to the Borrowers’ obligations under clause 10.2(a), none of the Finance Parties shall have any responsibility for the application of the proceeds of any Drawing or of any utilisation of the Ancillary Facilities by any Borrower.

4.7	Letters of Credit: Drawdown Notice

A Drawdown Notice requesting the issue of a Letter of Credit (in addition to complying with clause 4.4) must specify in respect of the Letter of Credit to be issued pursuant to such Drawdown Notice:

(a)	the purpose of its issue;

(b)	the issue date;

(c)	the final expiry date as selected in accordance with clause 4.2(b)(iii);

(d)	the beneficiary agreed in accordance with clause 4.2(b)(iv);

(e)	its terms agreed in accordance with clause 4.2(b)(iv);

(f)	its face value;

(g)	details of any documents and information required to be presented pursuant to the proposed Letter of Credit; and

(h)	the name of the Fronting Bank.

4.8	Fronting Bank to act as principal

Where the Revolving Credit Facility is to be drawn by way of a Letter of Credit, such Letter of Credit shall be made available by the Fronting Bank which shall act as the principal of any letter of credit, bond, guarantee or other undertaking given to a third party at the request of the relevant Revolving Credit Facility Borrower.

4.9	Borrower’s authorisation

Each Revolving Credit Facility Borrower hereby:

(a)
irrevocably authorises the Fronting Bank (subject to its compliance with its obligations as an issuing bank under the Uniform Customs and Practice for Documentary Credits, other than where the Letter of Credit is issued in the form of a guarantee) to make any payment and comply with any demand made by a third party in respect of a Letter of Credit which is valid on its face, appears to comply with the terms of such Letter of Credit and which may be claimed from or made upon it without any reference to or further authority from the relevant Revolving Credit Facility Borrower unless it has actual knowledge that any such demand is fraudulent;

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(b)
agrees that its authorisation under clause 4.9(a) shall remain in full force and effect and shall not be discharged until such date as the Agent (acting on the instructions of all the Banks) shall notify the relevant Revolving Credit Facility Borrower that it is fully satisfied that the Fronting Bank remains under no liability (actual or contingent) in respect of any Letter of Credit;

(c)	agrees that each Letter of Credit is issued subject to and with the benefit of the provisions of schedule 10; and

(d)
agrees that it will at all times indemnify the Banks on demand of the Agent and keep the Banks indemnified on demand of the Agent from and against all actions, suits, proceedings, claims, demands, liabilities, damages, costs, expenses, losses and charges whatsoever (the “Indemnified Claims”) in relation to or arising out of clause 4.10 except to the extent that the Indemnified Claims arise or result from such Bank’s gross negligence or wilful default or pursuant to clause 4.14 and Provided that such Revolving Credit Facility Borrower shall be entitled to finance a payment under such indemnity by utilising the Revolving Credit Facility if it is then entitled to draw under the Revolving Credit Facility in accordance with the terms of this Agreement.

4.10	Revolving Credit Facility Borrowers’ failure to perform

In the event of any failure of any relevant Revolving Credit Facility Borrower to perform its obligations under clauses 4.9(a), (b) and (c), each Bank hereby irrevocably and unconditionally either:

(a)
guarantees to the Fronting Bank severally up to the amount of its Relevant Proportion and as a primary obligation, the due and punctual observance and performance of all of the payment obligations of such Revolving Credit Facility Borrower in respect of any Letter of Credit; or

(b)

(i)
if it is not permitted by its constitutive documents or any applicable law to grant guarantees, agrees that, upon any failure of a relevant Revolving Credit Facility Borrower to make timely payment of any amount due in respect of a Letter of Credit, each such Bank, without any further action, shall be deemed to have taken, as of the date of issuance of each outstanding Letter of Credit, an undivided participating interest from the Fronting Bank in such Letter of Credit outstanding at such time (and upon the occurrence of an Event of Default specified in clauses 12.1(g) to (m) each Bank shall be deemed to have taken, as of the date of issuance of each outstanding Letter of Credit, an undivided participating interest from the Fronting Bank in each Letter of Credit outstanding at such time) in its Relevant Proportion. Each Bank shall hold the Fronting Bank harmless and indemnify the Fronting Bank for such Bank’s proportionate share of any drawing under any Letter of Credit in which it has taken such an undivided participating interest under this clause 4.10;

(ii)
the obligation of each Bank to make payments to the Fronting Bank with respect to any Letter of Credit after having taken a portion of such Letter of Credit as provided above shall be irrevocable and shall not be subject to any qualification or exception whatsoever and shall be made in accordance

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with the terms and conditions of this Agreement under all circumstances, including without limitation any of the following circumstances;

(A)
any lack of validity or enforceability of this Agreement, any of the other Finance Documents and all other documents and instruments executed by any member of the Charging Group or any Affiliate thereof and delivered to the Agent, the Fronting Bank or any other Bank in connection with or related to the Facilities, the Letters of Credit or the assets subject to the Security Documents, together with any and all amendments, extensions, renewals and modifications thereof;

(B)
the existence of any claim, set-off, defence or other right which any member of the Charging Group may have at any time against the beneficiary named in any Letter of Credit or any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), the Agent, the Fronting Bank, any other Bank or any other person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated in this Agreement or any unrelated transactions (including any underlying transactions between any member of the Charging Group or any Subsidiary of such member and the beneficiary named in such Letter of Credit);

(C)
any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(D)	the surrender or impairment of any security for the performance or observance of any of the terms of any of this Agreement or any of the other Finance Documents; or

(E)	the occurrence of any Default;

(iii)
agrees to pay to the Agent for the account of the Fronting Bank on demand made through the Agent, its Relevant Proportion of any and every sum or sums of money which such Borrower shall from time to time be liable to pay to the Fronting Bank in respect of a Letter of Credit; and

(iv)
agrees to pay to the Fronting Bank full cash cover for outstanding contingent liabilities at any time after the Fronting Bank has become entitled to demand an indemnity in respect of outstanding contingent liabilities from such Borrower and which shall not have been paid at the time such demand is made.

4.11	Deemed cash advance

Any payment made or to be made by a Bank pursuant to clause 4.10 and any unreimbursed amount on the part of the Fronting Bank shall (for the purpose of calculating interest thereon which is due from the relevant Revolving Credit Facility Borrower) be deemed to have been made available to the Borrower by way of cash advance pursuant to the Revolving Credit Facility on the date such payment is made or is to be made (or reimbursed) and accordingly is subject to the terms and conditions of this Agreement as if

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it were such an Advance but for all other purposes shall be immediately due and payable by the relevant Revolving Credit Facility Borrower Provided for the avoidance of doubt there shall be no double counting of the amounts outstanding in respect of the Letter of Credit and the Revolving Credit Advance deemed to be made pursuant to this clause 4.11.

4.12	Preservation of Fronting Bank’s rights

(a)	The obligations of each Bank contained in clause 4.10 shall constitute and be continuing obligations notwithstanding any settlement of account, Event of Default or other matter or thing whatsoever.

(b)
As a separate and independent stipulation each Bank agrees that any sum or sums of money intended to be the subject of the guarantee in clause 4.10 and subject to clause 4.10(b) shall be recoverable from each Bank (in their respective Relevant Proportions) as sole principal debtor even if they would not be recoverable from any relevant Revolving Credit Facility Borrower by reason of any legal limitation, disability or incapacity or liquidation of any of them or any other fact or circumstance (whether known to the Fronting Bank or not) but which would have been recoverable from such Bank if it were the sole or principal debtor in respect of such as liability in place of any such Revolving Credit Facility Borrower.

(c)
The obligation of each Bank contained in clause 4.10 shall not be affected in any way by any time or indulgence granted to any relevant Revolving Credit Facility Borrower or by any variation, compromise or release of any of their obligations to the Fronting Bank under the Revolving Credit Facility.

(d)
Any settlement or discharge between any Bank and the Fronting Bank shall be conditional upon no security or payment to the Fronting Bank by any Bank or any other person on behalf of any Bank being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency or liquidation for the time being in force and, if any such security or payment shall be avoided or reduced, the Fronting Bank shall be entitled to recover the value or amount of such security or payment from such Bank subsequently as if such settlement or discharge had not occurred.

4.13	No obligation on Fronting Bank

The Fronting Bank shall not be obliged before requesting counter-indemnification from any Bank to:

(a)	obtain judgment in any court against any Borrower, any other member of the Group or any other person;

(b)	make or file any claim or proof in a winding-up or dissolution of any Borrower, any other member of the Group or any other person; or

(c)	enforce or seek to enforce any other security taken in respect of any of the obligations of any Borrower, any other member of the Group or any other person.

4.14	Defaulting Bank

If a Bank (a “Defaulting Bank”) fails to make payment on the due date for such payment of any amount due from it for the account of the Fronting Bank pursuant to clause 4.10 (the

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balance thereof for the time being unpaid being referred to in this clause as an “overdue amount”) then until the Fronting Bank (or the Agent on its behalf) has received payment of that amount in full (and without prejudice to any other rights or remedies of the Fronting Bank in respect of such failure):

(a)
the Fronting Bank shall be entitled to receive (i) any remuneration which such Defaulting Bank would otherwise have been entitled to receive in respect of the Revolving Credit Facility and (ii) the benefit of all security then existing or thereafter created to secure the obligations of the Revolving Credit Facility Borrower under this Agreement to which the Defaulting Bank would have been entitled had it made such payment and, for the purpose of determining the Majority Banks, the Fronting Bank shall be treated as a Bank having a Commitment and/or Contribution equal to the Commitment and/or Contribution of the Defaulting Bank which has failed to make such payment; and

(b)
the overdue amount shall bear interest at the rate of one per cent. per annum over the Fronting Bank’s cost of borrowing for the time being and any such interest which accrues shall be compounded monthly.

4.15	Letter of Credit commission

(a)
Each relevant Revolving Credit Facility Borrower shall pay letter of credit commission to the Agent for the account of the Banks (in their respective Relevant Proportions) on the issue of any Letter of Credit requested by such relevant Revolving Credit Facility Borrower under this Agreement at a rate per annum equal to the applicable Margin prevailing in relation to Revolving Credit Advances (or which would prevail were there any Revolving Credit Advances) from time to time on the outstanding face amount of such Letter of Credit from the date of issuance of such Letter of Credit until such date as the Fronting Bank and the Banks have ceased to be under any liability (actual or contingent) in respect of such Letter of Credit.

(b)
Each relevant Revolving Credit Facility Borrower shall pay to the Fronting Bank for its own account a fronting fee on the issue of any Letter of Credit for the benefit of such relevant Revolving Credit Facility Borrower at the rate of 0.125 per cent. per annum on the Fronting Bank’s exposure under such Letter of Credit calculated from the date of issuance of such Letter of Credit until such date as the Fronting Bank has ceased to be under any liability (actual or contingent) in respect of such Letter of Credit.

(c)
The commission payable under clause 4.15(a) shall be paid in arrears on each 31 March, 30 June, 30 September and 31 December in each year and the fronting fee payable under clause 4.15(b) shall be paid in arrears on the last day of each year, in each case during the continuance of the Revolving Credit Facility (and if such day is not a Banking Day, on the preceding Banking Day) commencing (in the case of commission) on the first of the dates 31 March, 30 June, 30 September and 31 December on or after the issuance of the relevant Letter of Credit and, in each case, on the Termination Date applicable to the Revolving Credit Facility.

(d)
For the avoidance of doubt, the Fronting Bank’s Relevant Proportion of the commission at the rate and calculated in the manner specified in clause 4.15(a) shall be payable to the Fronting Bank in its capacity as a Bank, notwithstanding

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that it may not be legally capable of guaranteeing itself in its capacity as Fronting Bank.

4.16	Ancillary Facilities

(a)	Ancillary Facilities may comprise:

(i)	overdraft facilities;

(ii)	guarantee, bonding, documentary or stand-by letter of credit facilities;

(iii)	short term loans;

(iv)	foreign exchange facilities; or

(v)	other facilities or accommodation as may be required in connection with the business of the Group and which are agreed with the relevant Ancillary Bank.

(b)
The relevant Revolving Credit Facility Borrower may, at any time from the date of this Agreement to the Termination Date, by notice in writing to the Agent request the establishment of an Ancillary Facility by the conversion of an Available Commitment in respect of the Revolving Credit Facility (or any part of it) into an Ancillary Commitment with effect from the date (the “Ancillary Effective Date”) (or such later date as the relevant Revolving Credit Facility Borrower and the Agent may agree from time to time) specified in such notice being a date not less than ten Banking Days (or, in the case of any Ancillary Facility being established on the First Drawdown Date, such lesser period as the Agent may agree) after the date such notice is received by the Agent being a date not earlier than the First Drawdown Date. Any such notice shall specify:

(i)	the proposed Revolving Credit Facility Borrower;

(ii)	the proposed commencement and expiry date for the Ancillary Facility concerned (and the expiry date must be a Banking Day on or prior to the Termination Date);

(iii)	the type of the proposed Ancillary Facility;

(iv)	the proposed Ancillary Bank;

(v)	the Ancillary Commitment to apply to the proposed Ancillary Facility; and

(vi)	such other details as to the nature, amount and operation of the proposed Ancillary Facility as the Agent may reasonably require,

and the Agent shall promptly notify each Bank upon receipt of any such notice Provided that for the avoidance of doubt no Bank shall be obliged to make available an Ancillary Facility under this clause 4.16.

(c)
Any Bank so nominated (provided that it has sufficient Available Facility Amount) may become an Ancillary Bank authorised to make the proposed Ancillary Facility available with effect on and from the Ancillary Effective Date.

(d)
Any material variation in any Ancillary Facility or proposed increase or reduction in the Ancillary Commitment relating to such Ancillary Facility shall be effected on and subject to the provisions, mutatis mutandis, of this clause 4.16.

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(e)
Save to the extent that an Ancillary Commitment is being transferred to a Revolving Credit Facility Commitment pursuant to clause 4.19 no Ancillary Bank may, until notice has been served under clause 12.2, demand repayment of any moneys made available by it, or demand cash cover in respect of any guarantees or similar contingent liabilities made available by it, under its Ancillary Facility or take any action analogous to any of the foregoing under any other type of banking arrangements provided by it under its Ancillary Facility (without prejudice any rights of such Ancillary Bank to set off amounts standing to the debit and credit of different accounts of any member or members of the Group held with it).

(f)	The Ancillary Commitment of each Ancillary Bank shall terminate no later than the Termination Date.

(g)
An Ancillary Facility may include a facility provided on a net nil basis so that the amount of the Ancillary Commitment allocated to such Ancillary Facility is zero and therefore no conversion is required of any Available Commitment in respect of the Revolving Credit Facility. However, should in respect of an Enforcement Date any outstandings arise under such net nil Ancillary Facility such outstandings will be treated as Ancillary Outstandings for the purposes of this Agreement.

4.17	Interest and fees on Ancillary Facilities

(a)
The rate of interest, fees and other remuneration in respect of each Ancillary Facility shall be determined by agreement between the Ancillary Bank and the Revolving Credit Facility Borrower concerned and the fees and other remuneration for all Ancillary Facilities shall be based upon normal market rates and terms.

(b)	In the case of inconsistency between any term of an Ancillary Facility and of this Agreement, the terms of this Agreement shall prevail.

(c)
Subject to clause 4.17(a) and (b), the terms governing the operation of any Ancillary Facility (including the terms of any counter-indemnity required in connection therewith) shall be those determined by agreement between the Ancillary Bank and the Revolving Credit Facility Borrower concerned, provided that such terms are based upon normal commercial terms, save as may be varied by this Agreement.

(d)
Each Revolving Credit Facility Borrower and each Ancillary Bank agree with and for the benefit of each Bank that the Ancillary Outstandings under any Ancillary Facility provided by that Ancillary Bank shall not exceed the Ancillary Commitment applicable to that Ancillary Facility but this clause 4.17(d) shall not apply to any net nil Ancillary Facility, or any Ancillary Outstandings arising under such net nil Ancillary Facility, referred to in clause 4.16(g).

(e)
Each Revolving Credit Facility Borrower and each Ancillary Bank will, promptly upon request by the Agent, supply the Agent with such information relating to the operation of each Ancillary Facility provided by such Ancillary Bank (including, without limitation, the Ancillary Outstandings under such Ancillary Facility) as the Agent may from time to time request. Each Revolving Credit Facility Borrower consents to all such information being released to the Agent and each Bank.

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4.18	Revolving Credit Facility Commitment of Ancillary Banks

The Revolving Credit Facility Commitment of each Ancillary Bank shall be reduced pro tanto by the amount of its Ancillary Commitment but shall automatically increase upon that Ancillary Facility ceasing to be available to the relevant Revolving Credit Facility Borrower or upon the Ancillary Facility being cancelled in accordance with clause 4.19.

4.19	Cancellation of Ancillary Facilities

Any Revolving Credit Facility Borrower which has established an Ancillary Facility may at any time by notice in writing to the Agent cancel such Ancillary Facility, in which event on the date specified in the notice, being a date not less than ten Banking Days after the date such notice is received by the Agent, the Ancillary Commitment shall be converted into Revolving Credit Facility Commitment.

4.20	Operation of accounts notwithstanding the Security Documents

Notwithstanding the fixed charge on Debts and Bank Accounts (as those terms are defined in the Guarantee and Debenture) contained in the Security Documents, each Ancillary Bank may, subject to clause 15.6:

(a)	continue to collect instruments/credits payable to or endorsed in favour of the members of the Charging Group to its accounts with such Ancillary Bank;

(b)	permit the members of the Charging Group to draw against any existing credit balance and the proceeds of instruments/credits collected from time to time to its accounts; and

(c)	continue to exercise its rights of set-off or combination of accounts under any Group Netting Agreements.

4.21	Non-availability of euro or Dollars

An Advance may not be converted into in euro or, as the case may be, Dollars if (a) any relevant Bank notifies the Agent not later than 10 a.m. on the second Banking Day before the Switchover Date that deposits of euro or, as the case may be, Dollars are not readily available to such Bank in an amount comparable with such Bank’s portion of the relevant Advance or (b) the Agent determines after consultation with the Reference Banks (which determination shall be conclusive) at any time prior to 11 a.m. on the Switchover Date that by reason of any change in currency availability, currency exchange rates or exchange controls it is or will be impracticable for the relevant Advance to be converted into euro or, as the case may be, Dollars. Accordingly, in any such event, the relevant Advance shall remain in Sterling. The Parent shall indemnify the Agent, in its execution of each Acquisition FX Contract, against any loss sustained or incurred by it as a result of such non-availability of euro or, as the case may be, Dollars.

5	Interest and Interest Periods

5.1	Interest on Term Loans

Each Term Loan Facility Borrower shall pay interest on each Term Loan Advance made to it in respect of each Interest Period on the relevant Interest Payment Date (or, in the case of Interest Periods of more than six months, by instalments, every six months from the commencement of the relevant Interest Period and on the relevant Interest Payment Date) at the rate per annum determined by the Agent to be the aggregate of (a) the applicable Margin, (b) the Additional Cost and (c) LIBOR.

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5.2	Interest Periods for Term Loans and splitting of Term Loan Advances

(a)
The Parent may by notice received by the Agent not later than 10 a.m. on the third Banking Day before the beginning of each Interest Period in respect of each Term Loan Advance specify whether such Interest Period shall have a duration of 1, 3, or 6 months (or such other period (including 12 months or less than one month) which is approved by the Agent, acting on the instructions of the Banks).

(b)	Every Interest Period in respect of each Term Loan Advance shall be of the duration specified by the Parent pursuant to clause 5.2(a) but so that:

(i)
the initial Interest Period in respect of each Term Loan Advance will commence on the relevant Drawdown Date and each subsequent Interest Period in respect of each such Drawing shall commence forthwith upon the expiry of the previous relevant period;

(ii)
subject to clause 5.2(c), if any Term Loan Facility Borrower has made Drawings under a Term Loan Facility in more than one Advance then, in respect of each such Term Loan Facility and each such Term Loan Facility Borrower, the initial Interest Period for all such Term Loan Advances (in the same currency) other than the first shall end on the same day as the then current Interest Period for the previous Term Loan Advance (in the same currency) drawn down by each such Term Loan Facility Borrower, and on the last day of such Interest Period, such Term Loan Advances shall be consolidated and shall thereafter constitute a single Term Loan Advance;

(iii)
in respect of each Term Loan Facility, Term Loan Advance(s) of respective amounts at least equal to the amounts of such Term Loan Facility falling for repayment on a Repayment Date, shall have an Interest Period ending on such Repayment Date;

(iv)
if the Parent fails to select the duration of an Interest Period in respect of a Term Loan Advance in accordance with the provisions of clause 5.2(a) and this clause 5.2(b) such Interest Period shall have a duration of one month or such other period as shall comply with this clause 5.2(b); and

(v)
for the purposes of assisting primary syndication of the Facilities, the initial Interest Periods for the Term Loans shall be during the first 3 months from the First Drawdown Date, one month or such other period or periods as may be agreed between the Parent and the Agent.

(c)
Subsequent to the end of the relevant Term Loan Commitment Period, any relevant Term Loan Facility Borrower may, by not less than two Banking Days prior notice to the Agent, direct that any Term Loan Advance shall, at the start of the next Interest Period relative to such Term Loan Advance be divided into (and thereafter, save as otherwise provided herein, treated in all respects as) two or more Term Loan Advances as shall be specified by such relevant Term Loan Facility Borrower in such notice Provided that such relevant Term Loan Facility Borrower shall not be entitled to make such a direction if, as a result of so doing, there would be more than 10 outstanding Term Loan A Advances or, 4 outstanding Term Loan B Advances, 2 outstanding Term Loan C Advances or 4 outstanding Termed Out Revolving Loan Advances.

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5.3	Interest under the Revolving Credit Facility

The relevant Revolving Credit Facility Borrowers shall pay interest on each Revolving Credit Advance on its Maturity Date (or, in the case of a Revolving Credit Advance having a Maturity Period of more than six months, by instalments, every six months from the relevant Drawdown Date and on the relevant Maturity Date) at the rate per annum determined by the Agent to be the aggregate of (i) the applicable Margin, (ii) the Additional Cost and (iii) LIBOR.

5.4	Interest on overdue amounts

(a)
If any Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 5.4) on its due date for payment under this Agreement such Borrower shall pay interest on such sum from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent pursuant to this clause 5.4.

(b)
The period beginning on the due date for payment and ending on the date of actual payment shall be divided into successive periods of not more than three months as selected by the Agent (after consultation with the Banks so far as reasonably practicable in the circumstances and having regard to when such unpaid sum appears likely to be paid) each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period but so that if the unpaid sum is an amount of principal which shall have become due and payable prior to the next succeeding Interest Payment Date relating thereto or, as the case may be, prior to the relevant Maturity Date, then the first such period selected by the Agent shall end on such Interest Payment Date or, as the case may be, such Maturity Date.

(c)
The rate of interest applicable to each period referred to in clause 5.4(b) shall be the aggregate (as determined by the Agent) of (i) two per cent per annum, (ii) the applicable Margin (iii) the Additional Cost and (iv) LIBOR but so that if the unpaid sum is an amount of principal which shall have become due and payable prior to the next succeeding Interest Payment Date relating to such principal (as referred to in clause 5.4(b)) interest shall be payable on such unpaid sum during the first period determined pursuant to clause 5.4(b) at a rate one per cent above the rate applicable thereto immediately before it fell due.

(d)
Interest under this clause 5.4 shall be due and payable on the last day of each period determined by the Agent pursuant to this clause 5.4 or, if earlier, on the date on which the sum in respect of which such interest is accruing shall actually be paid.

(e)
If, for the reasons specified in clause 14.4(a), the Agent is unable to determine a rate in respect of an unpaid sum in accordance with the foregoing provisions of this clause 5.4, each Bank shall promptly notify the Agent of the cost of funds to such Bank and interest on any such unpaid sum shall be calculated for each Bank at a rate determined by the Agent to be one per cent per annum above the aggregate of the Margin and the cost of funds (including the Additional Cost) to such Bank.

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5.5	Notification of Interest Periods and interest rate

The Agent shall notify the Parent (who shall notify each relevant Borrower) and the Banks promptly of the duration of each Interest Period, Maturity Period or other period for the calculation of interest (or, as the case may be, default interest) and of each rate of interest determined by it under this clause 5.

5.6	Reference Bank quotations

If any Reference Bank is unable or otherwise fails to furnish a quotation for the purpose of calculating LIBOR (where such a quotation is required having regard to the definition of “LIBOR” in clause 1.2) the interest rate for the relevant Interest Period, Maturity Period or other relevant period shall be determined, subject to clause 14.4, on the basis of the quotations furnished by the remaining Reference Banks.

6	Repayment, prepayment, cancellation and reductions

6.1	Repayment of Term Loan A

(a)
The Term Loan A Facility Borrowers shall repay the specified percentage of the Term Loan A as at the end of the Term Loan Facility Commitment Period in the currency in which it was outstanding following the Switchover Date on the corresponding dates falling 5 Banking Days prior to the dates set out below (the “Repayment Dates”):

Specified Date	% of Term Loan A

30 June 2000	1.66666

31 December 2000	1.66666

30 June 2001	1.66666

31 December 2001	3.33334

30 June 2002	3.33334

31 December 2002	6.66666

30 June 2003	6.66666

31 December 2003	10.00000

30 June 2004	10.00000

31 December 2004	10.00000

30 June 2005	13.33334

31 December 2005	13.33334

30 June 2006	18.33334

TOTAL	100

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(b)
Without in any way limiting their obligations to repay contained in clause 6.1(a), the Term Loan A Facility Borrowers shall be entitled to decide which of the Term Loan A Advances are to be repaid on each Repayment Date pursuant to clause 6.1(a).

6.2	Repayment of Term Loan B

(a)
The Term Loan B Facility Borrowers shall repay the specified percentage of each tranche of the Term Loan B as at the end of the Term Loan Facility Commitment Period in the currency in which it was outstanding following the Switchover Date on the corresponding dates falling 5 Banking Days prior to the dates set out below (the “Repayment Dates”):

Specified Date	% of each tranche of Term Loan B

31 December 2006	40.0

30 June 2007	60.00

TOTAL	100.00

(b)
Without in any way limiting their obligations to repay contained in clause 6.2(a), the Term Loan B Facility Borrowers shall be entitled to decide which of the Term Loan B Advances are to be repaid on each Repayment Date pursuant to clause 6.2(a).

6.3	Repayment of Term Loan C

(a)
The Term Loan C Facility Borrowers shall repay the specified percentage of the Term Loan C as at the end of the Term Loan Facility Commitment Period in the currency in which it was outstanding following the Switchover Date on the corresponding dates falling 5 Banking days prior to the dates set out below (the “Repayment Dates”):

Specified Date	% of Term Loan C

31 December 2007	47.05883

30 June 2008	52.94117

TOTAL	100

(b)
Without in any way limiting their obligations to repay contained in clause 6.3(a), the Term Loan C Facility Borrowers shall be entitled to decide which of the Term Loan C Advances are to be repaid on each Repayment Date pursuant to clause 6.3(a);

6.4	Repayment of the Termed Out Revolving Loan

The Termed Out Revolving Loan Facility Borrowers shall repay the Termed Out Revolving Loan in full on 31 December 2005.

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6.5	Repayment of Revolving Credit Advances

(a)
The Revolving Credit Facility Borrowers shall repay each Revolving Credit Advance on its Maturity Date in the currency in which it is denominated. If a Revolving Credit Advance (the “new Revolving Credit Advance”) is to be made on a day on which another Revolving Credit Advance (the “maturing Revolving Credit Advance”) is due to be repaid then, subject to the terms of this Agreement (including, without limitation, clause 4.2(d)) and so long as the conditions referred to in clause 3 (to the extent applicable) shall have been satisfied in relation to the new Revolving Credit Advance;

(b)
if the new Revolving Credit Advance and the maturing Revolving Credit Advance are denominated in the same currency, (i) the maturing Revolving Credit Facility Advance shall be deemed to have been repaid on its Maturity Date to the extent of the amount of the new Revolving Credit Advance and (ii) to such extent, the principal amount of the new Revolving Credit Advance to be made on such date shall be deemed to have been credited to the account of the relevant Revolving Credit Facility Borrower by the Agent on behalf of the Banks in accordance with the terms of this Agreement and the Banks shall only be obliged to make available to the relevant Revolving Credit Facility Borrower pursuant to clause 4.4(b) a principal amount equal to the amount (if any) by which the new Revolving Credit Advance exceeds the maturing Revolving Credit Advance and the relevant Revolving Credit Facility Borrower shall only be obliged to repay a principal amount equal to the amount (if any) by which the maturing Revolving Credit Advance exceeds the new Revolving Credit Advance; or

(c)
if the maturing Revolving Credit Advance is denominated in one currency (the “old currency”) and the new Revolving Credit Advance is to be denominated in another currency (the “new currency”) the Agent shall apply the moneys in the new currency so to be advanced by the Banks on the Drawdown Date of the new Revolving Credit Advance in the purchase of the old currency and apply the amount of the old currency so purchased in or towards repayment of the maturing Revolving Credit Advance in accordance with this clause 6.5(b). If, after such application (i) there shall remain an amount in the old currency owing from the relevant Revolving Credit Facility Borrower to the Banks such Borrower shall on the Maturity Date of the maturing Revolving Credit Advance, pay to the Agent for the account of the Banks the amount in the old currency so owing or (ii) there shall remain an amount in the new currency owing to such Borrower by the Banks, the Agent shall forthwith advance to such Borrower, from the moneys in respect of the new Revolving Credit Advance advanced to it by the Banks, the amount in the new currency so owing.

On the Termination Date applicable to the Revolving Credit Facility all outstanding Revolving Credit Advances shall in any event be repaid in full.

6.6	Repayment and discharge of Ancillary Facilities

The relevant Revolving Credit Facility Borrowers shall repay and/or discharge in full the Ancillary Outstandings and any Letters of Credit in issue on the Termination Date applicable to the Revolving Credit Facility.

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6.7	Optional prepayment of all the Banks

The relevant Borrowers may, subject to clause 6.10, prepay:

(a)
Term Loans in whole or part (being £250,000 or any larger sum which is an integral multiple of £50,000) on the next succeeding Interest Payment Date in respect of the relevant Term Loan or, together with any relevant amounts payable pursuant to clause 13.1, any other date;

(b)	together with any relevant amounts payable pursuant to clause 13.1, Revolving Credit Advances in whole (but not in part).

6.8	Optional prepayment of a Bank

(a)
Provided no Event of Default has occurred and is continuing unwaived, or if such is the case, the Majority Banks so agree, the relevant Borrowers may also prepay or discharge (in whole but not in part only), without premium or penalty, but without prejudice to their respective obligations under clauses 8.5, 13, 14.2 and 14.4 the Contributions to the Facilities of any Bank to which a Substitute Basis applies by virtue of clause 14.4 or to which such Borrowers shall have become obliged to pay additional amounts under clauses 8.5 or 14.2.

(b)
Such prepayment may be made upon notice to such effect to the Agent within a period of 30 days falling after the date of the relevant claim made pursuant to clause 8.5 or 14.2 or receipt of the relevant certificate of a Substitute Basis upon any such notice of such prepayment being given, the Commitments of the relevant Bank to the Facilities shall be reduced to zero and the undrawn amount of the Total Commitments in respect of the Facilities shall be reduced accordingly.

6.9	Mandatory prepayments

(a)	Prepayment Events

(i)
The Borrowers shall be obliged to prepay all the Facilities (including the discharge in full of the Ancillary Outstandings) in whole immediately upon the occurrence of a Full Prepayment Event, whereupon the Total Commitments in respect of all the Facilities shall be reduced to zero.

(b)	Disposals of assets

(i)
Subject to clause 6.9(b)(ii), but without prejudice to clause 11.1(e), if members of the Group dispose of any assets and/or businesses (including shares and fixed assets) to any person which is not a member of the Group, of which the Net Proceeds are at least £100,000 (or its equivalent at the date of disposal) (each a “relevant disposal”), the Parent shall (or shall procure that it and other Borrowers shall) apply an amount equal to the Net Proceeds of such relevant disposals in accordance with this clause 6.9(b).

(ii)	The provisions of clause 6.9(b)(i) will not apply in relation to the disposals referred to in clauses 11.1(e)(i), (iii), (iv), (v), (vi), (x), and (xi);

(iii)
The Parent shall (or shall procure that it and other Borrowers shall) apply (which shall, in relation to (A) below, include retaining) an amount equal to the Net Proceeds of such relevant disposals (not being a disposal to which clause 6.9(b)(ii) applies) in any financial year as follows (each a “permitted application”:

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(A)	as to the first £400,000 (or its equivalent at the date of disposal) of Net Proceeds received in such financial year, as the Parent determines;

(B)	the balance in prepaying the Facilities in accordance with clause 6.10 (without premium or penalty, but without prejudice to the obligation to pay breakages costs pursuant to clause 13).

(c)
Receipts of claims: The Parent shall (or shall procure that it and other Borrowers shall) within 10 Banking Days following the receipt by any member of the Group of any amount (other than any amount received as a result of any post-completion working capital adjustment under the Acquisition Agreement or any amount received as a result of any claim under any representation or warranty in the Acquisition Agreement in respect of the amount of working capital in the Zeneca Specialties Business or any amount received pursuant to any of clauses 4, 7.7 or 16.11 of the Principal Agreement) as is referred to in clause 5.2 of the Guarantee and Debenture (in respect of claims against the Vendors or professionals) and/or clause 9.2 of the Guarantee and Debenture (in respect of insurance claims (other than claims in respect of insurance relating to business interruption, loss of profit, third party liability and public liability)) for application in accordance with this clause 6.9(c), apply (without premium or penalty, but without prejudice to clause 13) such proceeds or amount in prepayment of the Facilities in accordance with clause 6.10, save in any case to the extent that such proceeds (x) are paid to such member of the Group for amounts applied by such member of the Group in respect of damage or liability in relation to which the relevant claim was made prior to the receipt of such proceeds or to meet a liability in respect of which such monies were received including, without limitation, any amount received by reason of the reimbursement of a member of the Group for any tax relief used by such member of the Group under the Tax Deed (as defined in the Principal Agreement) or (y) are, within a period of 12 months of receipt by the relevant member of the Group, applied to the replacement, reinstatement and/or repair of the assets in respect of which the relevant claim was made or to meet such liability.

(d)
Excess cash sweep: The Parent shall (or shall procure that it and other Borrowers shall) within 30 days following the delivery to the Agent of the audited annual consolidated financial statements of the Group and the Auditors’ certificate pursuant to clause 10.1(b)(i) and (iv) in respect of each financial year commencing with the financial year ended 31 December 2000 apply (without premium or penalty, but without prejudice to the obligation to pay breakage costs pursuant to clause 13), an amount equal to 75 per cent. of the Consolidated Excess Cash Flow in respect of such financial year in prepayment of the Facilities in accordance with clause 6.10.

6.10	Prepayments generally

(a)
No prepayment may be made pursuant to clauses 6.7 or 6.8 unless the Parent shall have given the Agent 10 Banking Days (in the case of clause 6.7) or 5 Banking Days (in the case of clause 6.8) prior notice specifying the proposed date of the prepayment and the amount to be prepaid. Every such notice shall be

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irrevocable and shall oblige the relevant Borrower to make the relevant prepayment on the date specified.

(b)	No amount prepaid (other than pursuant to clause 6.7(b)) may be reborrowed.

(c)
All prepayments shall be made together with (to the extent these relate to the amounts prepaid) (i) accrued interest to the date of prepayment (calculated, in the case of any prepayment or cancellation of a Bank’s Contributions to the Facilities pursuant to clause 6.8(a) and in respect of the period during which the relevant Substitute Basis has applied by virtue of clause 14.4(b), in accordance with such Bank’s Substitute Basis); (ii) any additional amount payable under clauses 8.5 or 14.2; and (iii) all other sums payable by the relevant Borrower in respect of the amount prepaid to the relevant Banks under this Agreement including, without limitation, any accrued commitment commission payable under clause 7.2 where such Bank’s Commitment has been reduced to nil and any amounts payable under clause 13.1.

(d)
If clause 6.9 would require the Borrowers to procure the prepayment of any of the Facilities otherwise than at the end of an Interest Period or on the Maturity Date of a Revolving Credit Advance, the Borrowers can elect (by written notice made to the Agent to be received not later than 10 a.m. on the date of receipt of the relevant amounts to be prepaid) to credit the amount to be repaid to the Cash Collateral Account in the name of the relevant Borrower on the date on which such prepayment would, but for this clause, be due to be made and to prepay the relevant Term Loan Advance and/or Revolving Credit Advance at the first occurring end of an Interest Period relative to the Term Loan Advance to be repaid or Maturity Date of a Revolving Credit Advance. Following any such election and provided the required payment is made to such Cash Collateral Account, the obligation to prepay the relevant Term Loan Advance and/or Revolving Credit Advance will not arise until the first occurring end of an Interest Period relative to the Term Loan Advance to be repaid or Maturity Date of a Revolving Credit Advance. The Borrowers authorise the Agent on behalf of the Charging Subsidiaries to withdraw monies from such Cash Collateral Account and apply such monies against prepayments which are due to be made under this Agreement or, upon the occurrence of an Event of Default in respect of which a notice has been given pursuant to clause 12.2, against any amounts due and payable under the Finance Documents.

(e)	All amounts to be prepaid under clause 6 shall be applied:

(i)	[Intentionally deleted]

(ii)	pro rata in prepayment of the Termed Out Revolving Loan;

(iii)
once the Term Loans are prepaid or repaid in full, in or towards prepayment and cancellation of the Revolving Credit Facility (and Ancillary Facilities) by being divided between the Banks rateably in accordance with their Revolving Credit Facility Commitments, and applied in repaying Revolving Credit Advances then outstanding on their respective Maturity Dates and, on such repayment, cancelling the equivalent amount of Commitments under the Revolving Credit Facility.

(f)	[Intentionally deleted.]

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(g)
Forthwith upon any prepayment of any part of Term Loans or Revolving Credit Advances (and Ancillary Outstandings) being made under clause 6.7(a) or (b) or clause 6.9(b), (c) or (d), the Commitments of the Banks in respect of the Term Loan Facility or the Revolving Credit Facility shall be reduced in accordance with this clause 6.10.

6.11	Cancellation of the Revolving Credit Facility

The Parent may at any time prior to the Termination Date in respect of the Revolving Credit Facility by notice to the Agent (effective only on actual receipt) cancel with effect from a date not less than 10 Banking Days after the receipt by the Agent of such notice the whole or any part (being £250,000 or any larger sum which is an integral multiple of £50,000) of the Available Facility Amount of the Revolving Credit Facility, which is not the subject of a Drawdown Notice at such time. Any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the Commitments of the Banks in respect of the Revolving Credit Facility shall be reduced accordingly (pro rata their respective Commitments in respect of the Revolving Credit Facility).

7	Fees and expenses

7.1	Arrangement and agency fees

The Parent shall pay, or procure that there is paid, to the Agent:

(a)
on the Effective Date, for the account of the Continuing Banks (in such proportions as they have agreed between themselves), an arrangement fee of an amount agreed between the Parent and the Continuing Banks in a letter dated on or about the date of the Amendment Agreement (the “Arrangement Fee Letter”);

(b)
if certain circumstances set out in the Arrangement Fee Letter are met, a further arrangement fee at the time and in an amount agreed in the Arrangement Fee Letter for the account of the Continuing Banks (in such proportions as they have agreed between themselves);

(c)
for as long as J.P. Morgan Europe Limited (formerly Chase Manhattan International Limited) is the Agent, on the First Drawdown Date and on each anniversary thereof until the end of the Finance Period, for the account of the Agent, an agency fee of an amount agreed between the Sponsors and Chase Manhattan plc in a letter dated the same date as this Agreement; and

(d)
from the date on which J.P. Morgan Europe Limited retires as Agent, an agency fee of an amount and payable at the times agreed between the Parent and The Royal Bank of Scotland plc in a letter dated on or about the date of the Amendment Agreement (the “New Agency Fee Letter”).

For the purposes of this Clause, “Arrangers” shall mean The Governor and Company of the Bank of Scotland and The Royal Bank of Scotland plc.

7.2	Commitment fees

The Parent shall pay, or procure that there is paid, to the Agent:

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(a)
on the First Drawdown Date, on 30 September 1999 and on the last day of the Term Loan Facility Commitment Period in respect of the Term Loan Facilities (other than the Termed Out Revolving Facility) for the account of the Banks (pro rata their relevant Commitments) commitment commission computed from the date of this Agreement until and including the last day of the Term Loan Facility Commitment Period at the rate, from the date of this Agreement to and including the Acquisition Completion Date, of 0.25 per cent. per annum and, thereafter until and including the last day of the Term Loan Facility Commitment Period, of 0.50 per cent. per annum, on the daily amount of the Total Commitments in respect of the Term Loan Facilities (other than the Termed Out Revolving Facility);

(b)
on the Effective Date and for the account of the Banks (pro rata their relevant Commitments) commitment commission computed from the date of the Amendment Agreement until and including the last day of that Term Loan Facility Commitment Period at the rate of 0.75 per cent. per annum on the daily amount of the Total Commitments in respect of the Termed Out Revolving Loan Facility; and

(c)
on the Effective Date and on the dates falling on each 31 March, 30 June, 30 September and 31 December after the Effective Date and on the Termination Date in respect of the Revolving Credit Facility , for the account of the Banks (pro rata their relevant Commitments), commitment commission computed from the date of the Amendment Agreement at the rate of 0.75 per cent. per annum on the daily amount by which the Total Commitments in respect of the Revolving Credit Facility exceeds the aggregate of the Revolving Credit Advances and the amount of all outstanding Letters of Credit.

If any Drawings are outstanding in an Optional Currency, the amount of such Drawings for the purpose of calculating commitment commission shall be deemed to be the Sterling Amount of such Drawings.

7.3	Expenses

The Parent shall pay, or procure that there is paid, to the Agent on demand:

(a)
all reasonable expenses (including legal expenses and printing and out-of-pocket expenses) reasonably incurred by the Agent and the Continuing Banks in connection with the negotiation, preparation and execution of the Finance Documents and the completion of the transactions therein contemplated, the syndication of the Facilities, the preparation and distribution of the Information Package in connection with the Facilities and the negotiation, preparation and execution of any amendment or extension of, or the granting of any waiver or consent under, any of the Finance Documents; and

(b)
all expenses (including legal and out-of-pocket expenses) incurred by any of the Finance Parties in or in connection with, the enforcement of, or preservation of any rights under, any of the Finance Documents.

Any such claim for costs and expenses shall be supported by reasonable detail.

7.4	Value Added Tax

All fees and expenses payable pursuant to this clause 7 shall be paid together with an amount equal to any value added tax thereon payable by any of the Finance Parties.

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7.5	Stamp and other duties

The Parent shall pay, or procure that there is paid, all stamp, documentary, registration, notarisation or other duties or Taxes (including any duties or Taxes payable by, or assessed on, the Finance Parties) imposed on or in connection with the negotiation, preparation, and execution of any of the Finance Documents and the syndication of the Facilities and shall on demand in writing by the Agent indemnify the Finance Parties against any liability arising by reason of any delay or omission by the Parent to pay, or procure payment of, such duties or Taxes. This clause 7.5 shall not apply to any such duties or Taxes arising from a transfer, assignment or novation by any Bank save where the same is required by the Borrowers.

8	Payments and Taxes; accounts and calculations

8.1	No set-off or counterclaim; distribution to the Banks

All payments to be made by any Obligor under this Agreement shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 8.5 and 8.6, free and clear of any deductions or withholdings, in Sterling or the relevant Optional Currency (except for costs, charges or expenses which shall be payable in the currency in which they are incurred) on the due date to the account of the Agent at such bank as the Agent may from time to time specify for this purpose. Save where this Agreement provides for a payment to be made for the account of a particular Finance Party, in which case the Agent shall distribute the relevant payment to the relevant Finance Party concerned, payments to be made by any Obligor under this Agreement shall be for the account of all the Banks and the Agent shall forthwith distribute such payments in like funds as are received by the Agent to the Banks rateably in accordance with their Commitments or Contributions, as the case may be.

8.2	Payments by the Banks

All sums to be advanced by the Banks to any Obligor under this Agreement shall be remitted in Sterling or the relevant Optional Currency in immediately available funds not later than such time required in accordance with market practice for the relevant currency concerned to give same day value on the relevant Drawdown Date or, as the case may be, the first day of the relevant Interest Period to the account of the Agent at such bank as the Agent may have notified to the Banks and shall, in the case of the Term Loans, be applied in accordance with the irrevocable instructions contained in clause 4.1(d) and, in the case of any other such sum, be paid by the Agent on such date in like funds as are received by the Agent to the account of the relevant Obligor specified in the relevant Drawdown Notice.

8.3	Non-Banking Days

When any payment under this Agreement would otherwise be due on a day which is not a Banking Day, the due date for payment shall be postponed to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

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8.4	Agent may assume receipt

Where any sum is to be paid under this Agreement to the Agent for the account of another person, the Agent may assume that the payment will be made when due and may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent together with interest thereon sufficient to compensate the Agent for the cost of making available such sum up to (and/or, as the case may be, the cost to the relevant other person of not receiving such sum until) the date of such repayment and the person by whom such sum was payable shall indemnify the Agent (or the relevant other person) for any and all loss or expense which the Agent (or the relevant other person) may sustain or incur as a consequence of such sum not having been paid on its due date.

8.5	Grossing-up for Taxes

If at any time any Obligor is required by law to make any deduction or withholding in respect of Taxes from any payment due under this Agreement or any of the Borrower Security Documents for the account of any Finance Party (or if the Agent, or as the case may be, the Security Trustee, is required to make any such deduction or withholding from a payment to a Finance Party), the sum due from the relevant Obligor in respect of such payment shall, subject to clause 8.6, be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Finance Party receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) an amount equal to the sum which it would have received had no such deduction or withholding been required to be made. In such event and subject to clause 8.6, such Obligor shall make the Tax deduction or withholding and any payment required in connection with that Tax deduction or withholding within the time allowed and in the minimum amount required by law and shall indemnify each Finance Party against any losses or costs incurred by any of them by reason of any failure of such Obligor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment and shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding.

8.6	Qualifying Banks

(a)
Each Bank represents and warrants to the Agent and each Obligor to which it is a lender that it is a Qualifying Bank at the time it becomes a party to this Agreement and agrees promptly to notify the relevant Obligor if it ceases to be a Qualifying Bank.

(b)
If any Bank is not or ceases to be a Qualifying Bank then (save in circumstances where such Bank ceases to be a Qualifying Bank by reason of any change in law, regulation or in its application, administration or interpretation in each case taking effect after the date of this Agreement or the date such Bank becomes a party to this Agreement, if later) the relevant Obligor shall not be liable to pay or indemnify to that Bank under clause 8.5 for any amount in excess of the amount it would have been obliged to pay or indemnify, and shall not be obliged pursuant to clause 8.1 to pay any amount free and clear of deductions or withholdings which would not have applied, if that Bank had been, or had not ceased to be, a Qualifying Bank.

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(c)	Each Finance Party shall notify the Parent as soon as reasonably practicable after it becomes aware that it is not or has ceased or will cease to be a Qualifying Bank.

8.7	Claw-back of Tax benefit

If following any such deduction or withholding as is referred to in clause 8.5 any Finance Party shall receive or be granted a credit against or remission for any Taxes payable by it, such Finance Party shall, subject to the relevant Obligor having made any increased payment in accordance with clause 8.5 and to the extent that such Finance Party can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of such Finance Party to obtain any other relief or allowance which may be available to it, reimburse the relevant Obligor with such amount as such Finance Party shall in its absolute discretion certify to be the proportion of such credit or remission as will leave such Finance Party (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by the relevant Obligor as aforesaid. Such reimbursement shall be made forthwith upon such Finance Party certifying that the amount of such credit or remission has been received by it. Nothing contained in this Agreement shall oblige any Finance Party to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations or to take any steps to determine whether any credit or remission for any Taxes may be available to it. Without prejudice to the generality of the foregoing, any Obligor shall not, by virtue of this clause 8.7, be entitled to enquire about any Finance Party’s tax affairs.

8.8	Bank accounts

Each Bank and each Ancillary Bank shall maintain, in accordance with its usual practices, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under this Agreement or an Ancillary Document or any of the Security Documents. The Agent shall maintain a control account showing the utilisation of the Facilities and other sums owing by each Obligor under this Agreement and all payments in respect thereof made by each Obligor from time to time. The control account shall, in the absence of manifest error, be prima facie evidence as to the amount from time to time owing by each Obligor under this Agreement.

8.9	Partial payments

Subject to clause 17.27, if (i) on any date on which a payment is due to be made by any Obligor under this Agreement, the amount received by the Agent from such Obligor falls short of the total amount of the payment due to be made by such Obligor on such date or (ii) on any date on which the Agent receives any payment from the Security Trustee or otherwise receives any amount representing proceeds of realisations or other recoveries under any of the Security Documents, the amount of such payment or other receipt falls short of the total amount owing to the Finance Parties under this Agreement on such date then (in any such case), without prejudice to any rights or remedies available to the Finance Parties under any of the Finance Documents, the Agent shall apply the amount actually received by it in or towards discharge of the obligations of such Obligor under this Agreement in the following order, notwithstanding any appropriation made, or purported to be made, by such Obligor:

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(a)	first, in or towards payment, on a pro rata basis, of any unpaid fees, costs and expenses (ignoring any fees payable under clause 7.1) of the Agent or the Arrangers under this Agreement,

(b)	secondly, in or towards payment to the Banks, on a pro rata basis, of any amount owing to the Banks under clause 17.12;

(c)	thirdly, in or towards payment to the Continuing Banks of any portion of the arrangement fee payable under clause 7.1(a) which remains unpaid;

(d)	fourthly, in or towards payment to the Agent of any portion of the agency fee payable under clause 7.1(b) which remains unpaid;

(e)	fifthly, in or towards payment to the Banks, on a pro rata basis, of any accrued commitment commission payable under clause 7.2 which shall have become due but remains unpaid;

(f)
sixthly, in or towards payment to the Banks, on a pro rata basis, of any accrued interest, letter of credit commission or Fronting Bank fees which shall have become due but remains unpaid but so that any amount payable by virtue of clause 8.5 shall be excluded;

(g)	seventhly, in or towards payment to the Banks, on a pro rata basis, of any principal (including Ancillary Outstandings) which shall have become due but remains unpaid;

(h)	eighthly, in or towards payment to any such Banks, on a pro rata basis, of any amount payable to any Banks by virtue of clause 8.5 which remains unpaid; and

(i)	ninthly, in or towards payment of any other sum which shall have become due but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).

Each reference in clause 8.9(a) - (e) (inclusive) to a category of unpaid sums shall include interest thereon payable in accordance with this Agreement (including, without limitation, default interest under clause 5.4). Accordingly, clause 8.9(f) shall be construed as referring to interest on principal and accrued interest thereon which remain unpaid to the extent due.

The order of application set out in this clause 8.9(e) - 8.9(i) shall be varied by the Agent if the Majority Banks so direct, without any reference to, or consent or approval from, the Obligors.

8.10	Calculations

All interest and other payments of an annual nature under this Agreement or any of the Obligor Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and (in the case of Sterling) a 365 day year and (in the case of currencies other than Sterling) a 360 day year (or as is otherwise London interbank market custom in respect of any such currency). In calculating the actual number of days elapsed in a period which is one of a series of consecutive periods with no interval between them or a period on the last day of which any payment falls to be made in respect of such period, the first day of such period shall be included but the last day excluded.

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8.11	Certificates prima facie

Any certificate of, or determination by, a Finance Party as to any rate of interest or any other amount payable under this Agreement or any of the Obligor Security Documents shall, in the absence of manifest error, be prima facie evidence of the relevant amount.

8.12	Effect of monetary union

(a)
Coming into effect of provisions: The provisions of clauses 8.12(b) to (j) (inclusive), to the extent that any such provision relates to any state (or the currency of such state) which shall not be a participating member state on the commencement of the third stage of EMU, shall come into effect in relation to such state (and the currency of such state) on and with effect from the date on which such state becomes a participating member state.

(b)
Redenomination and alternative currencies: Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a participating member state shall be redenominated into the euro unit in accordance with EMU legislation, provided that, if and to the extent that any EMU legislation provides that following the commencement of the third stage of EMU an amount denominated either in the euro unit or in the national currency unit of a participating member state and payable within that participating member state by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit.

(c)	Advances: Any Advance in the currency of a participating member state shall be made in the euro unit.

(d)
Banking Days: In relation to any amount denominated or to be denominated in the euro unit or a national currency unit, any reference to a Banking Day shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in:

(i)	London, and

(ii)	Frankfurt am Main, Germany (or such principal financial centre or centres in such participating member state or states as the Agent may from time to time nominate for this purpose).

(e)
Payments to the Agent: Clause 8 shall be construed so that, in relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the Agent in immediately available, freely transferable, cleared funds to such account with such bank in Frankfurt am Main, Germany (or such other principal financial centre in such participating member state as the Agent may from time to time nominate for this purpose) as the Agent shall from time to time nominate for this purpose.

(f)	Payments by the Agent to the Banks: Any amount payable by the Agent to the Banks under this Agreement in the currency of a participating member state shall be paid in the euro unit.

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(g)
Payments by the Agent: In relation to the payment of any amount denominated in the euro unit or in a national currency unit, the Agent shall not be liable to any Obligor or any of the Banks in any way whatsoever for any delay, or the consequences of any delay (other than arising as a result of the Agent’s gross negligence or wilful misconduct) in the crediting to any account of any amount required by this Agreement to be paid by the Agent if the Agent shall (acting reasonably) have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial centre in the participating member state which such Obligor or, as the case may be, any Bank shall have specified for such purpose. In this clause “all relevant steps” means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Agent may from time to time (acting reasonably) determine for the purpose of clearing or settling payment of the euro.

(h)
Basis of accrual: If, in relation to the currency of any state which becomes a participating member state, the basis of accrual of interest or commitment commission expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest or commitment commission in respect of the euro, such expressed basis shall be replaced by such convention or practice with effect on the date on which such state becomes a participating member state provided that, if any Advance in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Advance, at the end of the then current Interest Period.

(i)
Rounding and other consequential changes: Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for indebtedness of any Obligor to the Banks and the Banks to any Obligor under or pursuant to this Agreement:

(i)
each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Agent shall, to the extent necessary, be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Agent may from time to time specify (after consultation with the Parent); and

(ii)
save as expressly provided in this clause 8.12, each provision of this Agreement shall be subject to such reasonable changes of construction as the Agent may (acting reasonably and in consultation with the Parent) from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states.

(j)
Increased costs: Without prejudice to clause 14.2, the Obligors shall, from time to time on demand of the Agent, pay to the Agent for the account of such Bank the amount of any increased cost incurred by, or of any reduction in any amount payable to or in the effective return under this Agreement to, a Bank or any holding company of such Bank directly attributable to the Facilities as a result of, after the date of this Agreement, the introduction of, changeover to or operation of the euro

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in any participating member state, other than any such cost or reduction or amount foregone reflected in the Additional Cost or which are fully compensated for under any other provision of this Agreement.

9	Representations and warranties

9.1	Repeated representations and warranties

Each Obligor represents and warrants to each Finance Party (so that references to any Obligor and other members of the Charging Group which at the date of this Agreement are not party to a Finance Document shall only take effect from the date that such Obligor or other member of the Charging Group becomes a party to any Finance Document) that:

(a)
Due incorporation: it and the other members of the Charging Group from time to time are duly incorporated and validly existing under the laws of the respective jurisdictions of their incorporation as limited liability companies and have power to carry on their respective businesses in all material respects as they are now being (or will immediately after the First Drawdown Date be) conducted and to own their respective property and other assets;

(b)
Corporate Power: it and the Charging Subsidiaries have power to execute, deliver and perform their respective obligations under each of the Finance Documents to which they are parties and (in the case of the Borrowers) to borrow the Commitments and to perform the hedging transactions to which they are, or may be, party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of any Borrower to borrow or perform hedging transactions will be exceeded as a result of any transaction under any of the Credit Documents and no limitation on any of their respective powers to give guarantees and/or to create security will be exceeded as a result of the execution and delivery of any of the Security Documents;

(c)
Binding obligations: (subject, in the case of the Security Documents, to registration under section 395 Companies Act 1985 and at H.M. Land Registry and the Trade Marks Registry and compliance with and registration under any analogous requirements in any other relevant jurisdiction) (i) subject to the Reservations, each of the Finance Documents when executed and delivered by it and/or any other member of the Charging Group, as the case may be, will (subject to the Reservations) constitute, valid, legally binding and enforceable obligations of it and all other members of the Charging Group in accordance with their respective terms and (ii) subject to the Reservations, it is not necessary, to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or any other Finance Document that they or any other instrument be notarised, filed, recorded registered or enrolled in any court, public office or elsewhere in the United Kingdom or (if different) in the jurisdiction of incorporation of the relevant Borrower or Charging Subsidiary or that any stamp, registration or similar tax or charge be paid in the United Kingdom or (if different) in the jurisdiction of incorporation of the relevant Borrower or Charging Subsidiary on or in relation to this Agreement and this Agreement is in proper form for its enforcement in the courts of the United Kingdom;

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(d)
No conflict with other obligations: the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Finance Documents to which it or such Charging Group member is a party, by it and all other members of the Charging Group will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which any of them are subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of them are a party or are subject or by which any of their property is bound to an extent which would have a Material Adverse Effect, (iii) contravene or conflict with any provision of their respective Memorandum or Articles of Association or, as the case may be, other relevant incorporation documents or by-laws or (iv) result, other than pursuant to the provisions of any of the Finance Documents, in the creation or imposition of, or oblige any member of the Group to create, any Encumbrance (save for a Permitted Encumbrance) on any member of the Group’s, assets, rights or revenues;

(e)
Audited financial statements: the then latest audited financial statements delivered to the Bank under clause 10.1(b)(i) have been prepared in accordance with the Appropriate Accounting Principles which have been consistently applied (subject as permitted pursuant to clause 11.1 (p)) and give (in conjunction with the notes thereto) a true and fair view of the financial position of the Parent and the consolidated financial position of the Group respectively as at the date to which such financial statements were made up and the results of the operations of the Parent and the results of the operations of the Group respectively for the financial year ended on such date; and

(f)
No Event of Default: no Event of Default has occurred which has not been either remedied (or otherwise ceased to be continuing) to the reasonable satisfaction of the Agent or expressly waived in writing;

(g)
Choice of law: the choice by the Obligors and the Charging Subsidiaries (as appropriate), of English law or, as the case may be, any other law as expressly set out in the relevant Finance Document to govern each of the Finance Documents which are expressed to be governed by English law or such other law, as the case may be, and the submissions to jurisdictions by the Obligors and the Charging Subsidiaries contained in the Finance Documents are valid and binding in all material respects;

(h)
No immunity: none of the Obligors and the Charging Subsidiaries and any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (including, without limitation, suit, attachment prior to judgment, execution or other enforcement);

(i)	ERISA: (in the case of the Parent, US Holdco and each US Borrower) except as would not have a Material Adverse Effect:

(i)
each Plan which is intended to be qualified has received a favourable determination letter from the Internal Revenue Service and nothing has occurred since the issuance of such letter to affect such qualification;

(ii)
neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this

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representation is made or deemed made with respect to any Plan, and each Plan has complied with the applicable provisions of ERISA, the Code, and all other applicable laws and regulations;

(iii)
no termination of a Single Employer Plan has occurred other than in a standard termination pursuant to Section 4041(b) or ERISA, and no Lien in favour of the PBGC or a Plan has arisen, during such five-year period;

(iv)
the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits;

(v)
neither US Holdco, any US Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in liability under ERISA; and

(vi)	no Multiemployer Plan is in Reorganisation or Insolvent;

(j)
Not an investment company: (in the case of each US Borrower) it is not an “investment company” as defined in the United States Investment Company Act of 1940 nor is it subject to any United States federal or state statute or regulation limiting its ability to incur Borrower Money; and

(k)
No margin stock: (in the case of each US Borrower) it is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock, within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry such margin stock.

9.2	Non-repeating representations and warranties

Each Obligor further represents and warrants to each of the Finance Parties that:

(l)
Historic financial statements: the audited consolidated financial statements of the Target Group delivered to the Agent pursuant to schedule 3, have been prepared in accordance with generally accepted accounting principles in the United Kingdom which have been consistently applied and give (in conjunction with the notes thereto) a true and fair view on the basis set out therein of the consolidated financial position of the Target Group as at each date at which such statements and accounts were prepared and the consolidated results of the operations of the Target Group for the periods to which such statements and accounts relate;

(m)
Information Package: (save as disclosed in writing to the Agent between the date of this Agreement and the Acquisition Completion Date in respect of any matter that comes to the knowledge of any member of the Group during that period (and not before)) having, prior to the date of this Agreement, made all reasonable enquiries in the circumstances of the Acquisition and the negotiation of the documents relating to the Acquisition:

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(i)
it is not aware of any material inaccuracy as to factual matters relating to the Target Group contained in the Information Package (other than the Market Reports) as at the respective dates of the component parts thereof;

(ii)
it is not aware of any significant facts or matters not stated in the Information Package (other than the Market Reports), the omission of which make the Information Package taken as a whole misleading in any material respect in the context of this Agreement;

(iii)
it believes the assumptions (upon which the forecasts and projections, contained in the Accountants’ Reports, the information Memorandum and the Financial Model are based) taken as a whole, and those forecasts and projections, are fair and reasonable; and

(iv)
it has made full disclosure of all material facts to all the persons responsible for preparing the Reports in relation to the Parent, the Group and the Target Group requested from it and known to it on the date when such request was made;

(n)
Copies of documents to be true and accurate: the copies of the Transaction Documents and the other relevant incorporation and constitutional documents or by-laws of it and all other members of the Charging Group delivered to the Agent in accordance with schedule 3 are true, complete and accurate in all material respects and have not been amended, varied or supplemented in any way and, save as otherwise referred to therein and so far as it is aware, no other agreements, arrangements or understandings exist between all or any of the parties to those agreements and instruments which would materially affect the transactions or arrangements contemplated by the Transaction Documents and/or the forecasts, projections and/or estimates contained or referred to in the Accountants’ Reports and/or the Financial Model;

(o)
Representations and warranties in other documents: to the best of the knowledge, information and belief of the Obligors and their respective officers, none of representations and warranties by the Vendors in the Acquisition Agreement are untrue or inaccurate in any respect which has a Material Adverse Effect (taking into account any recourse available under the Acquisition Agreement) and there is nothing disclosed in the Acquisition Disclosure Letter or the documents delivered pursuant thereto which has a Material Adverse Effect (taking into account any recourse available under the Acquisition Agreement);

(p)
Target Group: (i) the details of the Target Group set out in part 1 of schedule 1 to the Principal Agreement are accurate in all material respects and represent a complete list of all the members of the Target Group and the details of the Intellectual Property Rights of the Zeneca Specialties Business set out in schedule 10 to the Principal Agreement are not inaccurate in any respect which has a Material Adverse Effect and represent a complete list of the Intellectual Property Rights of the Target Group or, where they do not represent a complete list, such incompleteness will not have a Material Adverse Effect and (ii) prior to the Acquisition the Obligors had no interest in the share capital of any body corporate (other than as set out in the chart set out in schedule 13) and (iii) immediately after the Acquisition it will have no interest in the share capital of any body corporate other than as set out in schedule 13 and the list of companies comprising members

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of the Group as at the Acquisition Completion Date delivered, or to be delivered, prior to the Acquisition Completion Date, pursuant to schedule 3 save for members of the Target Group acquired pursuant to Deferred Completions;

(q)
Charging Group assets: save to the extent agreed otherwise on the Acquisition Completion Date the assets of the members of the Charging Group listed in relevant schedules to the Security Documents are beneficially owned by the relevant member of the Charging Group as indicated in the relevant schedule, are not subject to any Encumbrance (other than a Permitted Encumbrance) and such lists are true and accurate in all material respects and will represent a complete list in all material respects of such categories of assets owned by the Charging Group as at the Acquisition Completion Date;

(r)
Clean company: (other than as may result from entry into the Transaction Documents and the documents ancillary thereto and the transactions and matters contemplated thereby) prior to the date of this Agreement the Obligors and the Purchasers have not undertaken any trading or incurred any material liabilities of any nature whatsoever whether actual or contingent other than liabilities for professional fees and any liability which would arise if the relevant company were wound up;

(s)
No Borrowed Money or Encumbrances: immediately following the First Drawdown Date, (i) none of the Obligors and the other members of the Group will have any liabilities in respect of Borrowed Money other than as permitted under clause 11.1 and (ii) no Encumbrances (other than Permitted Encumbrances) will exist over the assets and undertaking of the Obligors or any other member of the Group;

(t)
Consents etc relating to the Finance Documents: (subject, in the case of the Security Documents, to registration under Section 395 Companies Act 1985, registration at the Land Registry, registration at the Trade Marks Registry and any equivalent registration requirements relating to Non-UK Security Documents) as at the First Drawdown Date every consent, authorisation, licence or approval of, or filing, notarisation or registration required to ensure compliance by the Obligors with clause 10.2(b) will have been obtained or made and will be in full force and effect and there will have been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

(u)
Compliance with consents etc relating to the business of the Group: all necessary consents to the transactions constituted by the Acquisition have been, or will, by the Acquisition Completion Date (save for any necessary consents required for the parts of the Acquisition constituted by Deferred Completions, in which case such consents will, by the date of the relevant Deferred Completions, be obtained), be obtained and all material consents, licences and other approvals and authorisation reasonably necessary for the conduct of the Zeneca Specialties Business substantially as conducted at the First Drawdown Date (save where the relevant material consents, licences and other approvals and authorisations are only so required in relation to the parts of the Zeneca Specialties Business carried on by parts thereof to be acquired pursuant to Deferred Completion, where such consents, licences, approvals and authorisations will be obtained by the date of the relevant Deferred Completion) have been, or when required will be obtained, their terms and conditions have been, or will be, complied with and they have not been

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revoked or otherwise terminated, in each case which if not obtained or complied with or which if revoked or terminated would have a Material Adverse Effect;

(v)
No share options etc: (other than as contained in the Subscription Agreement and in relation to the Acquisition Reorganisation) there are no agreements in force or corporate resolutions passed which call for the present or future issue or allotment of, or grant to any person the right (whether conditional or otherwise) to call for the issue or allotment of any share or loan capital of UK1, UK2, UK3, UK4, UK5 and the Parent or any other member of the Group (including any option or right of pre-emption or conversion) where the exercise of such option would cause a Change of Control, other than intra-Group arrangements;

(w)
Litigation: no litigation, alternative dispute resolution, arbitration or administration proceeding is taking place, pending or, to the knowledge of the officers of such Obligor, threatened against the Parent or any other member of the Group which in any such case would have a Material Adverse Effect;

(x)	Environmental matters: save as disclosed in the Environmental Report:

(i)
it is and (to the extent this representation relates to matters arising in relation to the Target Group prior to the date of this Agreement, to the knowledge, information and belief of the directors of such Obligor) for the past five years has been in compliance with all applicable Environmental Laws and there are no circumstances known to it that may prevent or interfere with such compliance in the future where in any such case non-compliance would have a Material Adverse Effect and there are no circumstances known to it that could give rise to any liability under Environmental Laws which liability would have a Material Adverse Effect;

(ii)
it is and (to the extent this representation relates to matters arising in relation to the Target Group prior to the date of this Agreement, to the knowledge, information and belief of the directors of such Obligor) for the past five years has been in compliance with the terms of all Environmental Licences necessary for the ownership and operation of its facilities and businesses as presently owned and operated and as presently proposed to be owned and operated and it will have all such Environmental Licences prior to the commencement of any new activities or the commencement of work at any new sites to be owned or operated by it where in any such case non-compliance with or the lack of any such Environmental Licences would have Material Adverse Effect; and

(iii)
(to the extent this representation relates to matters rising in relation to the Target Group prior to the date of this Agreement, to the knowledge, information and belief of the directors of such Obligor) there is no Environmental Claim pending or, to the knowledge, information and belief of the directors of such Obligor, threatened against it, and to its knowledge there are no past or present acts, omissions, events or circumstances which could form the basis of any Environmental Claim against it, which in any such case would have a Material Adverse Effect;

(y)	No Default: no Default has occurred which has not been either remedied (or otherwise ceased to be continuing) to the reasonable satisfaction of the Agent or expressly waived in writing;

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(z)	UK2, UK4, UK5, Parent and Borrowers “wholly-owned”: UK2, UK4, UK5, the Parent and the Borrowers are respectively wholly-owned subsidiaries of UK1, UK2, UK4, UK5 and the Parent;

(aa)
Year 2000: any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the computer systems of the Obligors and the Charging Subsidiaries and (ii) equipment of the Obligors and the Charging Subsidiaries containing embedded microchips (including systems and equipment supplied by others), in each case which systems or equipment are material to the carrying on of the Group’s business, and the testing of all such systems and equipment as so reprogrammed will be completed by the commencement of the year 2000 and the cost to the Group of such reprogramming and testing and of the reasonably foreseeable consequences to the Group of year 2000 in respect of the Group’s computer systems will not, in the reasonable opinion of the Parent, result in a Default or have a Material Adverse Effect; and

(bb)
Euro Compliance: the Company Process of each member of the Group which is required to be Euro Compliant and the Computer System used by each such member has been or will be produced and/or adapted in a manner which ensures that, and has been or will be tested to demonstrate that, it is Euro Compliant, where failure to be Euro Compliant would have a Material Adverse Effect, and for which purpose:

(i)	“Company Process” means each system, procedure, process or operation that refers to or uses a National Currency or the euro;

(ii)	“Computer System” means each item of information technology equipment and software programme used in the course of the relevant member of the Group’s business;

(iii)	“Euro Compliant” means that:

(A)
reference to or use of euro or National Currency in the operation of that Company Process, whether alone or in conjunction with any other Company Process, will not have a material inconvenience in, the operation of that Company Process;

(B)	it will without material inconvenience operate with like effectiveness in a way which refers to and/uses, in addition, euro or National Currency;

(C)
(in the case of a Company System only) the inclusion of a reference to or use of euro or National Currency in the financial information exchanged with any item of equipment or software programme which is not a Company System but with which that Company System exchanges financial information in the course of a Group Company’s business will not have a material adverse effect on, nor give rise to material inconvenience in, that exchange of financial information; and

(iv)	“National Currency” means the currency of one of the Member States of the European Union.

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(cc)
Professional Market Party: Each Dutch Borrower has or shall have at the time any of the Banks make a Facility available to the Dutch Borrower, taken steps (i) in accordance with the Dutch Policy Rule to verify that the Banks are Professional Market Parties and (ii) to ensure that it otherwise duly complies with the requirements under the Dutch Banking Act, the Dutch Exemption Regulation and the Dutch Policy Rule.

9.3	Non-repeating representations and warranties on Effective Date

On the Effective Date, each Obligor further represents and warrants to each of the Finance Parties that:

(a)
Historic financial statements: the audited consolidated financial statements of the Group delivered to the Agent pursuant to schedule 2 of the Amendment Agreement have been prepared in accordance with generally accepted accounting principles in the United Kingdom which have been consistently applied and give (in conjunction with the notes thereto) a true and fair view on the basis set out therein of the consolidated financial position of the Group as at each date at which such statements and accounts were prepared and the consolidated results of the operations of the Group for the periods to which such statements and accounts relate;

(b)
Information Package: (save as disclosed in writing to the Agent between the date of the Amendment Agreement and the Effective Date in respect of any matter that comes to the knowledge of any member of the Group during that period (and not before)):

(i)	to the best of its knowledge and belief it is not aware of any material inaccuracy as to factual matters relating to the Group contained in the New Accountants’ Report as at the date thereof;

(ii)
to the best of its knowledge and belief it is not aware of any significant facts or matters not stated in the New Accountants’ Report, the omission of which make the New Accountants’ Report taken as a whole misleading in any material respect in the context of this Agreement or the Amendment Agreement;

(iii)
it believes the assumptions (upon which the forecasts and projections, contained in the New Accountants’ Report are based) taken as a whole, and those forecasts and projections, are fair and reasonable; and

(iv)
it has made full disclosure of all material facts to all the persons responsible for preparing the New Accountants’ Report in relation to the Parent and the Group requested from it and known to it on the date when such request was made;

(c)
Copies of documents to be true and accurate: the copies of the Transaction Documents (other than the Acquisition Agreement) and the other relevant incorporation and constitutional documents or by-laws of it and all other members of the Charging Group delivered to the Agent in accordance with schedule 2 of the Amendment Agreement are true, complete and accurate in all material respects and have not been amended, varied or supplemented in any way and, save as otherwise referred to therein and so far as it is aware, no other agreements,

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arrangements or understandings exist between all or any of the parties to those agreements and instruments which would materially affect the transactions or arrangements contemplated by the Transaction Documents (other than the Acquisition Agreement)and/or the forecasts, projections and/or estimates contained or referred to in the New Accountants’ Reports;

(d)
Group: (i) the details of the Group set out in the group structure chart required to be delivered pursuant to schedule 2 of the Amendment Agreement (the “Group Structure Chart”) are accurate in all material respects and represent a complete list of all the members of the Group and (ii) the Obligors had no interest in the share capital of any body corporate (other than as set out in the Group Structure Chart) and (iii) the Group Structure Chart shows each person which is a Dormant Company;

(e)
Charging Group assets: save to the extent agreed otherwise on the Effective Date the assets of the members of the Charging Group listed in the Security Documents required to be delivered pursuant to schedule 2 of the Amendment Agreement are beneficially owned by the relevant member of the Charging Group as indicated in the relevant schedule, are not subject to any Encumbrance (other than a Permitted Encumbrance) and such lists are true and accurate in all material respects and will represent a complete list in all material respects of such categories of assets owned by the Charging Group as at the Effective Date;

(f)
No Borrowed Money or Encumbrances: on the Effective Date (i) none of the Obligors and the other members of the Group will have any liabilities in respect of Borrowed Money other than as permitted under clause 11.1 and (ii) no Encumbrances (other than Permitted Encumbrances) will exist over the assets and undertaking of the Obligors or any other member of the Group;

(g)
Consents etc relating to the Finance Documents: (subject, in the case of the Security Documents, to registration under Section 395 Companies Act 1985, registration at the Land Registry, registration at the Trade Marks Registry and any equivalent registration requirements relating to Non-UK Security Documents) as at the Effective Date every consent, authorisation, licence or approval of, or filing, notarisation or registration required to ensure compliance by the Obligors with clause 10.2(b) will have been obtained or made and will be in full force and effect and there will have been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

(h)
Compliance with consents etc relating to the business of the Group: as at the Effective Date, all necessary consents have been, or will be obtained and all material consents, licences and other approvals and authorisation reasonably necessary for the conduct of the business of the Group substantially as conducted at the Effective Date have been, or when required will be obtained, their terms and conditions have been, or will be, complied with and they have not been revoked or otherwise terminated, in each case which if not obtained or complied with or which if revoked or terminated would have a Material Adverse Effect;

(i)
No share options etc: (other than as contemplated by the Subscription Agreement and in relation to the Acquisition Reorganisation) there are no agreements in force or corporate resolutions passed which call for the present or future issue or allotment of, or grant to any person the right (whether conditional or

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otherwise) to call for the issue or allotment of any share or loan capital of UK1, UK2, UK3, UK4, UK5 and the Parent or any other member of the Group (including any option or right of pre-emption or conversion) where the exercise of such option would cause a Change of Control, other than intra-Group arrangements;

(j)
Litigation: no litigation, alternative dispute resolution, arbitration or administration proceeding is taking place, pending or, to the knowledge of the officers of such Obligor, threatened against the Parent or any other member of the Group which in any such case would have a Material Adverse Effect;

(k)	No Default: no Default has occurred which has not been either remedied (or otherwise ceased to be continuing) to the reasonable satisfaction of the Agent or expressly waived in writing;

(l)	UK2, UK4, UK5, Parent and Borrowers “wholly-owned”: UK2, UK4, UK5, the Parent and the Borrowers are respectively wholly-owned subsidiaries of UK1, UK2, UK4, UK5 and the Parent; and

(m)	the Insurances required by Clause 10.2(i) (Insurance) are in full force and effect as required by this Agreement.

9.4	Repetition

The representations and warranties in clause 9.1 and 9.2 shall be deemed to be repeated on and as of the First Drawdown Date, and in the case of clause 9.1 only, each subsequent Drawdown Date and each Interest Payment Date, as if made with reference to the facts and circumstances existing on each such date. The representations in clauses 9.2(e)(iii) and 9.2(j) shall be deemed repeated on the date of each Deferred Completion with reference to the Acquisition as completed up to such date.

10	Positive Undertakings

10.1	Information Undertakings

Each Obligor undertakes with each of the Finance Parties that, throughout the Finance Period:

(a)	Preparation of financial statements: it will:

(i)
Annual audited financial statements: prepare financial statements in respect of itself and (in the case of the Parent only) consolidated financial statements in respect of the Enlarged Group in accordance with the Appropriate Accounting Principles (subject to clause 11.1 (p)) consistently applied in respect of each financial year and cause the same to be reported on by the Auditors; and

(ii)
Management accounts: (in the case of the Parent only) prepare accounting period consolidated management accounts in respect of the Enlarged Group in accordance with or on a basis consistent with the Appropriate Accounting Principles (consistently applied) in respect of each successive accounting period and each Quarter in the agreed form and including, without limitation in respect of each such accounting period or, as the case may be, Quarter:

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(A)
a consolidated cashflow statement and profit and loss account for (1) the financial year to date and (2) in the case of each Quarter, whatever periods or rolling twelve month periods are relevant to the calculations of the Financial Definitions for the Financial Covenants;

(B)	a consolidated balance sheet as at the end of such period;

(C)	a comparison of all relevant results with the relevant Annual Budget;

(D)
(for the purposes relevant for clause 6.9(b) and in respect of each Quarter only) a statement of the aggregate Net Proceeds of relevant disposals made during such Quarter other than disposals to which clause 6.9(b)(i) does not apply;

(iii)	[Intentionally deleted]

(b)	Delivery of financial statements: it will deliver to the Agent, for distribution to the Banks, sufficient copies for all the Banks of each of the following documents:

(i)	Annual audited financial statements: at the time of issue thereof to the shareholders of the Parent but in any event not later than 120 days after the end of the financial year to which they relate, the audited financial statements referred to in clause 10.1(a)(i) for each financial year together, in each case, with the report of the Auditors thereon, the notes thereto, the directors’ report thereon and the certificate referred to in clause 10.1(b)(iv);

(ii)
Management accounts: within 30 days after the end of each accounting period (including, for avoidance of doubt, those ending on the same day as the end of a Quarter) ending after the Acquisition Completion Date and within 60 days after the end of the Quarter ending 30 June 1999 or within 45 days after the end of each other Quarter ending after the Acquisition Completion Date management accounts for the Group in respect of such accounting period or, as the case may be, Quarter prepared in accordance with the requirements of clause 10.1(a)(ii) together, in the case of accounts in respect of a Quarter, with the certificate referred to in clause 10.1(b)(iii);

(iii)
Directors’ compliance certificates: at the time of the delivery of management accounts for each Quarter as at the end of which the Financial Covenants are to be tested and in each case speaking as at the end of such Quarter a certificate of the Parent signed by its finance director or chief financial officer at the time stating:

(A)	the respective amounts of the Financial Definitions in respect of or, as the case may be, as at the end of the relevant period specified in the Financial Covenants;

(B)
the application of the respective amounts of the Financial Definitions to the Financial Covenants and confirming that, as at the date to which the relevant management accounts are made up, the Parent was in compliance with the Financial Covenants (or, if not, indicating the extent of the breach and the steps intended to be taken to remedy the same) and that, (so far as it is aware, without personal liability on their part) as at the date of the certificate, no

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Default has occurred and is continuing (or, if such is not the case, specifying the same),

Provided that if reasonable grounds exist for believing that any certificate delivered under this clause 10.1(b)(iii) was not correct in any material respect insofar as it relates to the Financial Definitions and compliance with the Financial Covenants when delivered, the Agent may after consultation with the Parent consult with the Auditors in respect of such certificate and require them to give a written opinion to the Agent on such certificate (the cost of one such requested opinion in any financial year to be borne by the Parent unless such opinion establishes that the relevant certificate was not incorrect in any material respect, in which case such cost will be borne by the Banks);

(iv)
Annual Auditors’ certificate: at the time of delivery of the annual audited consolidated financial statements of the Group a certificate from the Auditors (in a form acceptable to the Agent (acting reasonably) and which can be relied upon by the Agent (for itself and the other Finance Parties)) stating:

(A)
the respective Financial Definitions in respect of or, as the case may be, as at the end of the relevant period specified in the Financial Covenants and indicating the manner in which such amounts have been calculated;

(B)	the application of the respective amounts of such Financial Definitions to the Financial Covenants; and

(C)	in reasonable detail, the Consolidated Excess Cash Flow calculation for such financial year,

so that each such certificate shall (in the absence of manifest error) be conclusive as to matters contained in it;

(v)	Annual Budget: as soon as it becomes available, and in any event not later than the last day of February in each financial year, the Annual Budget for such financial year;

(vi)
Reports and notices to creditors and shareholders: at the time of issue thereof every report, circular, notice or like document issued by any member of the Group to its creditors (or any class of creditors) generally and every notice convening a meeting of the shareholders or any class of the shareholders of the Parent;

(vii)
Further information: promptly upon request such further information in its possession or reasonably obtainable by it concerning the financial position of the Group (or any member of it) as the Agent shall reasonably require (taking into account any legally binding confidentiality restrictions entered into by the Obligor bona fide, in good faith and not with the intention of restricting the provision of information to the Banks); and

(viii)
Completion accounts and post-completion adjustment: within 10 days of receipt or generation of the same, the documentation or correspondence setting out any working capital adjustment pursuant to the Principal

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Agreement including in relation to cash in the Target Group, the working capital position of the Target Group and/or Borrowed Money owed by members of the Target Group to third parties and to the Vendors or any Vendor group member;

(ix)	Notice of Default: it will promptly upon becoming aware of the same inform the Agent of any Default;

(x)
Notice of litigation: it will, within 10 Banking Days of becoming aware that the same is threatened or pending and in any case immediately after the relevant Obligor becomes aware of the commencement thereof, give to the Agent notice in writing of any litigation, arbitration or administrative proceedings or any dispute affecting such Obligor or any other member of the Group or any of their respective assets, rights or revenues which if determined against it would (or would reasonably be expected to) result in any member of the Group incurring a liability in excess of £2,500,000[1] (or its equivalent, as determined by the Agent, in other currencies); and

(xi)
Deferred Completions: (in the case of the Parent) it will, promptly after each Deferred Completion, notify the Agent thereof and update (and notify to the Agent) schedule 13 and the list of companies comprising the Group as delivered pursuant to schedule 3.

(c)
Know your customer requirements: Each Obligor shall promptly upon the request of the Agent or any Bank, and each Bank shall promptly upon the request of the Agent, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Bank) or any Bank (for itself or on behalf of any prospective Substitute) in order for the Agent, such Bank or any prospective Substitute to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any person that it is required to carry out in relation to the transactions contemplated in the Finance Documents.

(d)
The Parent shall, by not less than ten Business Days’ written notice to the Agent, notify the Agent (which shall promptly notify the Bank) of its intention to request that one of its Subsidiaries becomes an Additional Borrower pursuant to Clause 20.1.

(e)
Following the giving of any notice pursuant to paragraph (b) above, the Parent shall promptly upon the request of the Agent or any Bank supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Bank) or any Bank (for itself or on behalf of any prospective Substitute) in order for the Agent, such Bank or any prospective Substitute to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any person that it is required to carry out pursuant to the accession of such Subsidiary to this Agreement as an Additional Borrower.

[1]	Please note this is consistent with Clause 10.2(j) as agreed.

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10.2	General undertakings

Each Obligor undertakes with each of the Finance Parties that, throughout the Finance Period:

(a)	Use of proceeds: it will use the proceeds of Drawings under the Facilities exclusively for the respective purposes specified in clause 1.1;

(b)
Consents etc relating to the Finance Documents: it will (and will procure the same in respect of all its Subsidiaries), without prejudice to clauses 3.1 and 3.2 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of any Government Entity in connection with the Finance Documents and do, or cause to be done, all other acts and things, which may from time to time be necessary under applicable law for the continued due performance of all its (or its Subsidiaries) obligations under the Finance Documents;

(c)
Compliance with consents etc relating to the business of the Group: it will comply, and shall procure that all its Subsidiaries comply, in all material respects with the terms and conditions of all laws, regulations, agreements, licences and concessions material to the carrying on of the business of any member of the Group as it is being carried on at, or is contemplated by the Financial Model to be carried on from, the First Drawdown Date, the failure to comply with which would have a Material Adverse Effect;

(d)
Tax returns: it will, and will procure that each of its Subsidiaries will, file or cause to be filed all tax returns required to be filed in all jurisdictions in which it is situated or carries on business or is otherwise subject to Taxation prior to material penalties being incurred and pay all Taxes shown to be due and payable on such returns or any assessments made against it prior to material penalties being incurred (other than those being contested in good faith and where such payment may be lawfully withheld);

(e)
Pension schemes: it will ensure that the levels of contribution to the pension schemes for the time being operated by the Group are and continue to be sufficient to comply with all obligations of the Group under such schemes and generally at law;

(f)	Guarantees and security for Subsidiaries: it will to the extent legally possible and required by the Agent (acting on the instructions of the Majority Banks) from time to time:

(i)
after consultation with the Parent and having due regard to the costs, effectiveness of, and practicality of providing such security and the criteria (in the agreed form) which determined the Original Charging Subsidiaries and the principles in the Security Memorandum, procure that additional security acceptable to the Majority Banks (acting reasonably) shall be executed and delivered to the Agent by any UK Subsidiary or US Subsidiary (other than the wholly-owned Subsidiary of Avecia Limited formed on or about 30 June 1999 to be the trustee (or similar) of the Group’s pension scheme Provided that such Subsidiary shall not carry on any business other than being such trustee (or similar) (including any activities incidental to such function) and shall not own or acquire any

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assets other than assets held by it in its capacity as such trustee (or similar) and any other assets it properly requires in order to carry on such function and any such other UK Subsidiary or US Subsidiary which the Majority Banks (acting reasonably) consider immaterial) or Non-UK/US Material Subsidiary of the Parent as soon as reasonably practicable after (A) its becoming such a UK Subsidiary, US Subsidiary or Non-UK/US Material Subsidiary, as the case may be or (B) the re-activation of a UK Subsidiary, US Subsidiary or Non-UK/US Material Subsidiary (which in each case is a Dormant Company), as the case may be, which is not then providing security pursuant to the Security Documents or any UK Subsidiary or US Subsidiary which the Majority Banks had previously considered immaterial ceasing in the opinion of the Majority Banks (acting reasonably) to be immaterial Provided that such security will not be on more onerous terms than the Guarantee and Debenture or, as the case may be, the US Security Documents Provided that the Agent shall not require the provision of any security pursuant to this clause 10.2(f)(i) over any assets, or from any member of the Target Group, that are to be acquired pursuant to a Deferred Completion, until such Deferred Completion has taken place;

(ii)
ensure that each of the Parent, UK7, UK Bank Finco and (save for non-material businesses and assets acquired pursuant to the Acquisition Agreement and Provided that there shall be no material increase in the value of those businesses and assets) Dutch Holdco remains a non-trading company whose only businesses are as a holding company and a provider and recipient of intercompany loans;

(iii)	if:

(A)	a Default occurs and is continuing; or

(B)	any subsidiary of Avecia Holdings B.V. (formerly ZSC International B.V.) becomes a Material Subsidiary,

promptly following notice from the Agent, execute all such documents and take all such steps as are reasonably required by the Agent (including, without limitation, by procuring that Avecia Holdings B.V. (formerly ZSC International B.V.) takes all steps required to be taken by it under clause 7.2 of the charge over shares dated on or about the Acquisition Completion Date between Avecia Holdings B.V. (formerly ZSC International B.V.) and the Security Trustee) to perfect Encumbrances provided pursuant to the Security Memorandum which have, in accordance with the Security Memorandum, not then been perfected; and

(iv)
in the event of the retirement of the Security Trustee pursuant to Clause 17.13 any additional security acceptable to the Majority Banks based on legal advice from their legal advisers that is necessary in order to ensure any security existing immediately prior to the proposed retirement of the Security Trustee remains effective;

(g)
Financial assistance: it will ensure that all payments between members of the Group are made in compliance with applicable local laws or regulations concerning financial assistance by a company for the acquisition of or subscription for its own shares or concerning the protection of shareholders’ capital (taking account of any

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Encumbrance(s) given, or to be given, by any member of the Group pursuant to the Finance Documents);

(h)
Pari passu: it will ensure that, to the extent that such action is legally possible, its obligations, and those of each other member of the Group, under this Agreement and each of the other Finance Documents shall, without prejudice to clause 11.1(a), at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

(i)
Insurance: it will, and will procure that each of its Subsidiaries will, insure and keep insured all its (or their) assets with underwriters or insurance companies of repute to such extent and against such risks as prudent companies engaged in businesses similar to the Zeneca Specialties Business or to that of the relevant member of the Group normally insure and as further required under the terms of the Security Documents and produce (if available) to the Agent on reasonable request copies of all insurance policies from time to time effected by it and its Subsidiaries (or certificates of insurance in respect of such policies or such other evidence of the existence of such policies as may be reasonably acceptable to the Agent) following their issue and receipts for the premiums payable under such policies;

(j)
Environmental: (i) it will, and will procure that each of its Subsidiaries will, comply with all orders, consents, decrees and judgments issued under any Environmental Law in respect of Environmental Claims to which it is subject which are existing on the date of this Agreement, and otherwise comply with all Environmental Laws and maintain and comply with and, to the extent that it is able to do so, ensure compliance by all tenants and sub-tenants, if any, with the terms and conditions of all Environmental Licences, in each case as may be necessary for the conduct of its business, where the failure to comply in each case above, would have a Material Adverse Effect, and (ii) promptly upon becoming aware of the same notify the Agent of any Environmental Claim (other than any demand, order or notification given other than as a result of breach of, or failure to comply with, any Environmental Law or Environmental Licence) which is likely to involve liability and/or expenditure which would (or would reasonably be expected to) result in any member of the Group incurring a liability in excess of £2,500,000 (or its equivalent in other currencies);

(k)
Access: it will, and will procure that its Subsidiaries will, upon reasonable notice being given to the Parent, and, unless the Agent has reasonable grounds for believing that there is an outstanding Event of Default, not more than once in any two consecutive Quarters, permit the Agent (and unless the Agent has reasonable grounds for believing that there is an outstanding Event of Default at the Agent’s expense) to have access to the assets, books and records of each member of the Group and to inspect the same during normal business hours; and

(l)
Year 2000: it will provide the Agent by 30 September 1999 with information about the steps being taken by each member of the Group to ensure that the issues arising out of the start of the year 2000 material to the carrying on of the Group’s business are being addressed;

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(m)	Intellectual Property Rights: it will, and will procure that each of its Subsidiaries will:

(i)
take all reasonable actions to safeguard and maintain its rights, present and future, in all Intellectual Property Rights including, without limitation, observing all license restrictions relating thereto and paying all applicable renewal fees, licence fees and other outgoings unless it determines in its reasonable business judgment that such maintenance is no longer desirable in the conduct of its business and that the loss thereof would not have a Material Adverse Effect;

(ii)
use commercially reasonable efforts to effect registration of applications for registration of any design, patent, trademark and service mark and periodically inform the Agent of events relevant to any such application and not without the prior consent in writing of the Agent permit any Intellectual Property Rights to be abandoned or cancelled, to lapse or to be liable to any claim of abandonment for non-use unless it determines that such abandonment cancellation or non-use is desirable in the conduct of its business and would not have a Material Adverse Effect; and

(iii)
notify the Agent forthwith of any material infringement or suspected infringement or any challenge to the validity of any of its present or future Intellectual Property Rights which may come to its notice and, if the Agent so requests, supply the Agent with all relevant information in its possession relating thereto, and take all commercially reasonable steps to prevent or terminate any such infringement and to defend any challenge to the validity of any such rights unless it determines in its reasonable business judgment that such steps or such defence is not desirable in the conduct of its business and that such infringement or challenge would not have a Material Adverse Effect;

(n)
ERISA - material events or conditions: promptly after it or any other member of the Group knows or has reason to know that any of the following events or conditions (if individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect) has occurred or arisen it will furnish to the Agent a statement signed by a senior financial officer of the Parent setting forth details respecting such event or condition and the action, if any, which the Parent or an ERISA Affiliate proposes to take with respect thereof, such events and conditions being:

(i)
the occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favour of the PBGC or a Single Employer Plan or, to the extent the Parent and/or any US Borrower or any Commonly Controlled Entity has received written notice thereof, any withdrawal from, or termination, Reorganisation or Insolvency of, any Multiemployer Plan; or

(ii)
the institution of proceedings or the taking of any other action by the PBGC to terminate any Single Employer Plan, to the extent the Parent, US Holdco and/or any US Borrower or any Commonly Controlled Entity has received written notice thereof, or the filing of a notice to terminate a Single Employer Plan in a distress termination pursuant to Section 4041 (c) of

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ERISA by the Parent, US Holdco and/or any US Borrower or any Commonly Controlled Entity;

(o)
Euro Compliance: it will, and will procure that each member of the Group which is required to be Euro Compliant is at all times Euro Compliant (as defined in clause 9.2(q)) save where failure to be Euro Compliant would not have a Material Adverse Effect;

(p)
Properties: (in the case of the Parent) it will procure the delivery in duplicate to the Security Trustee (not less than 5 Banking Days prior to the First Drawdown Date) of a certificate of title in the agreed form in respect of each of the properties listed in schedule 14, duly and properly completed, dated and signed by the relevant firm of solicitors specified in schedule 14; and

(q)
Publicity: it will, at the reasonable request of the Agent, issue or allow to be issued on its behalf, a press release or other publicity which refers to this Agreement as amended and restated by the Amendment Agreement.

10.3	Financial Undertakings

The Parent undertakes with each of the Finance Parties that, throughout the Finance Period, it will observe and comply with the Financial Covenants.

10.4	Conditions Subsequent

(a)
Assistance with syndication arrangements: The Parent undertakes with the Arrangers to give, and procure that each relevant member of the Group gives, to the Arrangers all such assistance as the Arrangers shall reasonably require for the purpose of the primary syndication of the Facilities after the date of this Agreement and agrees (upon reasonable notice and at reasonable times during business hours and provided this does not interfere with the running of the business to any material extent) to make appropriate senior management available to discuss and give presentations in respect of the business and affairs of the Group with and to potential participants in the Facilities and if appropriate assist in the arranging of site visits. In particular, the Parent shall assist the Arrangers in the preparation of the Information Memorandum and in agreeing a form of confirmation to be included therein whereby the Parent confirms (a) that the Information Memorandum taken as a whole when finalised is accurate and complete in all material respects and not misleading in any material respect and (b) that it believes that the projections which it has agreed to be included in the Information Memorandum are based on assumptions which the Parent considers to be fair and reasonable.

(b)	Service contracts: The Parent will procure that service contracts are entered into by the Parent with a Chief Executive Officer by 31 December 1999.

(c)
Auditors’ letter: The Parent undertakes to provide to the Agent promptly following the Auditors’ appointment and in any event by 31 December 1999 a letter from the Auditors (who shall be one of the firms mentioned by name in the definition thereof in clause 1.2) confirming that they have been appointed as the auditors of the Group, together with a letter setting out their form of compliance certificate referred to in clause 10.1(b)(iv) addressed to the Finance Parties in the agreed form and confirming that the Finance Parties can rely on any such certificate.

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10.5	Hedge Transactions

(a)	[Intentionally Deleted]

(b)	Termination of the Hedge Transactions

Each Hedge Counterparty agrees with the Banks (but not with the Parent or any other member of the Group) that it will not terminate any Hedge Transaction to which it is a party (each such Hedge Transaction being a “relevant Hedge Transaction” and each such relevant Hedge Transaction being evidenced by a “relevant Hedge Document”) except:

(i)
as a result of the non-payment by the relevant member of the Group of any Indebtedness under any relevant Hedge Transaction which has fallen due for payment in the currency and manner stipulated in the relevant Hedge Document before the expiry of any applicable cure period (or, if no cure period is prescribed in the relevant Hedge Document, three Banking Days);

(ii)	as a result of the repudiation of any relevant Hedge Transaction by the relevant member of the Group;

(iii)	upon the issue by the Agent of a notice under clause 12.2(c), (d) or (f);

(iv)	upon:

(A)
it becoming contrary to any law or regulation for the relevant member of the Group or such Hedge Counterparty to perform the payment obligations expressed to be assumed by it in respect of any relevant Hedge Transaction or such obligations become invalid or unenforceable against the relevant member of the Group; or

(B)
any provision of any Hedge Document to which such Hedge Counterparty is a party relating to the termination thereof (including, without limitation, the calculation of or obligation to pay amounts upon such termination) becoming invalid or unenforceable against the relevant member of the Group;

(v)
upon any exchange control, foreign currency or other consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the relevant member of the Group to authorise, or required by the relevant member of the Group in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of any Hedge Document or the performance of its payment obligations thereunder being modified in a manner unacceptable to such Hedge Counterparty or not being granted or being revoked or terminated or expiring and not being renewed or otherwise ceasing to be in full force and effect;

(vi)
upon the occurrence of the making of an order for the winding-up of, or the administration of, or the appointment of a receiver in respect of any part of the assets and/or undertaking of, or the dissolution of, the relevant member of the Group (or any analogous provision in any other jurisdiction); or

(vii)	with the prior written consent of the Agent (acting on the instructions of the Majority Banks),

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Provided that Hedge Transactions relating to foreign exchange may be terminated and/or amended by any relevant Hedge Counterparty and the relevant Borrower where such hedging arrangements are to be terminated, superseded or amended by the relevant Borrower in the ordinary course of its business in the light of its foreign exchange hedging requirements at the relevant time.

(c)	Documentation

Each Hedge Document shall be on the terms of the International Swaps & Derivatives Association, Inc. 1992 Master Agreement (Multicurrency-Cross Border) under which:

(i)	“Second Method” shall be specified;

(ii)	no additional rights of set-off beyond those contained in this Agreement shall be specified; and

(iii)	the governing law is English law.

(d)	Termination Payments

Each Hedge Counterparty and the Parent agrees that any termination payment payable by a Hedge Counterparty to a member of the Group in respect of any relevant Hedge Transaction following an Event of Default shall be payable in full without any set-off or counterclaim whatsoever to the relevant member of the Group (irrespective of any amounts that may at such time be due from such member of the Group to any such Hedge Counterparty under this Agreement or any other Finance Document) to a Cash Collateral Account with the Security Trustee.

10.6	Conduct of the Acquisition

Each Obligor undertakes with each of the Finance Parties that throughout the Finance Period:

(a)
it will not (and will procure that the Purchasers will not) terminate, amend or vary, or acquiesce in any termination, amendment or variation of, the Acquisition Agreement which might reasonably be expected materially and adversely to affect the interests of the Banks under the Finance Documents and any determination as to whether any termination, amendment or variation might reasonably be expected materially and adversely to affect the interests of the Banks under the Finance Documents shall be made by each Obligor in good faith and in consultation with the Agent and Provided that the Purchasers may (i) terminate the Acquisition Agreement prior to the Acquisition Completion Date and (ii) refuse to complete a Delayed Completion (as defined in the Principal Agreement), after having first consulted the Agent, in each case in circumstances where under its terms they are entitled to do so;

(b)
it will not (and will procure that the Purchasers will not) waive or fail to invoke any conditions precedent in the Principal Agreement or any rights of termination contained in clauses 5.5, 5.6 or 7.4 of the Principal Agreement, and will not (and will procure that the Purchasers will not) accept, to the extent they are entitled to refuse, any disclosures by the Vendors in relation to the warranties contained in the Principal Agreement without, in any case, the prior consent of the Agent, acting on

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the instructions of the Majority Banks (such consent not to be unreasonably withheld in relation to any matter which will not materially affect the interests of the Banks under the Finance Documents) Provided that the Obligors may allow the Purchasers to waive or not invoke any condition precedent under the Acquisition Agreement if the Agent agrees (acting reasonably) that the circumstances which give rise to the right to waive or not invoke the condition precedent are not material;

(c)	it will provide the Agent with such information regarding the progress of the Acquisition as it may reasonably request;

(d)	it will notify the Agent immediately upon becoming aware of any matters which are reasonably likely to result:

(i)	in any of the conditions precedent under the Acquisition Agreement not being satisfied; or

(ii)	the Purchasers having the right to terminate the Principal Agreement;

(e)
if the Purchasers seek to invoke the rights of termination contained in clauses 5.5 or 5.6 of the Principal Agreement and the Vendors (or any of them) give notice that they wish to refer the matter to an “Expert” or, as applicable, a leading Queen’s Counsel pursuant to clause 5.5.4 or, as applicable, 5.6.2 of the Principal Agreement, then the Obligors will immediately consult with the Agent and take account of its views when formulating the representations to put forward to the “Expert” or such leading Queen’s Counsel;

(f)
unless considered by its directors (acting reasonably and having first consulted with the Agent in respect of any material matter) not to be commercially prudent, or otherwise not to be in the best interests of any member of the Group (including, without limitation, taking account of the quantum of the claim), it will (and will procure that the Purchasers will) pursue (if necessary by legal action) against the Vendors or, as the case may be, any issuer of the Reports any claim to which it may be entitled as a result of (i) a breach by the Vendors of the Acquisition Agreement, (ii) any inaccuracy in any of the warranties and representations included in the Acquisition Agreement, (iii) any indemnity contained in the Acquisition Agreement, (iv) a right to make a claim under any of the Reports or (v) any other claims for damages or other remedies in respect of any breach of any of the Acquisition Agreement or inaccuracy therein and any other claim in respect of, all warranties, indemnities and representations given to the Purchasers contained in or pursuant to such documents; and

(g)
it will not (and will procure that the Purchasers will not) finally agree or settle the amount of any indemnity or warranty payment or other claim or potential claim under the Acquisition Agreement against the Vendors or, as the case may be, any issuer of Reports (to the extent it has discretion to do so) without the consent of the Agent if so agreeing or settling would have a Material Adverse Effect.

10.7	Functions of the UK Borrowers

(a)	UK Bank Finco shall not carry on any business other than being the holding company of UK9 and the other matters described in this clause 10.7.

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(b)	UK Bank Finco shall not own any material assets other than its shareholding in UK9 and Borrowed Money owed to it by UK9, UK10 and other members of the Group.

(c)	UK Bank Finco shall not incur any liabilities (whether or not in connection with Borrowed Money) other than:

(i)
as a result of borrowing under this Agreement or pursuant to the on-lending of the High Yield Intercompany Loan Provided each amount so borrowed is on-lent to UK9 or UK10 as provided in clause 10.7(d); or

(ii)
incurred as a result of each of UK Bank Finco’s existence and administrative operation in accordance with the terms of this Agreement, including, without limitation, audit and legal fees, taxation and other expenses incurred by it in acting as contemplated by this Agreement.

(d)
Each of the UK Borrowers, UK9 and UK10 agree that each amount borrowed by the UK Borrowers shall be immediately on-lent, in the case of amounts borrowed by UK Bank Finco, to UK9 or, as required by the Structure Paper, UK10 or, in the case of amounts borrowed by the Parent, to any of UK9, US Holdco and Av No. 2 Limited or, as required by the Structure Paper, UK10.

(e)
Each loan made pursuant to clause 10.7(d) shall be made pursuant to an intercompany loan agreement in the agreed form entered into before such loan is made, such that each such loan is made on the basis that the interest rate applicable under such loan is at least equal to the rate applicable to the corresponding amount borrowed by the relevant UK Borrower and is otherwise on matching terms as to principal and interest payment dates and all other relevant provisions as apply under the corresponding borrowings made by the relevant UK Borrower.

(f)
The Finance Parties agree that UK10 shall be released from this Agreement by a notice from the Agent at the time required to carry out the Acquisition Reorganisation in accordance with the Structure Paper.

11	Negative Undertakings

11.1	Negative undertakings

Each Obligor undertakes with each of the Finance Parties that throughout the Finance Period, without the prior written consent of the Agent acting on the instructions of the Majority Banks:

(a)
Negative pledge: it will not, and will procure that no other member of the Group will, permit any Encumbrance by it or any other member of the Group to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues, save for any Permitted Encumbrance;

(b)
No other Borrowed Money or finance transactions: it will not, and will procure that no other member of the Group will, incur or permit to exist on its behalf any obligations in respect of Borrowed Money, including Finance Leases, whether on or off balance sheet, (other than in respect of any guarantees in respect of Borrowed Money to the extent permitted by clause 11.1(c)) to any person, or any sale and leaseback except:

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(i)	the Facilities and Borrowed Money in respect of which a Letter of Credit has been issued under the Revolving Credit Facility or equivalent support provided under any Ancillary Facility;

(ii)
any amounts, being the proceeds of any further issues of shares, stock, securities, notes or similar instruments by UK1, UK2, UK3, UK4, which are lent to the Parent on a subordinated basis providing for subordination of amounts owing as is provided in the Subordination Deed, but on the basis that no payments, whether principal, interest or any other amount will be permitted under such subordination arrangements or on such other basis as is in form and substance satisfactory to the Majority Banks,

(iii)	the High Yield Intercompany Loan or other subordinated obligations of the Parent subordinated on the same terms as the Subordination Deed;

(iv)	Borrowed Money owed by any member of the Group to another member of the Group (but subject to clause 11.1(h));

(v)	in respect of Borrowed Money incurred under the Hedge Transactions and those interest rate hedging arrangements of members of the Group existing as at the date of this Agreement;

(vi)
in respect of Borrowed Money incurred by members of the Target Group as at the date of this Agreement provided that such borrowings will be repaid in full on the First Drawdown Date and in respect of Borrowed Money owed to the Vendors or any of their Subsidiaries (as provided for in the Acquisition Agreement) provided that all such Borrowed Money is repaid in accordance with the terms of the Acquisition Agreement and by no later than 31 December 1999;

(vii)	local borrowings on an unsecured basis by Non-UK/US Subsidiaries which:

(A)	are to be applied for their general corporate purposes permitted by the terms of this Agreement;

(B)
will be no more than £2,000,000 (or its equivalent in relevant currencies) in aggregate in respect of any Non-UK/US Subsidiaries, unless provided by Ancillary Banks pursuant to Ancillary Facilities; and

(C)
in circumstances where there is a default under the local facilities the Agent (acting on the instructions of the Majority Banks) can require the Parent (which the Parent undertakes so to do) to procure the discharge of the local facility (whether by capitalisation, cancellation, refinancing from the Facilities or otherwise);

(viii)	Borrowed Money arising from normal trade credit;

(ix)	Capitalised Lease Obligations provided that such Capitalised Lease Obligations are either with another member of the Group, or:

(A)
do not result in a breach of the Financial Covenant as to maximum Capita1 Expenditure in paragraph 1.4 of schedule 8 (and, for the avoidance of doubt, in performing such calculation no amount (including amounts expended on existing assets) shall be double counted);

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(B)	are on arm’s length terms; and

(C)
to the extent that the aggregate amount of the principal element of such Capitalised Lease Obligations at any time, calculated in accordance with the Appropriate Accounting Principles at the relevant time, does not exceed £7,500,000 (or its equivalent in relevant currencies) at any such time;

(x)
discounting of bills or notes in the ordinary course of trading, provided that for avoidance of doubt, this does not permit the entering into of receivables discounting facilities on a with recourse basis;

(xi)
the sale and leaseback of plant and machinery on arm’s length terms and otherwise subject to clause 11.1(b)(ix) for which purpose all such leasebacks shall be deemed to be Finance Leases Provided that this clause 11.1(b)(xi) shall not permit any Borrowed Money to be owing by any member of the Group to UK5 or any of its shareholders or holding companies or any other person having a direct or indirect ownership interest in UK5;

(xii)

(A)
overdrafts and ancillary facilities made available to Group members as at the Acquisition Completion Date, and should the banks making available these facilities not be Ancillary Banks, such permission to maintain such arrangements will extend until 30 days after any new clearing bank becomes a Bank under this Agreement and agrees the terms of the clearing arrangements with the relevant Group members; and

(B)
overdrafts and ancillary facilities made available to Group members as at the Effective Date by JP Morgan Chase Bank, Lloyds TSB Bank plc, Mizuho Corporate Bank but only to the extent that any of the Borrowers has fully cash collateralised or obtained a Letter of Credit pursuant to the Revolving Credit Facility in an amount which is equal to the maximum exposure under such overdrafts and ancillary facilities;

(xiii)
any Borrowed Money of any person acquired by any member of the Group after the date of this Agreement, where such Borrowed Money was not incurred in contemplation of, or in connection with, that acquisition and where no member of the Group other than the person so acquired has any obligation (actual or contingent) in respect of such Borrowed Money and where such Borrowed Money is repaid or otherwise discharged within 6 months of such acquisition Provided that if the repayment or discharge of such Borrowed Money will result in any member of the Group incurring excessive breakage (or similar) costs or if such Borrowed Money is outstanding on favourable terms relative to the cost of replacement finance, such Borrowed Money need not be so repaid or discharged by such time unless it is Borrowed Money used to finance and/or is secured on an asset or assets which is or are necessary for the continuance of the business and cannot be readily replaced by the relevant member of the Group of, or are of particular value or importance to the member of the Group concerned and/or the Group generally;

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(xiv)	any Borrowed Money of any member of the Group in relation to any BACS facilities provided by any clearing bank up to an aggregate amount at any time of £10,000,000; and

(xv)	in respect of Borrowed Money in addition to that permitted by clauses 11.1(b) (i) to (xiv), not exceeding £2,500,000 (or its equivalent in relevant currencies) in aggregate at any given time;

(c)
Guarantees: it will not, and will procure that no other member of the Group will incur or permit to exist on its behalf any Indebtedness under any guarantee in respect of Indebtedness of any person except for (without prejudice to clause 11.1(b)(xiii)):

(i)	guarantees in respect of Indebtedness of UK/US Charging Subsidiaries permitted under this Agreement;

(ii)	guarantees in respect of the Borrowed Money of Non-UK/US Charging Subsidiaries permitted under this Agreement and for which no Encumbrance in respect of such borrowings has been given;

(iii)	guarantees given in favour of a trade creditor of the Group in the ordinary course of trade;

(iv)	guarantees in favour of local authorities or Customs & Excise authorities and in respect of contractual obligations of a member of the Group entered into in the ordinary course of trade;

(v)	guarantees in favour of companies providing housing relocation facilities to employees of members of the Group,

(vi)	any existing guarantees in respect of Indebtedness (not constituting Borrowed Money) incurred by any member of the Target Group;

(vii)
subject as provided in (ii) above, guarantees given by any member of the Charging Group in respect of obligations (not constituting Borrowed Money) of any member of the Non-Charging Group in the ordinary course of trade;

(viii)	guarantees comprised in the Finance Documents; and

(ix)	any guarantees under the Acquisition Agreement;

(d)	Bank accounts: it will not, and will procure that no other member of the Group will, maintain any current or deposit account with a bank or financial institution except:

(i)
for the deposit of money, operation of current accounts and the conduct of electronic banking operations with any Bank (in case of UK/US Subsidiaries) and any bank or financial institution (in the case of Non-UK/US Subsidiaries); and

(ii)
bank accounts made available to members of the Group as at the Effective Date or any replacement account operated on similar terms with the same bank or financial institutions provided that, should the banks making available these accounts not be Banks, such permission to maintain such arrangements will terminate 3 months after the Effective Date unless the Parent demonstrates to the satisfaction of the Majority Banks (acting reasonably) that such accounts are necessary to be maintained for the efficient conduct of the business of the Group;

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(e)
Disposals: it will not, and will procure that no other member of the Group will, sell, transfer, lease, surrender, lend or otherwise dispose of the whole or any part of its present or future undertakings, assets or revenues whether by one or a series of transactions related or not (each a “disposal”) except for:

(i)	the disposal of stock-in-trade in the ordinary course of day to day trading;

(ii)
any disposal for cash where the value of the aggregate Net Proceeds received in respect of such disposal and all other disposals by the Group in the financial year in which such disposal is made do not exceed £10,000,000 provided that such Net Proceeds are applied as required by clause 6.9(b);

(iii)	the expenditure of cash and the disposal of cash equivalents, not otherwise prohibited under the Finance Documents;

(iv)	any disposal by a UK/US Charging Subsidiary to another UK/US Charging Subsidiary;

(v)
the disposal of any asset by a member of the Group to a member of the Charging Group but so that where any such asset is subject or is expressed to be subject to an Encumbrance pursuant to any Security Document such disposal shall only be permitted where the Security Trustee is reasonably satisfied either that (A) such Encumbrance is not prejudiced as a result of such disposal and the acquisition of such asset by the other Charging Group member or (B) the asset concerned becomes subject to a fully enforceable, legally binding (subject to the Reservations) Encumbrance in favour of the Security Trustee and the other Finance Parties substantially equivalent to or better than such other Encumbrance;

(vi)	dealings with trade debtors with respect to book debts in the ordinary course of trading;

(vii)	the disposal on arm’s length terms for cash of assets which are redundant and obsolete or of real property not required for the operation of the Group’s business;

(viii)	the sale for cash and leaseback of any asset pursuant to the exemption in clause 11.1(b)(xi);

(ix)
the sale of specific items of plant and equipment (but not pursuant to any disposal of a business of which these items are assets) on arm’s length terms for its full market value in cash to the extent that the Net Proceeds are applied in accordance with clause 6.9(b)(iii);

(x)	disposals of cash equivalents on arm’s length terms;

(xi)	the disposal of cash permitted by clause 11.3;

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(xii)	minor short term leases of properties owned by members of the Group which do not materially reduce the value of such properties;

(xiii)	disposals pursuant to a Permitted Reorganisation;

(xiv)	other disposals by members of the Charging Group to members of the Non Charging Group up to an aggregate amount in any financial year of £500,000 (or its equivalent in relevant currencies); and

(xv)	other disposals with the prior written consent of the Majority Banks,

and so that where the asset or assets the subject of a disposal permitted by this clause (whether pursuant to clauses 11.1(e)(i) to (xiii) above or with the prior written consent of the Agent acting on the instructions of the Majority Banks) is or are subject to a fixed charge created by the Security Documents or any of them, the consent of the Agent and/or, the Security Trustee (but without prejudice or responsibility to or in respect of any other requisite consent) shall not be refused provided that no Default shall have occurred and be continuing neither remedied nor waived (and the Agent is irrevocably authorised by the Finance Parties to grant such consent or, as appropriate, to instruct and/or authorise the Security Trustee to grant such consent and to provide any required release of security and written confirmation to the Parent of non-crystallisation of the floating charge created pursuant to the Guarantee and Debenture, without reference to the Finance Parties) and the Agent shall accordingly instruct the Security Trustee to grant a release of the relevant asset or assets;

(f)	Equity yield and High Yield Intercompany Loan payments: (in the case of the Parent only) it will not:

(i)
declare or pay (including, without limitation, by way of set-off, combination of accounts or otherwise) any dividend or make any other distribution or payment (whether in cash or in specie), including any interest and/or unpaid dividends, in respect of its equity or any other share capital for the time being in issue other than:

(A)	where permitted by clause 11.3; and

(B)
where no Default has occurred which is continuing unremedied and unwaived (or, in any event, where and to the extent that the relevant amount needs to be funded by way of dividends to maintain the corporate existence of the holding companies of the Parent), in order, and to the extent necessary, to enable the holding companies of the Parent to pay audit fees, legal expenses, management fees, directors’ emoluments and any other proper and necessary incidental expenses required to maintain their corporate existence up to a maximum aggregate amount of £3,000,000 in any financial year and provide for their operating costs up to a maximum aggregate amount of £1,000,000 in any financial year and to pay such holding companies’ Taxes but only to the extent such Taxes are exclusively attributable to the business of the Parent and its Subsidiaries Provided that (i) amounts paid to the Sponsors by any such holding company shall be limited to management charges at the level advised to the Agent in respect of each financial year commencing with the level advised to the Agent prior to the First Drawdown Date increasing for each subsequent financial year by no more than the Retail Price Index, (ii) prior to any such dividend being made, the Parent has provided the Agent with a statement setting out the payments to be funded by such dividend (which may include a statement of amounts to be funded in any future period of up to 12 months) and (iii) no payments due under the High Yield Documents shall be permitted to be funded under this clause 11.1(f)(i)(C), such payments being dealt with under clause 11.3; or

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(ii)
make any payment (including, without limitation, by way of set-off, combination of accounts or otherwise) of interest, or make any other payment, in respect of the High Yield Intercompany Loan other than where permitted by clause 11.3 and in accordance with the Subordination Deed;

(g)
Reduction of capital: (in the case of the Parent only) it will not, and will procure that no other member of the Group will, redeem or purchase or otherwise reduce any of the Parent’s share capital or that of UK4, UK3, UK2 or UK1 or any uncalled or unpaid liability in respect thereof or reduce the amount (if any) for the time being standing to the credit of the Parent’s share premium account or capital redemption or other undistributable reserve in any manner;

(h)	Loans and credit: it will not, and will procure that no other member of the Group will, make any loans or grant any credit other than:

(i)	to a member of the Charging Group,

(ii)	loans or credit to members of the Target Group in place as at the date of this Agreement;

(iii)	trade credit in ordinary course of trading;

(iv)
loans or credit made available on arm’s length terms in the ordinary course of business not exceeding £250,000 in aggregate (or its equivalent, as determined by the Agent) (for the avoidance of doubt, such loans or credit are not to be made for the same purposes as that permitted under clause 11.1(h)(x));

(v)	loans required to be made on the First Drawdown Date to enable the refinancing of Indebtedness of the Target Group;

(vi)	loans or credit granted

(A)	prior to the date of the Amendment Agreement; and

(B)	after the date of the Amendment Agreement but up to a maximum amount in aggregate of £10,000,000 (or its equivalent),

in each case, by a member of the Charging Group to a Non-Charging Group member for its proper general corporate purposes which such Non-Charging Group member is unable to fund from the cash resources available to it;

(vii)	loans or credit granted between Non-Charging Group members;

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(viii)	loans or credit granted by a Non-Charging Group member to a Charging Group member;

(ix)
loans or credit (including incentive arrangements constituting loans or credit) to directors and employees of the Group up to an aggregate maximum amount of £500,000 (or its equivalent in any relevant currencies);

(x)	loans or credit permitted by clause 11.3 or for the purposes permitted by clause 11.1(f)(i);

(xi)
loans made, in lieu of subscribing for share capital, for the purposes of investing in joint ventures to the extent permitted by clauses 11.1(s)(iv), (v) and (vi) and Provided that any such loans shall be taken into account in determining the amount that has been invested in such joint ventures for the purpose of such clauses and the limits that apply in respect thereunder; and

(xii)
loans to the Vendors or any of their Subsidiaries (as provided for in the Acquisition Agreement) Provided that all such loans are repaid in accordance with the Acquisition Agreement and by no later than 31 December 1999, and Provided further that the monetary limits in clause 11.1(h)(iv) on permitted loans or credit will be deemed not to apply to the extent that such loans or credit are funded from (A) the 25% of Consolidated Excess Cash Flow not required to be applied in prepayment of the Facilities pursuant to clause 6.9(d) (but only to the extent that any amount of Consolidated Excess Cash Flow which is so used has not otherwise been applied for a purpose to which it could not be applied but for the fact that it constituted Consolidated Excess Cash Flow not required to be applied in prepayment as aforesaid) and/or (B) additional equity injection into the Parent;

(i)
Intra-Group contracts and arrangements: (other than pursuant to the Security Documents and the licensing of Intellectual Property Rights between members of the Group) it will not, and will procure that no other member of the Group will, enter into any arrangement or contract with any of its Subsidiaries or Affiliates which is not a Charging Subsidiary unless such arrangement or contract is entered into on an arm’s length basis and is fair and equitable to it, save for any arrangement or contract in respect of management charges and/or front end fees reflected in the Financial Model and any loans to, or investments in, other members of the Group, made in accordance with the terms of this Agreement;

(j)
Amendment to documents: without prejudice to clause 10.6, it will not terminate, amend or vary, or acquiesce in any termination, amendment or variation of, any of the Transaction Documents (other than, as regards the High Yield Documents, as provided elsewhere in this Agreement) which might reasonably be expected materially and adversely to affect the interests of the Banks under the Finance Documents;

(k)	Conditions precedent to other documentation: it will not waive any condition precedent under the Subscription Agreement;

(l)
Shareholders’ meetings: it will not convene any meeting with a view to the alteration of any provision of its Memorandum of Association or the New Articles (except any alteration for the purpose only of increasing its authorised share capital) to the extent that the same would be reasonably expected to have a material adverse effect on the rights and/or interests of the Banks under this Agreement or any of the Security Documents or to the passing of a resolution that it be wound up;

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(m)
New share issues: it will not, and will procure that no other member of the Group will, issue any shares or otherwise acquire any additional capital other than as between members of the Group or by way of an issue of shares by the Parent which does not result in a Change of Control;

(n)	Amalgamation and merger: it will not, and will procure that no other member of the Group will, amalgamate or merge with any other company or person which is not itself a member of the Group;

(o)
Accounting reference date: save as recommended in the Structure Paper in respect of certain members of the Group incorporated in the Netherlands, it will not, without the consent of the Agent, change its accounting reference date from 31 December;

(p)
Accounting Policy: it will not adopt any accounting policy or change the consistency of application of its accounting principles from the Appropriate Accounting Principles (i) unless the revised policy and practice adopted from time to time is in accordance with generally accepted accounting practice in the United Kingdom and (ii) provided that prior to any revised policy and practice being adopted the Parent will notify the Agent thereof and, if required by the Agent, will negotiate in good faith with the Agent in order that the Financial Definitions and Financial Covenants may be amended as may be necessary to grant to the Banks protection comparable to that granted on the date of this Agreement provided that if such negotiations are not concluded to the satisfaction of the Agent (acting reasonably) within a period of 30 days from the commencement of such negotiations the Parent agrees that it will provide either financial statements on the same basis as before or provide financial statements containing a statement reconciling the previous and the then current accounting policy in order that the Agent may determine the financial condition of the Group having regard to the terms of this Agreement;

(q)
Auditors: it will not change its Auditors from those at the date of this Agreement except with prior notice containing a satisfactory explanation to the Agent, to another firm referred to, or provided for, in the definition of Auditors in clause 1.2;

(r)
Change in business: it will not, and will procure that no other member of the Group will, make any material change to the general nature of its business which results in any material change in the general nature of the business of the Group taken as a whole as carried on immediately after the First Drawdown Date;

(s)
Acquisitions and joint ventures: it will not, and will procure that no other member of the Group will, acquire or make any investment in any companies, joint ventures or partnerships or acquire any businesses (or interests therein) other than:

(i)	the Acquisition;

(ii)	the acquisition of related businesses (including companies) Provided that:

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(A)
the consideration (including, without limitation, any deferred consideration (whenever payable), the assumption of obligations in respect of Borrowed Money by the Group and taking the value of any non-cash consideration payable by the Group at the higher of its stated value under the agreement(s) for the acquisition in question and the market value of such consideration) payable by the Group (“acquisition consideration”) in respect of all such acquisitions in any financial year shall not exceed £10,000,000 (or its equivalent in relevant currencies);

(B)
such acquisitions are funded by the subscription in cash by the Sponsors or any Subsidiary of the Sponsors (taken as a whole) who is a holding company of the Parent or Affiliates (who are not members of the Group) of the Sponsors for equity share capital in the Parent or any shareholder loans to the Parent, subordinated on the same terms as is provided in the Subordination Deed save that no payments, whether principal, interest or any other amount, will be permitted under such loans, or subordinated on such other basis as is acceptable to the Majority Banks (together “shareholder injections”);

(C)
at least 5 Banking Days prior to entering into any such acquisition there is delivered to the Agent copies of all accountants’, environmental and other reports obtained by any member of the Group in respect of such acquisition provided that where the acquisition consideration in respect of an acquisition is equal or equivalent to more than £500,000 (or its equivalent in any relevant currency), the Agent (acting on the instructions of the Majority Banks) shall by notice to the Parent be entitled to require the Group to obtain an independent accountant’s report (in a form which is normal for a transaction of the type and size in question) from reputable accountants and, if the Agent (acting reasonably) so requests, an environmental assessment from an appropriately qualified expert (which may be an employee or employees of the Group, if so qualified);

(D)
at least 5 Banking Days prior to entering into any such acquisition, the Agent shall have received a revised version of the Financial Model, reflecting the proposed acquisition therein which shows that none of the financial covenants in clause 10.3 will be breached during the Finance Period and that no Event of Default will arise under clause 12.1(a), accompanied by a certificate signed by the Chief Executive Officer and one other director of the Parent confirming (on behalf of the Parent and without personal liability for the signatories) that they believe that the assumptions (upon which the forecasts and projections in such revised Financial Model are based) taken as a whole, and those forecasts and projections, are fair and reasonable and confirming that, in making those assumptions and forming those forecasts and projections the Parent has taken full and proper account of all contingent liabilities. (including, without limitation, contingent environmental liabilities)

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relating to the assets to be acquired pursuant to the proposed acquisition and the Parent has, where it is considered that such contingent liabilities may become actual liabilities, attributed a proper amount to such contingent liabilities in forming those forecasts and projections Provided that if the acquisition consideration in respect of an acquisition is £500,000 (or its equivalent in any relevant currency) or less, then a revised version of the Financial Model need not be so provided if the Chief Executive Officer and one other director of the Parent can, and do so, certify (on behalf of the Parent and without personal liability for the signatories) that in making such acquisition the Group will not incur any contingent liabilities which would be likely to have a material adverse impact on the forecasts and projections contained in the then applicable Financial Model;

(E)	no Default will arise as a result of such acquisition; and

(F)
promptly following such acquisition, the Agent (acting on the instructions of the Majority Banks) is provided with such additional security as is required to ensure the acquired business is the subject of security consistent with the principles described in Clause 10.2(f) which shall be read as if it also applied in the event of such an acquisition by any UK Subsidiary, US Subsidiary or Non-UK/US Material Subsidiary;

(iii)
investments in existing members of the Group Provided that in relation to investments in the equity or share capital of members of the Non-Charging Group such investment must be for general corporate purposes which the company is not able to fund from the cash available to it;

(t)
Intra-Group accounts: it will not (save as may be required by or result from applicable law) subordinate, postpone, defer, assign or otherwise dispose of or deal with, any Indebtedness owing to it by any other member of the Group and will procure that no other member of the Group will subordinate, postpone, defer, assign or otherwise dispose of or deal with, any Indebtedness owing to it by any other member of the Group.

11.2	Permitted Reorganisations

Notwithstanding the terms of clause 11.1 the undertaking of any matter as part of a Permitted Reorganisation shall not constitute a breach of clause 11.1.

11.3	Permitted funding of High Yield Notes and Interim Facilities

Each Obligor undertakes with the each of the Finance Parties that throughout the Finance Period, without the prior consent of the Agent acting on the instructions of the Majority Banks:

(a)
Payments under High Yield Intercompany Loan: it will not make any payment (including, without limitation, in cash or in specie or by way of set-off, combination accounts or otherwise) under or in respect of the High Yield Intercompany Loan

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other than a payment required to be made pursuant to the terms of the High Yield Intercompany Loan Agreement to enable UK4 to make:

(i)
High Yield Notes Permitted Payments by way of (A) gross interest on the Senior Notes, the Senior Bridge Loan Agreement and Interim Facilities Notes issued under the Senior Bridge Loan Agreement and (B) commencing 5 years 6 months from the Acquisition Completion Date, gross interest or, as applicable, gross preferential dividends on the Preferred Stock, the Subordinated Bridge Loan Agreement and Interim Facilities Notes issued under the Subordinated Bridge Loan Agreement; or

(ii)
pursuant to the High Yield Documents, payments of non-enforcement related costs, expenses or remuneration of any party in the ordinary course of administering the High Yield Financing and reimbursement or payment of Taxes due under the High Yield Documents, but subject to an aggregate limit of £1,000,000 (or its equivalent in other currencies) in any financial year Provided that prior to any such payment by the Parent it has provided to the Agent a written statement of the amounts to be funded by such payment;

(iii)	other payments, being:

(A)
applicable fees and expenses payable in accordance with the High Yield Documents relating to the Interim Facilities and the refinancing of the Interim Facilities and any SEC registration requirements in connection with Interim Facilities Notes and/or Senior Notes and/or Preferred Stock Provided that prior to any such payment by the Parent it has provided to the Agent a written statement of the amounts to be funded by such payment;

(B)
any payments in respect of any indemnity (not including in respect of the costs, expenses or remuneration of any party in the ordinary course of administering the High Yield Financing) Provided that the aggregate amount of such payments shall not exceed £1,000,000 or its equivalent in any relevant currencies);

(C)
liquidated damages arising under the exchange notes registration rights agreement because a shelf registration statement for the exchange notes has not been declared effective Provided reasonable efforts are being made to remedy the situation giving rise to such liquidated damages payment and Provided that such liquidated damages shall not exceed the maximum one per cent., as set out in the High Yield Documents; and

(D)
any payments in respect of, or in settlement of, any litigation, proceedings, or alternative dispute resolution arising from or in connection with the High Yield Financing Provided that the aggregate amount of such payments shall not exceed £1,000,000 (or its equivalent in any relevant currencies), and in each case no payment under or in respect of the High Yield Intercompany Loan may be made to fund High Yield Notes Prohibited Payments or if such payment would not be permitted by the terms of the Subordination Deed;

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(b)
Other payments: if UK4 becomes obliged to make a High Yield Notes Permitted Payment or any other payment referred to in clause 11.3(a)(iii) to comply with the obligations of UK4 under the High Yield Documents (other than the High Yield Notes themselves) the funding of which is not provided for pursuant to the terms of the High Yield Intercompany Loan Agreement, then, provided a Relevant Default has not occurred and is continuing, the Parent, may by way of:

(i)	the disposal of cash directly or indirectly to UK5; or

(ii)	a dividend or other distribution or payment (whether in cash or in specie) in respect of its equity or other share capital for the time being in issue to UK5, or

(iii)	loans or credit granted by the Parent to UK5,

provide funds to UK5 to enable UK5 to make a payment to UK4 to make such High Yield Notes Permitted Payment or other payment but subject to the limits in clause 11.3(a) and in each case no provision of funds is permitted to be made to enable the funding of High Yield Notes Prohibited Payments;

(c)
Failure to make payment: to the extent that any payments made to UK5 permitted by clause 11.3(a) or (b) are for any reason not then paid to UK4 and then used by UK4 to make the relevant High Yield Notes Permitted Payment or to permit compliance with the relevant obligations under the High Yield Documents as is referred to in clause 11.3(a) or (b), the Parent is prohibited from making any further payments contemplated by clause 11.3(a) or (b) in respect of the same such payment or obligation under the High Yield Documents and no such further payments shall be made until such relevant payment under the High Yield Documents is made in full;

(d)
Payments only for a permitted purpose: payments can only be made by the Parent pursuant to this clause 11.3 to the extent necessary to enable UK5 to put UK4 in a position to fund the High Yield Notes Permitted Payment and other payments contemplated by clause 11.3(a) and (b);

(e)
All other payments prohibited: other than as permitted by this clause 11.3 and clause 11.1(f)(i)(B), no other payments (including, without limitation, in cash or in specie or by way of set-off, combination of accounts or otherwise) or other expenditures of cash or disposals of cash equivalents are permitted to be made by any member of the Group directly or indirectly for the purpose of funding any payment in respect of the High Yield Notes, the Preferred Stock, the Interim Facilities or otherwise under the High Yield Documents; and

(f)
Timing of payments: no payments permitted under this clause 11.3 shall be made earlier than the fifth Banking Day before the date on which the relevant payment is due or payable pursuant to the terms of the High Yield Documents.

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12	Events of Default

12.1	Events of Default

Each of the events set out below is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Parent or any other member of the Group (or any other person)) namely if:

(a)
Non-payment: any Borrower or any other member of the Group fails to pay any sum due from it under any of the Finance Documents to which it is a party in the currency, at the time (or within three Banking Days thereafter where the failure to pay is due solely to an administrative or systems error arising in the transmission of funds in the case of principal or interest or within 10 Banking Days of the due date in the case of any other sum) and in the manner stipulated in the relevant Finance Document; or

(b)	Breach of certain covenants: any Obligor commits any breach or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 10.3 or 10.6; or

(c)
Breach of other obligations: any Obligor or any other member of the Group commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under any of the Finance Documents to which it is a party (other than any such obligations referred to in clause 12.1(a) and (b)) and such breach or omission has not been remedied within 15 Banking Days of the earlier of such Obligor’s knowledge of such breach or the Agent notifying the Parent of such default and the requirement that it be remedied; or

(d)
Misrepresentation: any representation, warranty or statement made or deemed to be made or repeated by or on behalf of any Obligor or any other member of the Group in, any of the Finance Documents or in any notice, accounts, certificate or statement referred to in or delivered under any of the Finance Documents is or proves to have been incorrect or misleading in any material respect and remains unremedied for more than 15 Banking Days after the date on which the Agent gives notice to the Parent in writing of such misrepresentation; or

(e)	Cross-default:

(i)
any Borrowed Money of any Obligor or any Material Subsidiary in an amount in aggregate exceeding £500,000 (converting into Sterling at its equivalent amounts in any other currency) is not paid when due and payable (or within any originally applicable grace period); or

(ii)
any Borrowed Money of any Obligor or any Material Subsidiary in an amount in aggregate exceeding £500,000 (converting into Sterling at its equivalent amounts in any other currency) becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due and payable (taking account of any originally applicable grace period) as a result of any default or event of default (howsoever described) on the part of such Obligor or Material Subsidiary; or

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(iii)
any creditor of any Obligor or any Material Subsidiary becomes entitled to declare any Borrowed Money in an amount in aggregate exceeding £500,000 (converting into Sterling at its equivalent amounts in any other currency) due and payable prior to the date when it would otherwise have become due and payable (taking account of any originally applicable grace period) as a result of any default or event of default (howsoever described) on the part of such Obligor or Material Subsidiary; or

(iv)	any amount under the High Yield Notes or High Yield Documents is not paid when due and payable (or within any originally applicable grace period),

provided that this clause 12.1(e) shall not apply in relation to:

(x)	amounts outstanding under any Ancillary Facility to the extent that such amounts are permitted and are capable of being refinanced using the Revolving Credit Facility, or

(y)	intra-Group Borrowed Money; or

(f)	Legal process: (without prejudice to any other provision of this Agreement):

(i)
any judgment or order in respect of any claim against or debt of such Obligor or Material Subsidiary in an amount of £500,000 (converting to Sterling at its equivalent amounts in any other currency) made against any Obligor or any Material Subsidiary is not stayed, complied with or discharged within 21 days: or

(ii)
a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any material part of the undertakings, assets, rights or revenues of any Obligor or any other Material Subsidiary (disregarding for this purpose any execution, distress or other process relating to assets with an aggregate value not in excess of £500,000 (converting to Sterling at its equivalent amounts in any other currency) and where such exemption, distress or other process is being contested in good faith) and is not stayed or discharged within 21 days; or

(g)
Insolvency: any Obligor or any Material Subsidiary (i) is deemed unable to pay its debts in accordance with Section 123(1)(b) or (e) or (2) of the Insolvency Act 1986 or (ii) becomes, or admits to being, unable generally to pay its debts as they fall due or (iii) stops or suspends making payments (whether of principal or interest) with respect to all or any class of its debts or announces an intention to do so; or

(h)
Administration: (i) any meeting of any Obligor or any Material Subsidiary is convened for the purpose of considering any resolution to present an application for an administration order or (ii) a petition for an administration order in relation to any Obligor or any Material Subsidiary is presented to the court or an administration order is sought on the basis of an undertaking to subsequently present a petition (other than any such petition which is presented by a third party creditor and which Obligor can demonstrate to the reasonable satisfaction of the Agent to be frivolous or vexatious and which is discharged within 21 days) or (iii) any Obligor or any Material Subsidiary passes a resolution to present an

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application for an administration order or (iv) an administration order is made in relation to any Obligor or any other Material Subsidiary; or

(i)
Compositions etc: any steps are taken or negotiations commenced, by any Obligor or any Material Subsidiary with a view to any kind of composition, scheme of arrangement, compromise or arrangement, in each case involving such company and its creditors or any class of them other than any discussions with the Agent or the Security Trustee in relation to Defaults; or

(j)
Appointment of receivers and managers: (i) any administrative or other receiver or any manager is appointed of any Obligor or any Material Subsidiary or any material part of their respective assets and/or undertakings or (ii) the directors of any Obligor or any Material Subsidiary request any person to appoint such a receiver or manager or (iii) any other steps are taken to enforce any Encumbrance over all or any material part of the assets and/or undertakings of any Obligor or any other Material Subsidiary (disregarding for this purpose any Encumbrance securing an amount not in excess of £500,000 (converting to Sterling and its equivalent amounts in any other currency)) where such Encumbrance has by its terms become enforceable, save where the enforcement of such Encumbrance is being contested in good faith and is stayed or discharged within 21 days; or

(k)
Winding up: (i) any meeting of any Obligor or any Material Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its or their winding up or (ii) any Obligor or any Material Subsidiary passes such a resolution; or (iii) any person presents any petition for the winding up of any Obligor or any Material Subsidiary (not being a petition which the Parent can demonstrate to the reasonable satisfaction of the Agent, is frivolous vexatious or an abuse of the process of the court or relates to a claim which is being contested in good faith) or (iv) an order for the winding up of any Obligor or any Material Subsidiary is made, not (in any case) being a winding-up of a Material Subsidiary of the Parent involving an amalgamation or reorganisation on a solvent basis to which the Majority Banks have given their prior written consent; or

(l)
Dissolution: any corporate, legal or administrative proceedings are commenced by any person (including, without limitation, the Registrar of Companies) with a view to the dissolution of any Obligor or any Material Subsidiary not being a dissolution involving an amalgamation or reorganisation on a solvent basis to which the Majority Banks have given their prior written consent; or

(m)
Analogous proceedings: there occurs, in relation to any Obligor or any Material Subsidiary in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Majority Banks, appears in that country or territory to correspond with, or have an effect equivalent to, any of those mentioned in clauses 12.1(g) to (l) (inclusive) or any Obligor or any Material Subsidiary otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

(n)
Reduction or loss of capital: a meeting is convened by the Parent for the purpose of passing any resolution to purchase, reduce or redeem its share capital or any such purchase, reduction or redemption occurs; or

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(o)
Cessation of business: any Obligor or any Material Subsidiary suspends or ceases or threatens to suspend or cease to carry on its business other than pursuant to a solvent reorganisation or amalgamation previously approved in writing by the Majority Banks or to a disposal permitted by the terms of this Agreement; or

(p)
Seizure: all, or a material part, of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Obligor or any Material Subsidiary are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any Government Entity and any such Obligor or such Material Subsidiary has not been adequately and promptly compensated and recompensed in respect of such action, provided that if such an event occurs in relation to a non-UK Subsidiary, the event would have a Material Adverse Effect; or

(q)	Finance Documents: subject to the Reservations, any Finance Document in any material respect is not or ceases to be in full force and effect; or

(r)
Unlawfulness: subject to the Reservations, it becomes unlawful at any time for any Obligor or any other member of the Group to perform all or any of its material obligations under any of the Finance Documents to which it is a party in a manner or to an extent reasonably considered by the Majority Banks following legal advice to be materially adverse in any way to the interests of the Banks under any of the Finance Documents; or

(s)
Repudiation: any Obligor or any other member of the Group repudiates any Finance Document to which it is a party or does or causes or permits to be done any act or thing evidencing an intention to repudiate such a Finance Document; or

(t)
Qualification of Accounts: the Auditors qualify their report(s) on the audited consolidated financial statements of the Group in a manner which is, in the reasonable opinion of the Majority Banks, material in the context of the Facilities;

(u)
Environmental matters: (i) any member of the Group fails to comply with any Environmental Law or any Environmental Licence or an Environmental Claim is made against any member of the Group which, in either case, has a Material Adverse Effect or (ii) as a result of any Environmental Law any of the claims and rights of any Finance Party in respect of any Finance Document becomes subordinated to an extent reasonably considered material by the Majority Banks to an Environmental Claim of any Government Entity or (iii) any Finance Party becomes subject to any actual or potential liability or obligation (reasonably considered material by such finance party) in relation to any Relevant Substance in, on, under or escaping from any property owned, occupied or leased by any Obligor or any other member of the Group; or

(v)
Litigation: any litigation, alternative dispute resolution, arbitration or administrative proceeding is taking place, pending or threatened against or affecting any Obligor or any Material Subsidiary which is reasonably likely to be adversely determined against it and which if so adversely determined against it would have a Material Adverse Effect; or

(w)	Material Adverse Effect: any other event or circumstance arises which has a Material Adverse Effect; or

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(x)
Change of ownership: any Obligor or Material Subsidiary (other than the Parent) is not or ceases to be a wholly-owned Subsidiary of the Parent except to the extent permitted under this Agreement or otherwise with the prior written consent of the Majority Banks; or

(y)
ERISA: (i) any person shall engage in any “prohibition transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favour of the PBGC or a Plan shall arise on the assets of the Parent, US Holdco and/or any US Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV or ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Parent, US Holdco and/or any US Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganisation of, a Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan that results in a liability (other than in the ordinary course), and in each case in (i) to (vi) above, such event or condition, together with all other such events or conditions, if any, would have a Material Adverse Effect,

Provided that the carrying out of Permitted Reorganisations and the matters necessary to facilitate the same shall not in themselves give rise to a Default or an Event of Default.

12.2	Acceleration

The Agent may, and if so requested by the Majority Banks shall, without prejudice to any other rights of the Finance Parties at any other time after the happening of an Event of Default and so long as the same is continuing, by notice to the Parent declare that:

(a)
subject to clause 3.3, the obligation of each Bank to make its Commitments available shall be terminated, whereupon the Total Commitments in respect of all Facilities shall be reduced to zero forthwith; and/or

(b)	the obligation of the Ancillary Banks to make the Ancillary Facilities available shall be terminated whereupon the same shall be immediately terminated; and/or

(c)
Term Loan A, Term Loan B, Term Loan C, the Termed Out Revolving Loan and all Revolving Credit Advances and all interest, ancillary fees and commitment commission accrued and all other sums payable under the Finance Documents have become due and payable or have become due and payable on demand, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable or became due or payable on demand (as the case may be); and/or

(d)
all Ancillary Outstandings have become due and payable or, in the case of contingent liabilities, must immediately be discharged or in the case of Letters of Credit, repaid, or have become due and payable or to be discharged or repaid on demand, whereupon the same shall, immediately or in accordance with the terms

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of such notice, become due and payable or to be discharged as repaid, as the case may be; and/or

(e)	the Security Documents (or any of them) have become enforceable (in whole or in part); and/or

(f)
any relevant Hedge Transaction between any member of the Group and a Hedge Counterparty shall forthwith be terminated and such member of the Group and such Hedge Counterparty shall from such time treat such relevant Hedge Transaction as terminated.

On or at any time after the making of any such declaration, in the case of clause 12.2(c) the Agent shall be entitled, to the exclusion of the Parent and the Borrowers, to select the duration of Interest Periods and Maturity Periods.

12.3	Demand basis

If Term Loan A and/or Term Loan B and/or Term Loan C and/or the Termed Out Revolving Loan and/or all Revolving Credit Advances and/or the Ancillary Outstandings and/or Letters of Credit then in issue have become due and payable or to be discharged or repaid, as the case may be on demand pursuant to clause 12.2(c) or (d) the Agent may, and if so instructed by the Majority Banks, shall, by written notice to the Parent call for repayment or discharge of Term Loan A and/or Term Loan B and/or Term Loan C and/or the Termed Out Revolving Loan and/or the Revolving Credit Advances and/or the Ancillary Outstandings and/or the Letters of Credit on such date as may be specified in such notice whereupon Term Loan A and/or, as the case may be, Term Loan B and/or Term Loan C and/or the Termed Out Revolving Loan and/or the Revolving Credit Advances and/or the Ancillary Outstandings and/or the Letters of Credit shall become due and payable or to be discharged or repaid on the date so specified together with all interest, ancillary fees and commitment commission accrued and all other sums payable under this Agreement.

12.4	US Bankruptcy

Without prejudice to clause 12.2, upon the occurrence of an Event of Default under clause 12.1 arising out of the filing of any petition or the commencement of any case, proceedings or other action under any existing or future law of the United States of America relating to bankruptcy, insolvency, reorganisation, conservatorship or relief of debtors, winding-up, liquidation, dissolution, composition or other relief or similar law by or in respect of the US Borrowers or their debts:

(a)	the obligations of each Bank to make its Commitments available to the US Borrowers shall be automatically terminated forthwith; and

(b)
all monies borrowed by the US Borrowers under the Finance Documents and all interest accrued and all other sums payable under the Finance Documents by the US Borrowers shall automatically become immediately due and payable without any requirement of demand, notice or other action.

12.5	Limited rights of rescission during Certain Funds Period

Prior to the end of the Certain Funds Period, none of the Finance Parties shall have or seek to exercise any right of rescission or other remedy in consequence of any of the representations or warranties in the Finance Documents being or being proved to have

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been incorrect in any respect as a result of any matter or circumstance existing in respect of the Target Group as contemplated in clause 3.3.

13	Indemnities

13.1	Miscellaneous indemnities

The Parent shall within three Banking Days of demand indemnify each Finance Party, without prejudice to any of their other rights under any of the Finance Documents, against any loss or reasonable expense (other than losses or expenses incurred as a result of the negligence or wilful default of a Finance Party and other than loss of profit) which such Finance Party shall certify as sustained or incurred by it as a consequence of:

(a)	any default in payment by any Borrower or any Charging Subsidiary of any sum under any of the Finance Documents when due;

(b)	the occurrence of any other Event of Default;

(c)	any prepayment of the Facilities or part thereof being made otherwise than on an Interest Payment Date or, as the case may be, Maturity Date relative thereto;

(d)	any Drawing not being made for any reason (excluding any default by a Finance Party) after a Drawdown Notice has been given; or

(e)	the application of any sum standing to the credit of a Cash Collateral Account otherwise than on the last day of a deposit period relating to it.

13.2	Currency of account; currency indemnity

No payment by any Borrower under any of the Finance Documents which is made in a currency other than the currency (“Contractual Currency”) in which such payment is required to be made pursuant to the relevant Finance Documents shall discharge the obligation in respect of which it is made except to the extent of the net proceeds in the Contractual Currency received by the Agent upon the sale of the currency so received, after taking into account any premium and costs of exchange in connection with such sale. For the avoidance of doubt the Finance Parties shall not be obliged to accept any such payment in a currency other than the Contractual Currency nor shall the Finance Parties be liable to any Borrower for any loss or alleged loss arising from fluctuations in exchange rates between the date on which such payment is so received by the Agent and the date on which the Agent effects such sale, as to which the Agent shall (as against each Borrower) have an absolute discretion. If any sum due from any Borrower under any Finance Documents or any order or judgment given or made in relation hereto is required to be converted from the Contractual Currency or the currency in which the same is payable under such order or judgment (the “first currency”) into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against any Borrower, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Finance Documents, each Borrower shall indemnify and hold harmless each Finance Party from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which each such Finance Party may in the ordinary course of business purchase the first currency with the second currency upon receipt of a

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sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from any Borrower under the indemnity contained in this clause 13.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Finance Documents and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

13.3	Acquisition finance indemnity

(a)
The Borrowers shall forthwith on demand indemnify each Finance Party against any loss or liability (other than by reason of the negligence or wilful default by such Finance Party or loss of profit to the extent that such Borrower has provided an indemnity for such loss or liability under any other provision of this Agreement) which that Finance Party incurs as a consequence of any litigation or proceeding arising, pending or threatened against that Finance Party as a result of it agreeing to finance or refinance the Acquisition (“relevant litigation”).

(b)
A Finance Party shall notify the Parent promptly upon becoming aware of any relevant litigation and shall keep the Parent informed of its progress and (where appropriate having regard in particular to any conflict between the interests of each Finance Party and the relevant Borrower) shall be entitled to attend any relevant meetings relating to the relevant litigation.

(c)
A Finance Party shall conduct any relevant litigation in good faith taking into account (to the extent such Finance Party considers is practicable and having regard in particular to any conflict between the interests of the Finance Party and the Parent) both its interests and the interests of the relevant Borrower and shall consult in good faith with the relevant Borrower about the conduct of the relevant litigation.

(d)	A Finance Party may only concede or compromise any claim in respect of any relevant litigation if it has consulted in good faith with the Parent.

13.4	ECB reserve requirements

The Obligors agree to indemnify on demand each Bank against any cost or loss suffered by it as a result of complying with the reserve requirements of the European System of Central Bank to the extent such requirements relate to its participation in the Facilities and are not recoverable by such Bank under clause 14.2 or any other relevant provision of this Agreement.

14	Unlawfulness, increased costs, alternative interest rates

14.1	Unlawfulness

If it is or becomes contrary to any law or regulation for any Bank to contribute to Term Loan A, Term Loan B, Term Loan C, the Termed Out Revolving Loan or any Advance or to maintain its Commitments in respect of a Facility or fund its Contribution to a Facility, such Bank shall promptly, through the Agent, notify the Parent whereupon (a) such Bank’s Commitments shall be reduced to zero and (b) each relevant Borrower shall be obliged to prepay the Contribution of such Bank to such Facility either (i) forthwith (if so required by

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the relevant law or regulation) or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation. Any prepayment pursuant to this clause 14.1 shall be made together with all amounts referred to in clause 6.10(c).

14.2	Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction after the date of this Agreement of, any law or any regulation which if not having the force of law, which the relevant Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

(a)	subject any Bank to Taxes or change the basis of Taxation of any Bank with respect to any payment under this Agreement; and/or

(b)
increase the cost to, or impose an additional cost on, any Bank or its holding company in making or keeping available all or part of such Bank’s Commitments or maintaining or funding all or part of such Bank’s Contributions; and/or

(c)	reduce the amount payable or the effective return to any Bank under this Agreement; and/or

(d)
reduce any Bank’s or its holding company’s rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Bank’s obligations under this Agreement; and/or

(e)	require any Bank or its holding company to make a payment or forgo a return calculated by reference to or on any amount received or receivable by such Bank under this Agreement; and/or

(f)
require any Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of such Bank’s Commitments or Contributions from its capital for regulatory purposes, then and in each such case (but subject to clause 14.3):

(i)	such Bank shall notify the Parent through the Agent in writing of such event promptly upon its becoming aware of the same; and

(ii)
the Parent shall within three Banking Days of demand, made at any time whether or not such Bank’s Contribution to any Facility has been repaid, pay to the Agent for the account of such Bank the amount which such Bank specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which such Bank or its holding company reasonably regards as confidential) is required to compensate such Bank and/or its holding company for such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss (or such proportion thereof as is in the Bank’s reasonable opinion attributable to the Facility).

For the purposes of clauses 14.2, 14.3 and 14.5 references to “Bank” shall be deemed to include the Ancillary Banks and references to “Commitments” and “Contributions” in respect of the Ancillary Banks shall be construed accordingly.

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For the purposes of this clause 14.2 each Bank may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class thereof) on such basis as it reasonably considers appropriate.

For the purposes of this clause 14.2 and clause 14.5 “holding company” means, in relation to a Bank, the company or entity (if any) within the consolidated supervision of which such Bank is included.

14.3	Exceptions

Nothing in clause 14.2 shall entitle any Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss to the extent that the same:

(a)	is taken into account in calculating the Additional Cost; or

(b)	is the subject of an additional payment under clause 8.5 or would have been but for clause 8.6; or

(c)
arises as a consequence of (or of any law or regulation implementing) (i) the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in July 1988 and/or (ii) any applicable directive of the European Union (in each case) unless it results from any change in, or in the interpretation or application of, such proposals or any such applicable directive (or any law or regulation implementing the same) occurring after the date hereof; or

(d)
arising after the Agent or such Bank (as the case may be) becomes aware of the relevant change, request or requirement but before notice was given by the Agent to the Parent as required by clause 14.2. provided that this clause 14.3(d) shall not apply if such notice is given within 90 days of the Agent, or the Bank, becoming so aware; or

(e)	are Taxes on the overall net income, profits of gains of such Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located.

For the purposes of clause 14.3(c) the term “applicable directive” means (exclusively) each of the Own Funds Directive (89/299/EEC of 17 April 1989) and the Solvency Ratio Directive (89/647/EEC of 18 December 1989).

14.4	Market disruption; non-availability

(a)	If and whenever, at any time prior to the commencement of any Interest Period or Maturity Period:

(i)	the Agent shall have determined that at or about 11 a.m. on the Quotation Date for an Interest Period or Maturity Period no rate is shown on the relevant Telerate page; or

(ii)
none or only one of the Reference Banks supplies the Agent with a quotation for the purpose of calculating LIBOR (where such a quotation is required having regard to the definition of “LIBOR” in clause 1.2); or

(iii)	the Agent shall have received notification from Banks with Contributions aggregating not less than 50% of the relevant Drawing or Commitments

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aggregating not less than 50% of the Total Commitments in respect of the relevant Facility that deposits in Sterling (or the relevant Optional Currency) are not available to such Banks in the London Interbank Market in the ordinary course of business in sufficient amounts to fund their Contributions for such Interest Period or Maturity Period or that LIBOR does not accurately reflect the cost to such Banks of obtaining such deposits, the Agent shall forthwith give notice (a “Determination Notice”) to the Parent and to each of the Banks containing particulars of the relevant circumstances giving rise to its issue.

(b)
If the Agent or the Parent so requires, within 5 days of the Determination Notice being given by the Agent under clause 14.4(a) the Agent and the Parent shall enter into negotiations with a view to agreeing a reasonable alternative basis (the “Substitute Basis”) for making available or, as the case may be, maintaining its Contributions and any Substitute Basis that is agreed shall take effect in accordance with its terms and be binding on each party.

(c)
If the Agent and the Parent have entered into such negotiations and an agreement is not reached within 10 Banking Days of the date of entry into such negotiations, the relevant Banks shall certify the Substitute Basis. The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds (including Additional Cost (in relation to those Banks to which it is applicable), if any) to such Banks equivalent to the applicable Margin. Each Substitute Basis so certified shall be binding upon each Borrower and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Agent notifies the Parent and the Banks that none of the circumstances specified in clause 14.4(a) continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

(d)
Whilst any Substitute Basis remains in effect the Agent in consultation with the Parent shall regularly review whether the circumstances referred to in clause 14.4(a) still prevail with a view to returning to the normal interest provisions of this Agreement if they do not.

14.5	Mitigation

If, in respect of any Bank, circumstances arise which would, or would upon the giving of notice, result in:

(a)	any Borrower being required to make an increased payment to any Bank pursuant to clause 8.5;

(b)	the reduction of any Bank’s Commitment in respect of any Facility to zero or any Borrower being required to prepay any Bank’s Contribution to any Facility pursuant to clause 14.1;

(c)
any Borrower being required to make a payment to any Bank to compensate such Bank or its holding company for a liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss pursuant to clause 14.2(ii);

(d)	any Borrower being required to make a payment determined on a Substitute Basis pursuant to clause 14.4(b), or

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(e)	the operation of clause 14.4,

then, without in any way limiting, reducing or otherwise qualifying the obligations of any Borrower under clause 8 and this clause 14, such Bank shall, in consultation with the Agent, endeavour to take such reasonable steps (and/or in the case of clause 14.2(ii) and where the increased or additional cost, reduction, payment, forgone return or loss is that of its holding company, endeavour to procure that its holding company takes such reasonable steps) as are open to it (or, as the case may be, its holding company) to mitigate or remove such circumstances including (in the case of such Bank) the transfer of its rights and obligations under this Agreement (or any other Finance Document) to another bank or financial institution unless the taking of such steps would (in the opinion of such Bank) be prejudicial to such Bank (or, as the case may be, its holding company) or involve such Bank (or, as the case may be, its holding company) in expense or an increased administrative burden for which it is not indemnified by any Borrower.

14.6	Non-availability of Optional Currencies

An Advance may not be drawn down in, converted into or remain outstanding in an Optional Currency (other than euros and Dollars) if (a) any Bank notifies the Agent not later than 3 p.m. on the second Banking Day before the proposed Drawdown Date or the beginning of the relevant Interest Period that deposits of such Optional Currency are not readily available to such Bank in an amount comparable with such Bank’s portion of the relevant Advance or (b) the Agent determines after consultation with the Reference Banks (which determination shall be conclusive) at any time prior to 10 a.m. (local time in the place of payment) on the first day of the relevant Interest Period or Maturity Period that by reason of any change in currency availability, currency exchange rates or exchange controls it is or will be impracticable for the relevant Advance to be drawn down in, converted into or remain outstanding in that Optional Currency. Accordingly, in any such event, the relevant Advance shall be drawn down in, remain outstanding in, or be converted into, Sterling.

15	Set-off/pro rata payments and sharing

15.1	Set-off

Each Borrower authorises each Finance Party after an Event of Default occurs to apply any credit balance to which the Borrower is then entitled on any account of the Borrower with such Finance Party at any of its branches in or towards satisfaction of any sum then due and payable from the Borrower to such Finance Party under this Agreement but not paid on the due date. For this purpose each Finance Party is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. No Finance Party shall be obliged to exercise any right given to it by this clause 15.1. Each Finance Party shall notify the Agent and the relevant Borrower (giving full details) forthwith upon the exercise or purported exercise of any right of set-off and the Agent shall inform the other Banks.

15.2	Pro-rata payments

(a)	If at any time any Bank (the “Recovering Bank”) receives or recovers any amount owing to it by any Borrower under this Agreement by direct payment, set-off or in

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any manner other than by payment through the Agent pursuant to clause 8.1 or 8.9 (not being a payment received from a Substitute or a sub-participant in such Bank’s Contribution to any Facility or any other payment of an amount due to the Recovering Bank for its sole account pursuant to clauses 6.7, 7, 8.5, 13.1, 13.2. 13.3, 14.1 or 14.2). The Recovering Bank shall, within two Banking Days of such receipt or recovery (a “Relevant Receipt”) notify the Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Bank would have received if the Relevant Receipt had been received by the Agent and distributed pursuant to clause 8.1 or 8.9, as the case may be, then:

(i)	within two Banking Days of demand by the Agent, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess;

(ii)
the Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the relevant Borrower and shall distribute the same to the Banks (other than the Recovering Bank) in accordance with clause 8.9; and

(iii)
as between the relevant Borrower and the Recovering Bank the excess amount so re-distributed shall be treated as not having been paid but the obligations of the relevant Borrower to the other Banks shall, to the extent of the amount so re-distributed to them, be treated as discharged.

(b)
If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Bank to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank such Bank’s pro rata share of the amount which has to be refunded by the Recovering Bank.

(c)	Each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this clause 15.2.

(d)
Notwithstanding the foregoing provisions of this clause 15.2 no Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it in breach of clause 18.4).

15.3	No release

For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 15.2 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 15.2.

15.4	No charge

The provisions of this clause 15 shall not, and shall not be construed so as to, constitute a charge by a Bank over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 15.2.

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15.5	Other transactions

For the avoidance of doubt monies received or recovered by the Ancillary Banks in respect of the Ancillary Facilities (but subject to clause 15.6) or by the Hedge Counterparties in respect of the Hedge Transactions shall not be brought into account under clause 15.2.

15.6	Sharing under Revolving Credit Facility and the Ancillary Facilities

(a)
If an Enforcement Date occurs, each Bank and each Ancillary Bank shall in accordance with this clause 15.6 adjust by corresponding transfers (to the extent necessary) their claims in respect of amounts outstanding to them under the Revolving Credit Facility and Ancillary Facilities so that after such transfers each such Bank shall have the same amount of outstandings (including accrued interest and ancillary fees and charges) under the Revolving Credit Facility and Ancillary Facilities pro rata corresponding to the proportion each Bank’s Revolving Credit Facility Commitment bears to the total Revolving Credit Facility Commitments, each as at the Enforcement Date.

(b)
On the third Banking Day following the date the Agent notifies the Ancillary Banks that the Enforcement Date has occurred (such third Banking Day being the “Relevant Date”) each of the Ancillary Banks shall notify the Agent in writing of the amount of its Ancillary Outstandings as at the close of business on the date of receipt of such notification, such amount to take account of any clearing of debits which were entered into the clearing system of such Ancillary Bank prior to such notification and any amounts credited to the relevant accounts prior to such close of business.

(c)
On receipt of the information referred to in clause 15.6(b), the Agent will promptly determine what adjustment payments (if any) would be necessary as between the Banks and Ancillary Banks in order to ensure that, following such adjustment payments, the requirements of clause 15.6(a) are achieved.

(d)
The Agent will notify all the Banks as soon as practicable of its determinations pursuant to this clause 15.6 giving details of the requisite adjustment payments to be made. Such adjustment payments shall be payable in appropriate amounts (as calculated by the Agent) by each Ancillary Bank and/or each Bank, as the case may be, and shall be made to the Agent within three Banking Days following receipt by such Ancillary Bank or such Bank as the case may be of such notification from the Agent. The adjustment payments received by the Agent shall be distributed among the Ancillary Banks and/or the Banks in order to satisfy the requirements of clause 15.6(a).

(e)
If at any time following the Relevant Date (and after any relevant initial adjustment payments referred to in clause 15.6(d)), the amount of outstandings of any Bank used in the Agent’s calculation of the adjustments required should vary for any reason (including where any amount of contingent liabilities previously taken into account in calculating such Bank’s outstandings at any relevant time is finally discharged without such Bank actually incurring liabilities to the extent of the amount so included), further adjustment payments shall be made on the same basis (mutatis mutandis) provided for in clauses 15.6(b) and (d).

(f)	In respect of any amount paid by an Ancillary Bank or a Bank (the “Paying Bank”) pursuant to either of clauses 15.6(d) or (e), as between the relevant Borrower and

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the Paying Bank, the amount so paid shall be immediately due and payable by the relevant Borrower to the Paying Bank but the payment obligations of the Borrower to such an Ancillary Bank or such Bank, as the case may be, which received such payment shall be treated as correspondingly reduced by the amount of such payment.

(g)	Each Ancillary Bank and each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this clause 15.6.

(h)
If an Ancillary Bank has the benefit of any Encumbrance securing any of its Ancillary Facilities, the realisations from such security when enforced shall either (i) reduce the amount of its outstandings for the purposes of this clause 15.6 or (ii) will be treated as an amount recovered by such Ancillary Bank in its capacity as a Bank which is subject to pro rata sharing arrangements in clause 15.2, to the intent that such realisations should benefit all Banks pro rata.

16	Assignment, substitution and lending offices

16.1	Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, the Finance Parties and the Borrowers and their respective successors.

16.2	No assignment by Borrowers

The Borrowers may not assign or otherwise transfer any of their respective rights or obligations under any of the Finance Documents.

16.3	Substitution

Each Bank (an “Existing Bank”) may (subject to clauses 16.9 and 16.13) transfer, by way of novation (but not by way of assignment or otherwise), all or any part of its rights, benefits and/or obligations under this Agreement to another Qualifying Bank (a “Substitute”):

(a)
in the case of primary syndication and at any time after an Event of Default, with the consent of the Agent (such consent not to be unreasonably withheld or delayed) and after consultation with the Obligors but without requiring the consent of the Obligors; and

(b)	at any other time without the consent of any other party but having informed the Agent and the Parent.

Any such novation shall be effected upon not less than 5 Banking Days’ (or such lesser period as may be agreed by the Agent) prior notice by delivery to the Agent of a duly completed Substitution Certificate duly executed by the Existing Bank and the Substitute. On the Effective Date (as specified and defined in a Substitution Certificate so executed and delivered), to the extent that the Commitments and Contributions of the Existing Bank are expressed (whether by providing for specific amounts or for those amounts to be calculated in accordance with the terms of such Substitution Certificate) in such Substitution Certificate to be the subject of the novation in favour of the Substitute effected pursuant to this clause 16.3, the Agent shall counter-sign the Substitution Certificate (but

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only upon its completion of all “know your customer” or other checks relating to any person that it is required to carry out in relation to the transfer to the Substitute) and by virtue of the counter-signature of the Substitution Certificate by the Agent (for itself and the other parties to this Agreement):

(a)
the existing parties to this Agreement and the Existing Bank shall be released from their respective obligations towards one another under this Agreement (“discharged obligations”) and their respective rights against one another under this Agreement (“discharged rights”) shall be cancelled;

(b)
the Substitute party to the relevant Substitution Certificate and the existing parties to this Agreement (other than such Existing Bank) shall assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by such Substitute instead of to or by such Existing Bank; and

(c)
the Substitute party to the relevant Substitution Certificate and the existing parties to this Agreement (other than such Existing Bank) shall acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against such Substitute instead of by or against such Existing Bank, and, on such Effective Date, the Substitute shall (unless such novation is part of the primary syndication process carried out by the Arrangers) pay to the Agent for its own account a fee of £500. The Agent shall promptly notify the other Banks and the Parent of the receipt by it of any Substitution Certificate and shall promptly deliver a copy of such Substitution Certificate to the Parent.

16.4	Reliance on Substitution Certificate

The Agent (on behalf of itself and the Security Trustee) and the Obligors shall be fully entitled to rely on any Substitution Certificate delivered to the Agent in accordance with the foregoing provisions of this clause 16 which is complete and regular on its face as regards its contents and purportedly signed on behalf of the relevant Existing Bank and the Substitute and none of the Agent, the Security Trustee and the Obligors shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with any such Substitution Certificate if it proves to be the case that the same was not authentic or duly authorised.

16.5	Authorisation of Agent

Each party to this Agreement irrevocably authorises the Agent to counter-sign each Substitution Certificate on its behalf for the purposes of clause 16.3 without any further consent of, or consultation with, such party.

16.6	Construction of certain references

If any Bank novates all or any part of its rights, benefits and obligations as provided in clause 16.3 all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to such Bank and/or its Substitute to the extent of their respective interests. If a Bank which novates all of its rights, benefits and obligations as provided in clause 16.3 is a Hedge Counterparty at the time of such novation, it shall, notwithstanding such novation, remain a Hedge Counterparty in respect of those Hedge Transactions

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which it entered into while it was a Bank and shall remain a party to this Agreement in such capacity or capacities.

16.7	Lending offices

Each Bank shall lend through its office at the address specified in schedule 1 or, as the case may be, in any relevant Substitution Certificate or through any other office of such Bank selected from time to time by such Bank through which such Bank wishes to lend for the purposes of this Agreement. If the office through which a Bank is lending is changed pursuant to this clause 16.7, such Bank shall notify the Agent (who shall notify the Parent) promptly of such change.

16.8	Disclosure of information

Any Bank may disclose to a prospective transferee or to any other person who may propose entering into contractual relations with such Bank in relation to this Agreement such information obtained under this Agreement about the Parent and the Group as such Bank shall consider necessary and appropriate subject to first obtaining a confidentiality undertaking in the agreed form or substantially in the agreed form from the prospective transferee or such other person.

16.9	Restrictions on novations

Where a Bank novates part of its rights, benefits and obligations pursuant to clause 16.3, in respect of any Facility that Bank must novate equal fractions of its Commitment and Contributions (if any) in respect of such Facility and, except in relation to Term Loan B Facility, where Dollar-denominated Advances (or Advances that will, following the Switchover Date, become Dollar-denominated Advances) may be novated separately from euro-denominated Advances (or Advances that will, following the Switchover Date, become euro- denominated Advances) if at the time when such novation takes effect more than one Drawing is outstanding in respect of such Facility, the novation of its Contributions shall take effect in respect of the same fraction of each such Drawing. The Substitution Certificate relating to any such novation shall be completed accordingly. No novation shall be effected if, as a consequence of that novation (or as a consequence of that and any other novation between the same or related parties taking effect at or about the same time), the total Commitments of a Bank would be less than £5,000,000 Provided, however, that for these purposes persons that are Bank Affiliates of each other shall be treated together as one Bank so that individual Bank Affiliates may have total Commitments of less than £5,000,000 if the total Commitments of all such Bank Affiliates together are at least £5,000,000 where “Bank Affiliate” means (A) with respect to any person (other than a fund), any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first person, where a person shall be deemed to have control of a corporation if such person possesses directly or indirectly, the power (1) to vote 25 per cent. or more of the securities having ordinary voting power for the election of directors of such corporation or (2) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise or (B) with respect to any person that is a fund, any other fund which is advised or managed by the same investment advisor or an affiliate of that investment advisor.

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16.10	Increased Costs

If any novation of all or any part of the rights or obligations of a Bank pursuant to clause 16.3 or any change in lending office pursuant to clause 16.7 would result (due to any law, regulation, treaty or official directive in existence on the Effective Date (as specified and defined in the relevant Substitution Certificate) of such novation or on the date of such change in lending office) in any additional amount and/or compensation being required to be paid, or any obligation to pay any sum free and clear of deductions or withholdings which would have applied, by the Parent or any other Borrower in accordance with clauses 8.1, 8.5 or 14.2 of this Agreement, then the Substitute or, as the case may be, the Bank acting through its new lending office shall be entitled to receive those amounts or oblige payment of any sum free and clear of deductions which would have applied, only to the extent that the aggregate amount of such additional amount and/or compensation and/or deductions which would have applied does not exceed the aggregate of such amounts the Existing Bank or, as the case may be, Bank acting through its original lending office would have been so entitled to receive or oblige payment as aforesaid had there been no such novation or change of lending office.

16.11	The Register

The Agent shall maintain at its address referred to in clause 21.1 a copy of each Substitution Certificate delivered to it and a register (the “Register”) for the recording of the names and addresses of the Banks and the Commitment of, and principal amount of the Contributions owing to, each Bank from time to time.

The Register shall be available for inspection by the Parent or any Bank at any reasonable time and from time to time upon reasonable prior notice.

16.12	Affiliates of Banks

(a)
To enable a Bank to make available Drawings to a Borrower incorporated or organised under laws of any of the United States of America or the District of Columbia (a “US Borrower”) through a branch and/or Affiliate of such Bank, it is agreed that notwithstanding any other provision of this Agreement, a Bank may elect to fulfil its Commitment in respect of any relevant Facility in respect of Drawings by a US Borrower by joining such branch and/or such Affiliate as a party to this Agreement for this purpose in the manner provided for in Clause 16.12(b). Having so joined such branch and/or such Affiliate such Bank and such branch and/or Affiliate will be treated as having a single Commitment for the purposes of the relevant Facility but, for all other purposes other than mentioned in clause 16.12(b) and (c), will each be treated as Banks.

(b)	A Bank may provide for a branch and/or Affiliate to participate in certain Drawings in the manner contemplated in Clause 16.12(a) by:

(i)
joining the relevant branch and/or Affiliate in as a Bank by means of a Substitution Certificate in accordance with Clause 16.3 (for which purpose the Bank (as the “Existing Bank”) and the branch and/or Affiliate (as the “Substitute”) shall adopt as a single Commitment, such Bank’s Commitment in respect of the relevant Facility; and

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(ii)	giving notice to the Agent and the Parent, detailing in accordance with the relevant Substitution Certificate the Drawings in which such branch and/or Affiliate will participate, in which event that Bank and its branch and/or its Affiliate:

A.	will be treated as having a single Commitment, but, for all other purposes other than that mentioned in Clause 16.12(c), will be treated as separate Banks; and

B.	shall participate in Drawings as contemplated by the notice given pursuant to Clause 16.12(b)(ii).

(c)	For the purposes of:

(i)	compliance with Clause 16.3; and

(ii)	voting in connection with this Agreement or any other Finance Document,

each Bank and its Affiliate (or branch) will be regarded as a single Bank.

16.13	Professional Market Parties

A Bank may only assign or transfer (including by way of novation) and/or sub-participate any of its rights and obligations under this Agreement to a party which, as at the date of such assignment, transfer (including a novation) and/or sub-participation is a Professional Market Party.

17	Appointment of Agency Parties

17.1	Appointment of Agent and Security Trustee

(a)
Each Bank irrevocably appoints the Agent as its agent for the purposes of this Agreement and each Finance Party irrevocably appoints the Security Trustee as its trustee for the purposes of the Security Documents other than the Foreign Security Documents and irrevocably authorises the Agent and the Security Trustee (as appropriate) in such capacities:

(i)	to execute each of the Security Documents and all such further documents as may be approved by the Majority Banks for execution by the Security Trustee; and

(ii)
(whether or not by or through employees or agents) to take such action on such Bank’s or, as the case may be, such Finance Party’s behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent or, as the case may be, the Security Trustee by this Agreement or, as the case may be, the Security Documents, together with such powers and discretions as are reasonably incidental thereto (but subject to any restrictions or limitations specified in this Agreement and/or, as the case may be, the Security Documents). None of the Agent, the Arrangers or the Security Trustee shall, however, have any duties, obligations or liabilities (whether fiduciary or otherwise) to the other Finance Parties beyond those expressly stated in this Agreement and/or (in the case of the Security Trustee) the Security Documents.

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Notwithstanding that the Agent and the Security Trustee may from time to time be the same entity, the Agent and Security Trustee have entered into this Agreement in their separate capacities as agent for the Banks under and pursuant to this Agreement and as Security Trustee for the Finance Parties to hold the security created or to be created by the Security Documents on the terms set out in the Security Documents and/or in this Agreement. However, where this Agreement provides for the Agent to communicate with or provide instructions to the Security Trustee, while the Agent and the Security Trustee are the same entity, it will not be necessary for there to be any such formal communications or instructions notwithstanding that this Agreement provides in certain cases for the same to be in writing.

(b)
Each Bank irrevocably appoints the Security Trustee as security agent for the purposes of the Foreign Security Documents. All rights and obligations of the Security Trustee expressed herein shall apply mutatis mutandis with respect to the Foreign Security Documents and its capacity as security agent.

17.2	Agent’s and Security Trustee’s actions

Any action taken by the Agent or the Security Trustee under or in relation to this Agreement and/or any Security Document with requisite authority, or on the basis of appropriate instructions, received from the Majority Banks (or as otherwise duly authorised) shall, unless a contrary indication appears in a Finance Document, be binding on all the Banks (in respect of action taken by the Agent) and all the Finance Parties (in respect of action taken by the Security Trustee).

17.3	Agent’s duties

The Agent shall:

(a)	promptly notify each Bank of the contents of each notice, certificate or other document received by the Agent from any Obligor under or pursuant to clauses 10.1(b)(iii) and 10.1(b)(iv);

(b)
consult with the Banks and any other Finance Parties as to whether and, if so, how a discretion vested in the Security Trustee is, either in any particular instance or generally, to be exercised but so that this shall not prevent the Security Trustee, in exceptional circumstances where time does not permit such consultation and urgent action is required, from exercising its rights and powers to preserve the security constituted by the Security Documents so long as the Security Trustee promptly notifies the other Finance Parties subsequently of such exercise;

(c)
(subject to the other provisions of this clause 17 and unless a contrary indication appears in a Finance Document) take such action or, as the case may be, refrain from taking such action with respect to the exercise of any of its rights, remedies, powers and discretions as agent or security trustee agent, as the Majority Banks may reasonably direct; and

(d)	not act on behalf of a Bank in any legal or arbitration proceedings relating to a Finance Document without first obtaining that Bank’s consent.

17.4	Agent’s and Security Trustee’s rights

The Agent or, in respect of the Security Documents, the Security Trustee may:

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(a)
in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not expressly provided for by this Agreement, act or, as the case may be, refrain from acting in accordance with the instructions of the Majority Banks, and shall be fully protected in so doing;

(b)
unless and until it shall have received directions from the Majority Banks, take such action, or refrain from taking such action, in respect of a Default of which the Agent or, as the case may be, the Security Trustee has actual knowledge as it shall deem advisable in the best interests of the Banks (but shall not be obliged to do so);

(c)
refrain from acting in accordance with any instructions of the Majority Banks until it has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it would or might incur as a result;

(d)
deem and treat (i) each Bank as the person entitled to the benefit of the Contributions of such Bank for all purposes of this Agreement and the Security Documents unless and until a Substitution Certificate shall have been filed with the Agent and shall have become effective, and (ii) the office set opposite the name of each Bank in schedule 1 or, as the case may be, in any relevant Substitution Certificate as such Bank’s lending office unless and until a written notice of change of lending office shall have been received by the Agent and the Agent or, as the case may be, the Security Trustee may act upon any such notice unless and until the same is superseded by a further such notice;

(e)	rely as to matters of fact which might reasonably be expected to be within the knowledge of any Borrower upon a certificate signed by or on behalf of such Borrower; and

(f)
refrain from doing anything which would, or might in its opinion, be contrary to any law or regulation of any jurisdiction and may do anything which is in its opinion necessary or desirable to comply with any such law or regulation.

17.5	No liability of Arrangers, Security Trustee and Agent

None of the Arrangers, the Security Trustee, the Agent or any of their respective employees and agents shall:

(a)
be obliged to request any certificate or opinion under clause 10 or any provision of the Security Documents or to make any enquiry as to the use of the proceeds of the Facilities unless (in the case of the Agent) so required in writing by any Bank, in which case the Agent shall promptly make the appropriate request of the relevant Obligor; or

(b)
be obliged to make any enquiry as to any breach or default by any Borrower or any Charging Subsidiary in the performance or observance of any of the provisions of any Finance Document or as to the existence of a Default unless (in the case of the Agent) the Agent has actual knowledge thereof or has been notified in writing thereof by a Bank, in which case the Agent shall promptly notify the Banks of the relevant event or circumstance; or

(c)	be obliged to enquire whether or not any representation or warranty made by any Obligor or any member of the Charging Group pursuant to any Finance Document is true; or

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(d)
be obliged to do anything (including, without limitation, disclosing any document or information) which would, or might in its opinion, be contrary to any law or regulation or be a breach of any duty of confidentiality or otherwise be actionable or render it liable to any person; or

(e)	be obliged to account to any Finance Party for any sum or the profit element of any sum received by it for its own account; or

(f)
be obliged to institute any legal proceedings arising out of or in connection with, or otherwise take steps to enforce, any Finance Document (and in the case of the Security Trustee in respect of the Security Documents) other than on the instructions of the Majority Banks; or

(g)	be liable to any Finance Party for any action taken or omitted under or in connection with any Finance Document or the Facilities unless caused by its gross negligence or wilful misconduct.

For the avoidance of doubt, the Security Trustee shall not be obliged to become a mortgagee or heritable creditor in possession.

For the purposes of this clause 17 the Agent and the Security Trustee shall not be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of the person for the time being acting as the Agent or, as appropriate, Security Trustee may become aware in the context of corporate finance, advisory or lending activities from time to time undertaken by the Agent or, as appropriate, Security Trustee for the Parent or any of its Subsidiaries or Affiliates or associated companies or any other person which may be a trade competitor of the Group or any member of it or may otherwise have commercial interests similar to those of the Group or any member of it.

17.6	Non-reliance on Arrangers, Security Trustee or Agent

Each Finance Party acknowledges, by virtue of its execution of this Agreement or, as the case may be, a Substitution Certificate, that it has not relied on any statement, opinion, forecast or other representation (including, without limitation, anything contained in the Information Memorandum) made by the Arrangers, the Security Trustee or the Agent to induce it to enter into this Agreement or any other Finance Document and that it has made and will continue to make, without reliance on the Agent, the Security Trustee or the Arrangers and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of any Borrower and the Group and its own independent investigation of the financial condition, prospects and affairs of any Borrower and the Group in connection with the making and continuation of the Facilities under this Agreement and the other Finance Documents. None of the Arrangers, the Security Trustee and the Agent shall at any time be deemed to have had or have any duty or responsibility, either historically, initially or on a continuing basis, to provide any Finance Party with any credit or other information with respect to any Borrower or any other member of the Group whether coming into its possession before the making of any Drawing or at any time or times thereafter, other than (in the case of the Agent) as provided in clauses 17.3(a) and 17.5(a).

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17.7	No Responsibility on Arrangers, Security Trustee or Agent for certain matters

None of the Arrangers, the Security Trustee and the Agent shall have any responsibility or liability to any Finance Party:

(a)	on account of the failure of any member of the Group to perform any of its obligations under any of the Finance Documents; or

(b)	for the financial condition of any member of the Group; or

(c)
for the completeness, adequacy or accuracy of any statements, representations or warranties in the Information Package or any of the Finance Documents or any document delivered under any of such documents; or

(d)
for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of the Finance Documents or of any certificate, report or other document executed or delivered under any of the Finance Documents; or

(e)	to ascertain whether all deeds and documents which should have been deposited with it under or pursuant to any of the Security Documents have been so deposited; or

(f)	to investigate or make any enquiry into the title of the Charging Group to any of the Charged Assets; or

(g)	for the failure to register any of the Security Documents with the Registrar of Companies, the Patent Office, H.M. Land Registry, the Trade Marks Registry or any other public office; or

(h)	for the failure to register any of the Security Documents in accordance with the provisions of the documents of title of the Charging Group to any of the Charged Assets; or

(i)
for the failure to effect or procure the registration of any floating charge created by any of the Security Documents by registering under the Land Registration Act 1925 any notice, caution or other entry prescribed by or pursuant to the provisions of the said Act against any land for the time being forming part of the security; or

(j)
for the failure to take or require any Obligor or any member of the Charging Group to take any steps to render any of the Security Documents effective as regards property or assets outside England or Wales or to secure the creation of any ancillary charge under the laws of the jurisdiction concerned; or

(k)	(save as otherwise provided in this clause 17) for taking or omitting to take any other action under or in relation to the Security Documents or any aspect thereof; or

(l)	in the case of the Arrangers and the Agent, on account of the failure of the Security Trustee to perform or discharge any of its duties or obligations under the Security Documents; or

(m)
(save as otherwise provided in this clause 17) otherwise in connection with the Facilities or their negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Majority Banks.

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17.8	Reliance on documents and professional advice

The Arrangers, the Security Trustee and the Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it (including those in the Agent’s or, as the case may be, the Security Trustee’s employment).

17.9	Other dealings

The Arrangers, the Security Trustee and the Agent may, without any liability to account to the other Finance Parties, accept deposits from, lend money to, and generally engage in any kind of banking or other business with, be the owner or holder of any shares or other securities of, and provide advisory or other services to, the Parent or any of its Subsidiaries, Affiliates or associated companies or any of the Finance Parties as if it were not an Arranger, the Security Trustee or the Agent, as the case may be.

17.10	Rights of Agent and Security Trustee as Bank; no partnership

With respect to its own Commitments and Contributions (if any) each of the Security Trustee and the Agent shall have the same rights and powers under this Agreement and the Security Documents as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and/or the Security Documents and the term “Banks” shall, unless the context clearly otherwise indicates, include the Security Trustee and the Agent in their individual capacities as Banks. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

17.11	Amendments and waivers

(a)
Subject to clauses 17.11(b) and 17.11(c), the Agent may, with the consent of the Majority Banks (or if and to the extent expressly authorised by the other provisions of this Agreement or the Security Documents), (1) concur with the Parent (on behalf of all Borrowers) to amend, modify or otherwise vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of the Credit Documents and/or (2) authorise the Security Trustee to concur with the Parent (on behalf of all members of the Charging Group) to amend, modify or otherwise vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of any of the Security Documents. Any such action so authorised and effected by the Agent shall be promptly notified to the Banks by the Agent and shall be binding on all the Banks.

(b)
Except with the prior written consent of (i) 90% Majority Banks where each and every Bank has responded to a notice from the Agent requesting such consent or (ii) all the Banks that have responded to such a notice from the Agent within 10 Banking Days, where one or more Banks has failed so to respond to such a notice within such 10 Banking Days of despatch by the Agent, the Agent shall not have authority on behalf of the Banks to authorise the Security Trustee (i) to release the Parent or any other member of the Charging Group from the security constituted by any Security Document, (ii) to release any of the Charged Assets from security

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constituted by any Security Document, (iii) to release any Charging Subsidiary from any of its guarantee or other assurance obligations under any of the Security Documents or (iv) to amend, modify or otherwise vary or waive breaches of, or defaults under, or otherwise excuse performance of clause 10.2(f)(ii), in each case, other than any such release as part of a disposal made pursuant to clause 11.1(e) or permitted to be made without consent. For the avoidance of doubt, where a disposal is specifically permitted either without consent, or pursuant to clause 11.1(e) with Majority Bank consent, release of security shall be automatic and no additional consent shall be required. Nothing in this clause 17.11(b) or elsewhere in this Agreement shall require the Agent to seek any additional consents for release of security once consent has been given for such permitted disposals.

(c)
Except with the prior written consent of all the Banks, the Agent shall not have authority on behalf of the Banks (1) to agree with the Borrower any amendment to this Agreement which would (i) reduce the Margin (ii) extend the due date or reduce the amount of any payment of principal, interest, commitment commission or other amount payable under this Agreement, (iv) increase any Bank’s Commitment, (v) extend any period during which a Drawdown Notice may be delivered, (vi) change the definitions of “Majority Banks” or “90% Majority Banks” in clause 1.2 or (vii) change this clause 17.11 or (2) authorise the Security Trustee to agree with the Parent or any other member of the Charging Group any amendment of, or action in relation to, any of the Security Documents which would have the effect of (i) extending the due date or reducing the amount of any payment under any Security Document or (ii) changing the currency in which any amount is payable under any Security Document.

(d)
For the purposes of this clause 17.11 it is expressly agreed and acknowledged that the execution of a guarantee and/or deed of adherence by a new Subsidiary or other charging company or any deed or instrument pursuant to a further assurance provision in this Agreement or the Security Documents shall not constitute an amendment or modification to, or variation of, any of the Security Documents.

(e)
Nothing in this clause 17.11 shall be taken as permitting the Security Trustee to amend, modify or otherwise vary or waive breaches of, or defaults under, or otherwise excuse performance of any provision of any Security Document without the prior consent of each Hedge Counterparty.

17.12	Reimbursement and indemnity by Banks

Each Bank shall reimburse the Arrangers, the Security Trustee and the Agent (rateably in accordance with (a) at any time prior to the First Drawdown Date, its Commitments and (b) at any time thereafter, the aggregate of its Available Commitments and its Contributions), to the extent that the relevant Arranger, the Security Trustee or the Agent is not reimbursed by any Borrower, for the costs, charges and expenses reasonably incurred by the relevant Arranger, the Security Trustee and the Agent in connection with the enforcement or attempted enforcement of, or the preservation or attempted preservation of any rights under, or in carrying out its duties under any of the Finance Documents including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the Agent and the Security Trustee (rateably in accordance with (i) at any time prior to the First Drawdown Date, its Commitments and (ii) at any time thereafter, the aggregate of its Available Commitments and its Contributions) against all liabilities,

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damages, costs and claims whatsoever reasonably incurred by the Agent or the Security Trustee in connection with any of the Finance Documents or the performance of its duties under the Finance Documents or any action taken or omitted by the Agent or the Security Trustee under any of the Finance Documents, unless such liabilities, damages, costs or claims arise from the Agent’s or, as the case may be, the Security Trustee’s own gross negligence or wilful misconduct and such indemnity shall not extend to the costs, charges and expenses incurred in connection with the negotiation, preparation, syndication and execution of the Finance Documents and distribution of the Information Memorandum and advertising in connection with this Agreement. Each Borrower shall counter-indemnify the Banks against all payments by them under this clause 17.12.

17.13	Retirement of Agent and Security Trustee

(a)
The Agent and the Security Trustee may retire from its appointment as Agent or Security Trustee respectively under this Agreement and, in the case of the Security Trustee, the Security Documents having given to the Parent and each of the Banks (and, in the case of the Security Trustee, the other Finance Parties) not less than 30 days’ notice of its intention to do so, provided that no such retirement shall take effect unless there has been appointed by the Banks as a successor agent or successor security trustee, as the case may be:

(i)	a Bank nominated by the Majority Banks with the approval of the Parent (not to be unreasonably withheld or delayed) or, failing such a nomination or approval,

(ii)	any reputable and experienced bank or financial institution with offices in London nominated by the Agent or the Security Trustee, as the case may be, after consultation with the Parent.

Any corporation into which the Agent or the Security Trustee may be merged or converted or any corporation with which the Agent or the Security Trustee may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Agent or the Security Trustee shall be a party shall, to the extent permitted by applicable law, be the successor Agent or, as the case may be, Security Trustee under this Agreement and the Security Documents (as appropriate) without the execution or filing of any document or any further act on the part of any of the parties to this Agreement or, as the case may be, the Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to the Parent and the Banks.

(b)
Upon any such successor as aforesaid being appointed, the retiring Agent or Security Trustee shall be discharged from any further obligation under this Agreement and, in the case of the Security Trustee, the Security Documents (but shall continue to have the benefit of this clause 17 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement or, as the case may be, the Security Documents shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement or, as the case may be, the Security Documents in place of the retiring Agent or Security Trustee. The retiring Agent or Security Trustee shall (at the expense of the Parent)

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provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions as such.

(c)
It is the intention that (except only as may be agreed in writing between any retiring Security Trustee and its successor with the prior approval of the Majority Banks), upon the appointment of any successor to the Security Trustee, the property, assets and rights vested in the retiring Security Trustee pursuant to the Security Documents should, with immediate effect, be vested in such successor Security Trustee under the provisions of the Trustee Act 1925, either by operation of law or, failing that, by assignment or other form of transfer or conveyance. At any time and from time to time following the appointment of any such successor to the Security Trustee, the retiring Security Trustee shall do and execute all acts, deeds and documents reasonably required by such successor in order to transfer to such successor Security Trustee (or its nominee, as such successor may direct) any such property, assets and rights which shall not have vested in such successor by operation of law. All such acts, deeds and documents shall be done or, as the case may be, executed at the cost of the retiring Security Trustee.

17.14	Change of Reference Banks

If (a) the whole of the Contributions (if any) of any Reference Bank are prepaid, (b) the Commitments (if any) of any Reference Bank are reduced to zero in accordance with clause 6.8 or 14.1, (c) a Reference Bank novates the whole of its rights and obligations (if any) as a Bank under this Agreement or (d) a Reference Bank ceases to provide quotations to the Agent upon request for the purposes of determining LIBOR (where such quotations are required having regard to the definition of “LIBOR” in clause 1.2) the Agent may, acting on the instructions of the Majority Banks, terminate the appointment of such Reference Bank and after consultation with the Parent appoint another Bank to replace such Reference Bank.

17.15	Declaration of trust

(a)
The Security Trustee hereby accepts its appointment under clause 17.1 as trustee of the Trust Property with effect from the date of this Agreement to hold the same on trust for itself and the other Finance Parties.

(b)	The Security Trustee shall apply all monies received by it pursuant to the Security Documents and clause 17.26 in accordance with the following respective claims:

(i)
first, as to a sum equivalent to the amounts payable to the Security Trustee under clause 17.20 and clauses 7.5 and 10.1 of the Guarantee and Debenture and any equivalent or similar provisions in any other Security Document from time to time (excluding any amounts received by the Security Trustee pursuant to clause 17.12) for the Security Trustee absolutely;

(ii)
secondly, as to a sum equivalent to the amounts standing to the credit of any Cash Collateral Accounts in respect of Ancillary Outstandings or otherwise standing to the credit of any accounts which have been netted against Ancillary Outstandings under the terms of the Ancillary Documents in each case from time to time and to the extent that for any reason the relevant Ancillary Banks are unable to apply such amounts in satisfaction of Ancillary Outstandings for such relevant Ancillary Banks absolutely, pro rata such extent in respect of each such relevant Ancillary Bank;

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(iii)
thirdly, as to a sum equivalent to the aggregate amount owing to the Finance Parties (other than the Security Trustee and (to the extent that it is satisfied pursuant to clauses 17.15(b) and 17.22) the Ancillary Banks) under the Finance Documents for the Finance Parties absolutely, and pro rata (with the Security Trustee obtaining a good discharge in respect of the amounts expressed to be due to the Arrangers, the Agent and the Banks under the terms of this Agreement by paying such amounts to the Agent for distribution in accordance with clause 8.9);

(iv)	fourthly, to such other persons (if any) as are legally entitled thereto in priority to the Parent and the other members of the Charging Group; and

(v)	fifthly, as to the balance (if any) for the Parent and the other members of the Charging Group absolutely pro rata to the respective amounts paid, received or recovered from each of them.

The Security Trustee shall make each such application and/or distribution as soon as is practicable after the relevant moneys are received by, or otherwise become available to, the Security Trustee save that (without prejudice to any other provision contained in any of the Security Documents) the Security Trustee (acting on the instructions of the Agent) or any Receiver may credit any moneys received by it to a suspense account for so long and in such manner as the Security Trustee or such Receiver may from time to time determine with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of their respective claims against any Borrower or any other person liable.

17.16	Perpetuities

The trusts constituted or evidenced in or by the Security Documents shall remain in full force and effect until whichever is the earlier of:

(a)	the expiration of a period of 80 years from the date of this Agreement; and

(b)
receipt by the Security Trustee, at any time when it is satisfied that all of the Charging Group are solvent, of confirmation in writing from each of the Finance Parties that there is no longer outstanding any Indebtedness (actual or contingent (unless such Indebtedness, being contingent, is fully cash collateralised to the satisfaction of the relevant Finance Party)), and no obligation on any Finance Party to make available any Indebtedness, which is secured or guaranteed by or under any of the Security Documents or such later date on which all of the Security Documents have been released in accordance with their terms, and the parties to this Agreement declare that the perpetuity period applicable to the Security Documents shall for the purposes of the Perpetuities and Accumulations Act 1964 be the period of 80 years from the date of this Agreement.

17.17	Powers and duties of the Security Trustee as trustee of the security

In its capacity as trustee in relation to the Security Documents, the Security Trustee:

(a)
Powers generally: shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of this Agreement or any of the Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Trustee by this Agreement

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and/or any Security Document but so that the Security Trustee may only exercise such powers and discretions to the extent that it is authorised to do so by the provisions of this Agreement (including specifically, but without limitation, clause 17.3(b));

(b)
Power to invest: shall (subject to clause 17.15) be entitled (in its own name or in the names of nominees) to invest moneys from time to time forming part of the Trust Property or otherwise held by it as a consequence of any enforcement of the security constituted by the Security Documents which, in the reasonable opinion of the Security Trustee, it would not be practicable to distribute immediately by placing the same on deposit in the name or under the control of the Security Trustee as the Security Trustee may think fit without being under any duty to diversify the same and the Security Trustee shall not be responsible for any loss due to interest rate or exchange rate fluctuations except for any loss arising from the Security Trustee’s gross negligence or wilful misconduct;

(c)
Power to engage agents: may, in the conduct of its obligations under and in respect of the Security Documents (otherwise than in relation to its right to make any declaration, determination or decision), instead of acting personally, employ and pay any agent (whether being a lawyer, chartered accountant or any other person) to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Security Trustee (including the receipt and payment of money) and on the basis that (i) any such agent engaged in any profession or business shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner or employee of his in connection with such employment and (ii) the Security Trustee shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such agent if the Security Trustee shall have exercised reasonable care in the selection of such agent; and

(d)
Deposit of documents: may place all deeds, certificates and other documents relating to the property and assets subject to the Security Documents which are from time to time deposited with it pursuant to the Security Documents in any safe deposit, safe or receptacle selected by the Security Trustee exercising reasonable care or with any firm of solicitors selected by the Security Trustee exercising reasonable care and may make any such arrangements as it thinks fit for allowing the Parent access to, or its solicitors or auditors possession of, such documents when necessary or convenient and the Security Trustee shall not be responsible for any loss incurred in connection with any such deposit, access or possession if it has exercised reasonable care in the selection of a safe deposit, safe, receptacle or firm of solicitors.

17.18	All enforcement action through the Security Trustee

None of the other Finance Parties shall have any independent power to enforce any of the Security Documents or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to any of the Security Documents or otherwise have direct recourse to the security and/or guarantees constituted by any of the Security Documents except through the Security Trustee.

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17.19	Co-operation to achieve agreed priorities of application

The other Finance Parties shall co-operate with each other and with the Security Trustee and any Receiver under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with clause 17.15.

17.20	Indemnity from Trust Property

In respect of all liabilities, costs, claims, charges or expenses for which the Borrower is liable under this Agreement, the Security Trustee and every employee, officer, agent or other person appointed by it in connection with its appointment under the Security Documents (each an “Indemnified Party”) shall be entitled to be indemnified out of the Trust Property in respect of all liabilities, damages, costs, claims, charges or expenses whatsoever properly incurred or suffered by an Indemnified Party:

(a)
in the execution or exercise or bona fide purported execution or exercise of the trusts, rights, powers, authorities, discretions and duties created or conferred by or pursuant to the Security Documents;

(b)	as a result of any breach by a member of the Charging Group of any of its obligations under any Security Document;

(c)	in respect of any Environmental Claim made or asserted against an Indemnified Party which would not have arisen if the Security Documents had not been executed; and

(d)	in respect of any matter or thing done or omitted in any way in accordance with the terms of the Finance Documents relating to the Trust Property or the provisions of any of the Security Documents.

The rights conferred by this clause 17.20 are without prejudice to any right to indemnity by law given to trustees generally and to any provision of the Security Documents entitling the Security Trustee or any other person to an indemnity in respect of, and/or reimbursement of, any liabilities, damages, costs, claims, charges or expenses incurred or suffered by it in connection with any of the Security Documents or the performance of any duties under any of the Security Documents. Nothing contained in this clause 17.20 shall entitle the Security Trustee or any other person to be indemnified in respect of any liabilities, damages, costs, claims, charges or expenses to the extent that the same arise from such person’s own gross negligence or wilful misconduct.

17.21	Finance Parties to provide information

The Finance Parties shall provide the Security Trustee with such written information as it may reasonably require for the purposes of carrying out its duties and obligations under the Security Documents and, in particular, with such necessary directions in writing so as to enable the Security Trustee to make the calculations and applications contemplated by clause 17.27 and to apply amounts received under, and the proceeds of realisation of, the Security Documents on and after the Enforcement Date as contemplated by the Security Documents and clauses 8.9 and 17.27.

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17.22	Ancillary Outstandings

The other Finance Parties agree with the Ancillary Banks that any part of the Ancillary Outstandings in respect of which amounts are standing to the credit of any Cash Collateral Accounts in the names of such Ancillary Banks pursuant to this Agreement and/or any Ancillary Document or which have otherwise been netted against amounts standing to the credit of any accounts under the terms of any Ancillary Document shall, subject to clause 15.6 rank ahead of the Indebtedness owing under this Agreement to the extent that the relevant Ancillary Banks are able to apply such amounts in satisfaction of such Ancillary Outstandings.

17.23	Common Parties

Notwithstanding that the Agent and the Security Trustee may from time to time be the same entity, the Agent and the Security Trustee have entered into this Agreement in their separate capacities as agent or (as appropriate) security agent and trustee for the Finance Parties provided that, where this Agreement provides for the Agent or Security Trustee to communicate with or provide instructions to another Agent or Security Trustee, while the two parties in question are the same entity, it will not be necessary for there to be any such formal communication or instructions notwithstanding that this Agreement provides in certain cases for the same to be in writing.

17.24	Compliance

(a)
The Agent and Security Trustee may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit if any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b)	(i)
Without limiting clause 17.24(a), the Agent and Security Trustee need not disclose any information relating to any Obligor if the disclosure might, in the opinion of the Agent or, as the case may be, Security Trustee, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

(ii)
Notwithstanding anything to the contrary expressed or implied in this Agreement and without prejudice to the generality of the foregoing, neither the Agent nor the Security Trustee shall, as between itself and the Banks, be obliged to disclose to any Bank or other person any information supplied by any Obligor to it which is identified by such Obligor, as the case may be, at the time of supply as being confidential and supplied solely for the purpose of evaluating in consultation with the Agent or the Security Trustee whether any waiver or amendment might be required to any of the provisions contained in this Agreement or any of the other Finance Documents Provided that nothing in this clause 17.24(b)(ii) shall apply to any information supplied by any Obligor pursuant to clauses 10.1(b)(i)-(vi) or (c).

(iii)
Subject to paragraph (ii) above, for the purposes of this Agreement, neither the Agent nor the Security Trustee shall be deemed not have any actual knowledge or actual notice of the contents of any information obtained by it or supplied to it by or on behalf of any Obligor other than the contents of

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information obtained by it or supplied to it by or on behalf of such Obligor as Agent or, as the case may be, Security Trustee for the Banks under this Agreement.

17.25	Underwriters

The Underwriters have no obligations of any kind to any other party under this or any other Finance Document and references to the “Arrangers” in clauses 17.5 to 17.9 shall be deemed to include a reference to the Underwriters.

17.26	Security Trustee as joint creditor

(a)
Each Finance Party and Obligor agrees that the Security Trustee shall be the joint creditor (together with the relevant other Finance Parties) of each and every payment obligation of each Obligor and each member of the Charging Group towards each of the Finance Parties under the Finance Documents and that accordingly the Security Trustee will have its own independent right to demand payment by each Obligor and each member of the Charging Group in satisfaction of those obligations, provided that it is expressly acknowledged that any discharge of any payment obligation to either of the Security Trustee or the relevant other Finance Parties shall to the same extent discharge the corresponding obligation owing to the other.

(b)
Without limiting or affecting the Security Trustee’s right against each Obligor or any member of the Charging Group (whether under this clause 17.26 or under any other provisions of the Finance Documents) the Security Trustee agrees with each other Finance Party (on a several and divided basis) that it will not exercise its rights as joint creditor with another Finance Party except with the prior written consent of the relevant Finance Party. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Security Trustee’s right to act in the protection or preservation of rights under or to enforce any Security Document as contemplated by this Agreement and the relevant Security Document. Any amount recovered by the Security Trustee as a result of the operation of this clause 17.26 shall be held for the benefit of each Finance Party to be applied in accordance with clause 17.15.

(c)	For the purpose of this clause 17.26, the Security Trustee acts in its own name and not as a trustee, and the debt owed to the Security Trustee under this Clause 17.26 shall not be held on trust.

(d)	Each of the Finance Parties agrees to and acknowledges the provisions set forth in clause 2 (Covenant to Pay) of the Security Documents governed by the laws of the Netherlands.

17.27	Prompt distribution of proceeds

(a)
As at the Enforcement Date the Security Trustee shall determine the equivalent in Sterling of (i) the total amount owing to the Banks in respect of the Facilities (including principal, accrued interest and commitment commission) and (ii) the total amount of Hedge Debt (including amounts which have fallen due under Hedge Documents and are unpaid and any mark to market exposure calculated in

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accordance with the terms of the Hedge Documents), which totals will form the basis for pro rata distribution pursuant to clause 17.27(b).

(b)
Moneys received by the Security Trustee after the Enforcement Date pursuant to the exercise of (or otherwise by virtue of the existence of) any rights and powers under or pursuant to any of the Security Documents shall be applied by the Security Trustee (after providing for all costs, charges, expenses and liabilities and other payments ranking in priority to the Indebtedness and liabilities secured by and/or covenanted to be paid in the Security Documents and for the costs, charges, expenses and liabilities incurred and payments made by the Security Trustee) in or towards, on a pro rata basis, payment of amounts due under this Agreement and the Hedge Debt. Amounts to be applied towards amounts due under this Agreement shall be applied in accordance with clause 8.9. Amounts to be applied towards the Hedge Debt shall be paid by the Security Trustee to each Hedge Counterparty, on a pro rata basis, depending upon their respective share of the total Hedge Debt. The Security Trustee shall make each such application and/or distribution as soon as is practicable after the relevant moneys are received by, or otherwise become available to, the Security Trustee save that (without prejudice to any other provision contained in any of the Security Documents) the Security Agent (acting on the instructions of the Majority Banks) may credit any moneys received by it to a suspense account for so long and in such manner as the Security Trustee may from time to time determine with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of their respective claims against the Obligors and any other members of the Charging Group, or any other person liable.

18	Decisions of Banks and Agency Parties

18.1	Obligations several

The obligations of each Bank under this Agreement are several; the failure of any Bank to perform such obligations shall not relieve any other Finance Party or any Borrower of any of their respective obligations or liabilities under this Agreement nor shall any Finance Party be responsible for the obligations of any other Finance Party under this Agreement (except to the extent that any person has obligations in different Finance Party capacities).

18.2	Interests several

Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks) the interests of the Finance Parties are several and the amount due to each of the Finance Parties (in each capacity other than as a Bank, for its own account) is a separate and independent debt. Without prejudice to any other provision of this Agreement (including any requirement for action to be approved or instigated by, or with the consent or approval of, the Majority Banks and, without limitation, clause 18.4), each of the Finance Parties shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Finance Party to be joined as an additional party in any proceedings for this purpose.

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18.3	Majority Banks

(a)
Where this Agreement or any of the Security Documents provides for any matter to be determined by reference to the opinion of the Majority Banks or 90% Majority Banks or to be subject to the consent or request of the Majority Banks or 90% Majority Banks or for any action to be taken on the instructions of the Majority Banks or 90% Majority Banks, such opinion, consent, request or instructions shall (as between the Banks only) only be regarded as having been validly given or issued by the Majority Banks or 90% Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Banks shall have given or issued such opinion, consent, request or instructions, but so that (as between the Borrowers and the Finance Parties) the Borrowers and the Finance Parties shall each be entitled (and bound) to assume that such notice shall have been duly received by each Bank and that the relevant majority shall have been obtained to constitute Majority Banks or 90% Majority Banks whether or not this is the case.

(b)
Five Banking Days after the Agent has despatched to each Bank a notice (the “Initial Notice”) requesting instructions (or confirmation of instructions) from the Banks or the agreement of the Banks to any amendment, modification, waiver, variation or excuse of performance for the purposes of, or in relation to, any of the Finance Documents, it shall despatch a reminder notice to those Banks which have not yet responded to the Initial Notice.

(c)
If, within 10 Banking Days of the Agent despatching the Initial Notice to each Bank, the Agent has not received a reply specifically giving or confirming or refusing to give or confirm the relevant instructions or, as the case may be, approving or refusing to approve the proposed amendment, modification, waiver, variation or excuse of performance, then (irrespective of whether such Bank responds at a later date) the Agent shall treat any Bank which has not so responded as having indicated a desire to be bound by the wishes of 66? per cent. or, as the case may be, 90 per cent. of those Banks (measured in terms of the relevant Contributions of those Banks) which have so responded.

(d)	For the purposes of this clause 18.3, any Bank which notifies the Agent of a wish or intention to abstain on any particular issue shall be treated as if it had not responded.

(e)	This clause 18.3 shall not apply in relation to those matters referred to in, or the subject of, clause 17.11(c).

18.4	Banks acting together

If the Agent makes a declaration under clause 12.2 the Agent shall, in the names of all the Banks, take such action on behalf of the Banks and conduct such negotiations with any Borrower and any other members of the Group and generally administer the Term Loans and the Advances in accordance with the wishes of the Majority Banks. All the Banks shall be bound by the provisions of this clause 18.4 and no Bank shall be entitled to take action independently against any Borrower or any other member of the Group without the prior consent of the Majority Banks.

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19	Cash Collateral Accounts

19.1	Applications and withdrawals

Each amount from time to time standing to the credit of a Cash Collateral Account shall be applied in accordance with the relevant provisions of the Finance Documents and no other withdrawals may be made from any Cash Collateral Account without the consent of the Agent.

19.2	Security over Cash Collateral Accounts

The Parent shall or shall (to the extent it is reasonably able to do so) procure that any other member of the Group shall, execute such further documents as are necessary to ensure that each Cash Collateral Account is charged in favour of the Security Trustee to the reasonable satisfaction of the Agent.

19.3	Interest and broken deposits

(a)
Each amount from time to time standing to the credit of a Cash Collateral Account shall bear interest by reference to successive deposit periods at the rate at which the Cash Collateral Account Bank or, as the case may be, the relevant Ancillary Bank pays interest on deposits for such period from its corporate customers but each Borrower acknowledges that none of the Finance Parties shall have any responsibility to any Borrower for any loss occasioned as a consequence of the application of the amount standing to the credit of any Cash Collateral Account prior to the last day of any such deposit period, such application being expressly permitted by the terms of the Finance Documents.

(b)
In respect of each Cash Collateral Account, provided no Default shall have occurred and be continuing, the Cash Collateral Account Bank or, as the case may be, the relevant Ancillary Bank shall, at the request of the Parent, pay to the relevant Borrower any interest that has accrued on the amount standing to the credit of such Cash Collateral Account. Such interest shall only be paid at six-monthly intervals or on such days that the principal amount standing to the credit of such Cash Collateral Account is reduced to zero pursuant to the terms of this Agreement.

20	Matters concerning the Borrowers

20.1	Additional Borrowers

Subject to clauses 20.5 and 20.6, the Parent may, at any time during the term of this Agreement (provided that, after the Acquisition Completion Date, a Default shall not have occurred and be continuing), notify the Agent that any Subsidiary directly or indirectly wholly owned by the Parent, is to be designated as an additional Borrower under the Term Loan Facilities and/or the Revolving Credit Facility. Such notice shall be in writing and signed on behalf of the Parent (for itself and all the Borrowers) and on behalf of the company or Subsidiary concerned and shall take effect in accordance with its terms on the condition that:

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(a)	such additional Borrower is incorporated in a jurisdiction approved by the Majority Banks provided that additional Borrowers in the jurisdictions envisaged by the Structure Paper are hereby approved;

(b)
the additional Borrower shall have entered into an Accession Certificate with the Agent which, subject to (b) below, the Agent shall execute on behalf of all the parties to this Agreement (and all such parties so authorise the Agent); and

(c)
the additional Borrower, before entering into such an Accession Certificate, shall have fulfilled, as regards additional Borrowers envisaged by the Structure Paper acceding to this Agreement between the date of this Agreement and the Acquisition Completion Date, the conditions precedent in schedule 3 relating to them and, as regard other additional Borrowers, all appropriate conditions precedent, as notified to the Parent by the Agent, to the reasonable satisfaction of the Agent including, without limitation, the delivery to the Agent of the documents and evidence referred to in paragraph 1.1 of schedule 3 or, for a Subsidiary of the Parent not incorporated in England and Wales an equivalent certificate together with a legal opinion of counsel in such jurisdiction.

Upon satisfaction of such conditions the Acceding Borrower shall become a party to this Agreement in the capacity of a Borrower in respect of the relevant Term Loan Facility or, as the case may be, the Revolving Credit Facility and shall assume all the obligations and rights of such a Borrower under this Agreement.

If for any reason whatsoever a Borrower ceases to be a wholly-owned Subsidiary of the Parent that Borrower shall cease to be entitled to utilise any Facility and, without prejudice to any existing liabilities as such, shall cease to be such Borrower hereunder.

20.2	The Parent as Borrowers’ Agent

Each Borrower by its execution of this Agreement or an Accession Certificate, as the case may be, irrevocably appoints and authorises the Parent:

(a)
as agent for each Borrower to receive all notices, requests, demands or other communications under this Agreement which shall, without prejudice to any other effective mode of serving the same, be properly served on the Borrower concerned if served on the Parent in accordance with clause 21.1; and

(b)
to give all notices (including, without limitation, any Drawdown Notices or Conversion Notices) and instructions and make such agreements (including, without limitation, any Accession Certificate) expressed to be capable of being given or made by such Borrower or the Borrowers in this Agreement notwithstanding that they may affect such Borrower without further reference to, or the consent of, such Borrower and such Borrower shall, as regards the Finance Parties, be bound thereby as though such Borrower itself had given such notice or instructions or made such agreement.

20.3	Obligations unconditional

The obligations of each Obligor under this Agreement and the Borrower Security Documents are unconditional and irrevocable (subject to the express provisions of this Agreement or any Borrower Security Document) and shall not be in any way affected or discharged by reason of any matter affecting the Transaction Documents including, without

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limitation, any breach or alleged breach of the same or any claim that any Obligor or any other member of the Group has, or considers that it has, against any other party to the Transaction Documents. Each Obligor acknowledges that any authorisation given under this Agreement or a Borrower Security Document by a Finance Party in relation to the Transaction Documents shall not constitute any representation or warranty by such (or any) Finance Party as to the adequacy or effectiveness of such documents, the purchase consideration payable by the Purchasers, the commercial advisability of any Obligor or the Purchasers entering into the arrangements contemplated thereby or otherwise.

20.4	Obligations Several

Without prejudice to the terms of this Agreement or any Borrower Security Document the obligations of each Obligor under this Agreement and the Borrower Security Documents are several and the failure of any Obligor to perform such obligations shall not release any of the Borrowers of their obligations under this Agreement.

20.5	No other UK-incorporated Borrowers other than the Parent and UK Bank Finco

Notwithstanding any other provision of this Agreement no Subsidiary of the Parent which is incorporated in the United Kingdom (other than UK Bank Finco) may be or become a Borrower. The Parent agrees it will not, unless the Banks otherwise agree, request the making of Term Loan Advances to it, but shall instead procure the accession of other member(s) of the Group (in accordance with the Structure Paper) as Term Loan Borrowers to which the Term Loan Advances shall, subject to the terms and conditions of this Agreement, be made.

20.6	Term Loan C Facility

Notwithstanding any other provision of this Agreement no member of the Group (other than the Parent) which is not incorporated in the United States of America may be or become a Term Loan C Facility Borrower and the Parent shall not be entitled to draw down the Term Loan C Facility.

21	Notices and other matters

21.1	Address for Notice

Every notice, request, demand or other communication under this Agreement shall:

(a)	be in writing delivered personally or by first class prepaid letter (airmail if available) or telefax;

(b)
be deemed to have been received, subject as otherwise provided in this Agreement, in the case of a letter, when delivered personally or 10 days after it has been put into the post and, in the case of a telefax, when a complete and legible copy is received by the addressee (unless the time of despatch of any telefax is after close of business in which case it shall be deemed to have been received at the opening of business on the next Banking Day); and

(c)	be sent:

(i)	to the Parent (for itself and all other Borrowers) at:

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Royal House
22-25 Finsbury Square
London EC2A 1DS
Attention:	Alistair Dickson
Telefax:	0171 628 0027

with a copy to:

Cinven Limited
Pinners Hall
105-108 Old Broad Street
London EC2N 1EH
Attention:	Brent Wheeler
Telefax:	0171 256 2225

and to:

Investcorp International Limited
48 Grosvenor Street
London W1Y 6BH
Attention:	Richard Warner
Telefax:	0171 8873334

(ii)	to the Agent at:

Trinity Tower
9 Thomas More Street
London E1 9KT
Attention:	Stephen Clarke
Telefax:	0171 777 2360

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(iii)	to the Security Trustee at:

Trinity Tower
9 Thomas More Street
London E1 9KT
Attention:	Stephen Clarke
Telefax:	0171 777 2360

(iv)	to the Arrangers at:

Chase Manhattan plc
125 London Wall
London EC2Y 5AJ
Attention:	Meghan Huber
Telefax:	0171 777 4757

and

J.P. Morgan Securities Ltd.
60 Victoria Embankment
London EC4Y 0JP
Attention:
Telefax:	0171 325 8190

(v)	to each Bank at its address or telefax number specified in schedule 1 or in any relevant Substitution Certificate

(vi)
to each Ancillary Bank and Hedge Counterparty to the address or telefax number specified in the relevant other Credit Document or if not specified to the appropriate address or telefax number specified in (v) above, or to such other address or telefax number as is notified by the Parent, or a Finance Party, as the case may be, to the other parties to this Agreement.

21.2	Notice to Agent

Except as otherwise provided in this Agreement, every notice, request, demand or other communication under this Agreement to be given by a Borrower shall be given by the Parent and by the Parent to any other party shall be given to the Agent for onward transmission as appropriate and to be given to a Borrower shall be given by the Agent to the Parent.

21.3	No implied waiver, remedies cumulative

No failure or delay on the part of the Finance Parties or any of them to exercise any power, right or remedy under this Agreement or any Borrower Security Document shall operate as a waiver thereof, nor shall any single or partial exercise by the Finance Parties or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Agreement and each of the Borrower Security Documents are cumulative and are not exclusive of any remedies provided by law.

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21.4	English translations

All certificates, instruments and other documents to be delivered under or supplied in connection with this Agreement (other than copies of constitutional and related documents for Non-UK/US Subsidiaries) shall be in the English language or shall be accompanied by a certified English translation upon which the Finance Parties shall be entitled to rely.

21.5	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

21.6	Conflicts

(a)
The Obligors acknowledge that, respectively, The Chase Manhattan Bank and J.P. Morgan Securities Ltd. and their respective parent undertakings, subsidiary undertakings and fellow subsidiary undertakings (in each respective case, together an “Arranger Group”) may be providing debt finance, equity capital or other services (including financial advisory services) to other persons with which the Obligors may have conflicting interests in respect of the Facilities or otherwise.

(b)
No member of an Arranger Group shall use confidential information from the Obligors or any member of the Group, received by it pursuant to the Transaction Documents by virtue of the Facilities or its relationships with the Obligors in connection with their performance of services for other persons. This shall not, however, affect any obligations that any member of an Arranger Group have as Agent in respect of the Finance Documents or in any other advisory, underwriting or administration capacity under the Transaction Documents. The Obligors also acknowledge that no member of an Arranger Group has any obligation to use or furnish to the Obligors information obtained from other persons for their benefit.

The terms “parent undertaking”, “subsidiary undertaking” and “fellow undertaking” when used in this clause 21.6 have the meanings given to them in sections 258 and 259 of the Companies Act 1985.

21.7	Fax indemnity

The Obligors shall indemnify each Finance Party against any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon which any of the Finance Parties may sustain or incur as a consequence of any telefax communication purporting to originate from an Obligor being made or delivered fraudulently. For avoidance of doubt, an Obligor shall only be liable under this indemnity in respect of telefax communications originating or purportedly originating from it.

21.8	Obligor certificates

Where any individual gives any certificate on behalf of an Obligor pursuant to a provision of this Agreement and such certificate proves to be incorrect, such individual shall incur no personal liability in consequence of such certificate being so incorrect save where such individual acted fraudulently, recklessly or negligently in giving such certificate (in which case any liability of such individual shall be determined in accordance with applicable law).

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22	Governing law and jurisdiction

22.1	Law

This Agreement shall be governed by English law.

22.2	Submission to jurisdiction

The parties to this Agreement agree for the benefit of the Finance Parties that:

(a)
if any party has any claim against any other arising out of or in connection with this Agreement such claim shall (subject to clause 22.2(c)) be referred to the High Court of Justice in England, to the jurisdiction of which each of the parties irrevocably submits;

(b)
the jurisdiction of the High Court of Justice in England over any such claim against any Finance Party shall be an exclusive jurisdiction and no courts outside England shall have jurisdiction to hear or determine any such claim; and

(c)
nothing in this clause 22.2 shall limit the right of any Finance Party to refer any such claim against any Borrower to any other court of competent jurisdiction outside England, to the jurisdiction of which any Obligor hereby irrevocably agrees to submit, nor shall the taking of proceedings by any Finance Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

22.3	Agent for service of process

Each Obligor not incorporated in England and Wales irrevocably designates, appoints and empowers the Parent to receive for it and on its behalf service of process issued out of the High Court of Justice in England in relation to any claim arising out of or in connection with this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

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Schedule 1
The Banks and their Commitments

Name	Address and Telefax Number	Facility	Commitments £

The Chase Manhattan Bank	125 London Wall London EC2Y 5AJ Fax: 0171 777 4757	Term Loan A Facility	171,794,872

The Chase Manhattan Bank	125 London Wall London EC2Y 5AJ Fax: 0171 777 4757	Term Loan B Facility	57,264,957

The Chase Manhattan Bank	125 London Wall London EC2Y 5AJ Fax: 0171 777 4757	Term Loan C Facility	48,675,214

The Chase Manhattan Bank	125 London Wall London EC2Y 5AJ Fax: 0171 777 4757	Revolving Credit Facility	57,264,957

		TOTAL	£335,000,000

Name	Address and Telefax Number	Facility	Commitments £

Morgan Guaranty Trust Company of New York	60 Victoria Embankment, London EC4Y 0JP Fax: 0171 325 8190	Term Loan A Facility	128,205,128

Morgan Guaranty Trust Company of New York	60 Victoria Embankment, London EC4Y 0JP Fax: 0171 325 8190	Term Loan B Facility	42,735,043

Morgan Guaranty Trust Company of New York	60 Victoria Embankment, London EC4Y 0JP Fax: 0171 325 8190	Term Loan C Facility	36,324,786

Morgan Guaranty Trust Company of New York	60 Victoria Embankment, London EC4Y 0JP Fax: 0171 325 8190	Revolving Credit Facility	42,735,043

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Name	Address and Telefax Number	Facility	Commitments £

		TOTAL	£250,000,000

		GRAND TOTAL	£585,000,000

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Schedule 2
Forms of Drawdown (and other) Notices

Part A - The Termed Out Revolving Loan Facility

To:	[Agent]

[DATE]

Attention: •

£585,000,000 Secured Credit Facilities
Agreement dated 12 May 1999 as amended (the “Agreement”)

We refer to the Agreement and hereby give you notice that [we wish] [[name of Borrower] wishes] to draw down a Termed Out Revolving Loan Advance(s) in the sum of £[•] in [currency] on [•] with payment to be made in accordance with clause 4.3 of the Agreement. [We select a first Interest Period in respect thereof of .................. months.] [The first Interest Period in respect thereof to expire on ..................20•].

We confirm that the conditions referred to in clause 3.2 of the Agreement are all satisfied on the date of this notice, other than [specify], as permitted by clause 3.3.

Words and expressions defined in the Agreement shall have the same meanings where used herein.

Yours faithfully

............................................................

For and on behalf of Avecia Investments Limited (formerly ZSC Specialty Chemicals Group Limited)

[on behalf of [specify relevant Borrower]]

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Part B - The Revolving Credit Facility

To:	[Agent]

[DATE]

Attention: •

£585,000,000 Secured Credit Facilities
Agreement dated 12 May 1999 as amended (the “Agreement”)

We refer to the Agreement and hereby give you notice that [we wish] [[name of Borrower] wishes] to draw a Revolving Credit Advance of £[•] [in [currency]] on • and select a Maturity Period in respect thereof of • months. The funds should be credited to [name and number of account] with [details of bank in London].

[Insert Letter of Credit details, if relevant - see requirements of clause 4.7]

We confirm that:

(i)	no event or circumstance has occurred and is continuing which constitutes a Default; and

(ii)	the representations and warranties contained in clause 9.1 of the Agreement are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date.

We confirm that the conditions referred to in clause 3.2 of the Agreement are all satisfied on the date of this notice, other than [specify], as permitted by clause 3.3.

Words and expressions defined in the Agreement shall have the same meanings where used herein.

Yours faithfully

............................................................

For and on behalf of Avecia Investments Limited (formerly ZSC Specialty Chemicals Group Limited)

[on behalf of [specify relevant Borrower]]

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Part C - Rollover Notice

To:	[Agent]

[DATE]

Attention: •

£585,000,000 Secured Credit Facilities
Agreement dated 12 May 1999 as amended (the “Agreement”)

We refer to the Agreement and hereby give you notice in accordance with clause 4.2(a)(ii) of the Agreement that we wish a Revolving Credit Advance to be made to us as follows:

(i)	Amount[1];

(ii)	Drawdown Date[2];

(iii)	Maturity Period.

The proceeds of this drawdown should be applied in repayment [in part] of the Revolving Credit Advance of [amount] which falls due to be repaid on the Drawdown Date.

Words and expressions defined in the Agreement shall have the same meanings when used herein.

Yours faithfully

............................................................

For and on behalf of Avecia Investments Limited (formerly ZSC Specialty Chemicals Group Limited)

[on behalf of [specify relevant Revolving Credit Facility Borrower]]

[1]	Amount of new Advance must not exceed amount of existing Advance.
[2]	Drawdown Date must be the date on which the relevant existing Advance is due to be repaid.

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Schedule 3
Documents and Evidence required as Conditions Precedent

1	Corporate

1.1	A certificate in the form of annexure A to this schedule 3 from UK5, the Parent and each Original UK Charging Subsidiary, together with all the documents referred to therein.

1.2
A certificate from each other Original Charging Subsidiary (other than the Original UK Charging Subsidiaries) in a form substantially similar to the form of annexure A to this schedule 3, amended appropriately to reflect the jurisdiction of incorporation of such Original Charging Subsidiary, together with all documents referred to therein.

2	Security Documents

2.1	UK Security Documents

The Guarantee and Debenture duly executed by UK5, the Parent and each Original UK Charging Subsidiary incorporated in the United Kingdom and the Security Trustee together with:

(a)
signed (or otherwise duly executed) blank stock transfer forms in respect of the share capital of each direct Subsidiary incorporated in the United Kingdom of each of UK5, the Parent and each Original UK Charging Subsidiary, together with the share certificates relating to all such share capital; and

(b)
a duly certified copy of the register of members (or equivalent corporate document) of the Parent, each Original UK Charging Subsidiary and each other Subsidiary whose shares are charged pursuant to the Guarantee and Debenture, in accordance with the basis set out in the Security Memorandum.

2.2	US Security Documents

(a)	A guarantee and collateral agreement duly executed by each of the US Borrowers and each Original US Charging Subsidiary, together with:

(i)
Uniform Commercial Code financing statements relating to the collateral described therein, duly executed by the relevant US Borrower or Original US Charging Subsidiary, as the case may be, for the benefit of the Finance Parties; and

(ii)
all other documents ancillary thereto reasonably necessary to grant to the Security Trustee, for the benefit of the Finance Parties, a first priority perfected security interest (subject to any Permitted Encumbrance) in all collateral therein, including, without limitation, the filing of any necessary Uniform Commercial Code financing statements and such resolutions, incumbency certificates and legal opinions reasonably requested by the Agent, all of which shall be in form and substance reasonably satisfactory to the Agent;

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(b)
mortgages and/or deeds of trust, as the case may be, duly executed by the mortgagor(s) thereunder for the benefit of the Finance Parties, together with all other documents ancillary thereto, reasonably necessary to duly record such mortgage or deed of trust, as the case may be, and grant the Security Trustee, for the benefit of the Finance Parties, a fully perfected, first priority lien on and security interest in all of the mortgagor’s right, title and interest in the relevant property, subject only to the Encumbrances and exceptions to title expressly set forth therein, and except as unenforceability may be limited by bankruptcy, insolvency, reorganisation or moratorium or similar laws of the United States of America affecting the enforcement of creditors’ rights generally and by general equitable principles in each case; and

(c)
a pledge of all the stock in US Holdco, duly executed by the Parent, together with all other documents and other items of the type referred to in paragraphs 2.2(a)(i) and (ii) above, as are required in relation to such pledge, in each case, in accordance with the basis set out in the Security Memorandum.

2.3	Other Security Documents

All further Security Documents required in accordance with the Security Memorandum, together with all other documents ancillary thereto to grant and/or perfect the first-ranking security to be given thereunder for the benefit of the Finance Parties as the Agent may reasonably require and all notices, resolutions, certificates, deeds, declarations of trusts, filings, legal opinions and other documents reasonably required by the Agent, each in a form and substance satisfactory to the Agent in relation thereto acting reasonably), in each case in accordance with the basis set out in the Security Memorandum.

3	Additional Finance Documents

3.1	The Ancillary Documents (if any in existence), duly executed by the relevant Revolving Credit Facility Borrowers and (respectively) each Ancillary Bank.

3.2	The Group Netting Agreements (if any in existence), duly executed by the UK/US Charging Subsidiaries and each Ancillary Bank.

3.3	A duly certified copy of the Intra-Group Loan Agreements (if any), duly executed by the parties thereto.

3.4	The Subordination Deed duly executed by all parties thereto.

4	Equity Documents

4.1	Duly certified copies of the agreed form High Yield Intercompany Loan Agreement, together with evidence that:

(a)	it has become in all respects unconditional in accordance with its terms; and

(b)
the High Yield Intercompany Loan has been or will be, simultaneously with the Drawing of Term Loan A, duly advanced in full in cash in the aggregate amount equal to at least the net proceeds of the High Yield Financing in accordance with the terms of the High Yield Intercompany Loan Agreement.

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4.2
Evidence that a minimum of £502,750,000 (less certain fees payable to the Sponsors) of equity has been injected into the Parent and that the proceeds of that equity injection have been applied in full by the Borrowers prior to (or at least contemporaneously with) the use of funds provided under this Agreement towards financing the Acquisition and/or refinancing any existing debt in connection with the Acquisition.

4.3
Certified copies of all High Yield Documents and evidence that either (a) the Interim Facilities have been advanced (whether pursuant to Interim Facilities Notes or otherwise) in an amount of £365,000,000 or (b) an offering of Senior Notes for $540,000,000 and Preferred Stock for $35,000,000 by UK4 has been made and, in either case, the proceeds thereof (net of fees and expenses provided for in the High Yield Documents) have been received by the Parent.

5	Acquisition Documents

A duly certified copy of the Acquisition Agreement (other than the Local Agreements (as defined in the Principal Agreement)) together with evidence (in the form of a certificate signed by two directors of the Parent, a confirmation as to certain matters from Dickson Minto and copies of the fax confirmations from lawyers in the foreign jurisdictions confirming completion of the Acquisition in the relevant jurisdiction) that the Acquisition Agreement has become in all respects unconditional (save only for any condition relating to the advancing of the Term Loans) and a list of all Local Agreements and confirmation (pursuant to the certificate of the two directors of the Parent) that all such Local Agreements have been unconditionally entered into and are in force save for any Deferred Completions (which may include the completion of the Acquisition in respect of Mexico).

6	Financial

6.1	The Accountants’ Reports addressed (among others) to the Parent and the Finance Parties and including confirmation that the Finance Parties and the Parent may rely thereon, subject as therein stated.

6.2
Duly certified copies of the most recently available management accounts of the Target Group Provided that such management accounts do not need to be in form and substance reasonably satisfactory to the Agent.

6.3	Duly certified copies of the audited financial statements of the Target Group for the three financial years ended 31 December 1998.

6.4	A duly certified copy of the Financial Model (including the agreed form base case model).

6.5	A pro forma balance sheet (indicating solvency) of the Target Group.

7	Due Diligence Reports

7.1	Copies of the following reports addressed (among others) to the Finance Parties and the Parent including confirmation that the Finance Parties and the Parent may rely thereon:

(a)	the Environmental Report;

(b)	the Insurance Report;

(c)	the Legal Due Diligence Report;

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(d)	the Market Reports;

(e)	the Pensions Reports; and

(f)	the Structure Paper.

All such Reports are to be properly addressed and provided in a form previously agreed by the Agent.

7.2	A letter of undertaking in the agreed form from KPMG addressed to the Agent in relation to the release of the Accountants’ Report compiled by KPMG to Finance Parties.

8	Property

[Intentionally blank]

9	The Business

9.1	Insurance

A duly certified full, complete and up to date schedule of all insurances maintained by each member of the Group, referring to the relevant policies to be maintained by the Group on and from the Acquisition Completion Date.

9.2	Encumbrances and Indebtedness

(a)
Evidence that any outstanding Encumbrances created by any member of the Target Group or over any asset of the Target Group prior to the First Drawdown Date (not being Permitted Encumbrances) have been or will be on the First Drawdown Date fully satisfied and discharged (including, without limitation, duly certified copies of any release documentation in respect of any such Encumbrances) and that no moneys are outstanding thereunder.

(b)	Evidence that, immediately following the First Drawdown Date, the Group will have no Borrowed Money other than as permitted by this Agreement.

9.3	General

(a)	The Hedging Strategy Letter.

(b)
Confirmation from a Director or the Secretary of the Parent that none of UK5, the Parent and each Borrower has traded or incurred any material liabilities whatsoever, whether actual or contingent, other than liabilities arising under or in connection with the Transaction Documents or Finance Documents, liabilities for professional fees and any liability which would arise if it were wound up.

10	Transaction Costs

10.1
The fee letters referred to in clause 7.1, together with copies of the irrevocable payment instructions to meet the fees referred to therein or otherwise payable under clause 7 which are payable on the First Drawdown Date.

10.2	A funds flow statement including a statement (or estimate thereof) of all transaction costs.

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11	Opinions

11.1	An opinion of Norton Rose solicitors to the Agent dated not more than 5 Banking Days prior to the First Drawdown Date.

11.2
Foreign legal opinions from legal advisers to the Agent in each jurisdiction in which an Original Charging Subsidiary is incorporated (other than the United Kingdom) in respect of the Financing Documents dated not more than 5 Banking Days prior to the First Drawdown Date.

12	Miscellaneous

12.1	A letter in the agreed form from (among others) Cinven Limited and Investcorp to the Security Trustee concerning claims against professionals.

12.2	A certificate in the form of annexure B to this Schedule 3, duly executed by a Director or the Secretary of the Parent.

12.3
Evidence that all regulatory clearances required as a condition precedent under the Acquisition Agreement have been obtained from all relevant persons or have been waived, in accordance with the terms of clause 10.6.

12.4	Notification of the Closing Account

12.5
Certified copies of the documentation, in terms consistent with the Structure Paper and counsel’s advice thereon, effecting the Acquisition Reorganisation to the extent the Acquisition Reorganisation has taken place on or before the Acquisition Completion Date. The Parent hereby undertakes to provide to the Agent certified copies of all other documents relating to the Acquisition Reorganisation that are entered into after the Acquisition Completion Date, as soon as reasonably practicable after they are entered into.

12.6
A certificate in the agreed form signed by a Director of the Parent confirming each of the member of the Group envisaged by the Structure Paper has been duly incorporated or established in the jurisdictions envisaged by the Structure Paper, such that the structure of the Group is as envisaged by the Structure Paper (save for any member of the Target Group to be acquired pursuant to a Deferred Completion) and listing all the companies comprising the Group as at the Acquisition Completion Date.

References in this schedule 3 to documents being duly certified or to duly certified copies of such documents shall mean that such documents are certified as true and complete copies of the executed originals of such documents by a Director or the Secretary or a duly authorised officer of the Parent.

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Annexure A
Form of Certificate

DIRECTOR’S/SECRETARY’S] CERTIFICATE FOR COMPANIES INCORPORATED IN ENGLAND AND WALES

I, • being [a Director] [the Secretary] of [•] Limited (the “Company”), HEREBY CERTIFY on behalf of the Company and without personal liability as follows:

1	Private Company

The Company is a private company.

2	[Wholly-owned Subsidiary

The Company is a wholly-owned Subsidiary of [•].]

3	Constitutional Documents

The documents annexed to this certificate as annexure “[A]” constitute a true and up to date copy of the certificate of incorporation, each certificate of incorporation on change of name of the Company, the certificate of re-registration as a public or private company and the memorandum and articles of association of the Company containing all modifications thereto and there are no other constitutional documents of the Company.

4	Board Resolutions

The documents annexed to this certificate as annexure “[B]” are true copies of the minutes of a meeting of the board of directors of the Company duly convened and held on [•]. The resolutions set out therein were duly passed and have not been amended or revoked. No borrowing limits or other restrictions (or lack of power) in relation to the giving of guarantees or security or otherwise of the Company will be exceeded as a result of the Company entering into the [Documents] (as defined in the minutes referred to above), borrowing moneys thereunder or giving the guarantees and security thereunder or incurring or performing the obligations expressed to be assumed by it thereunder.

5	[155(6)a Declaration and relevant statutory report

The document annexed to this certificate as annexure “[C]” is a true copy of the statutory declaration made under section 155(6) of the Companies Act 1985 (the “Act”) on [•]. The persons named as directors in the statutory declaration were, at the date of the statutory declaration, the only directors of the Company. The document annexed to such statutory declaration is a true copy of the report made pursuant to section 156(4) of the Act and the auditors named in it are the Company’s auditors.]

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6	[155(6)b Declarations and relevant statutory reports

The Company is the holding company of [• Limited and • Limited] (the “Relevant Subsidiaries”). The documents annexed to this certificate as annexure “[D]” are true copies of the statutory declarations made under section 155(6) of the Act in respect of the Relevant Subsidiaries on [•]. The persons [respectively] named as directors in such statutory declarations were, as at the date of the statutory declarations, the only directors of the Relevant Subsidiaries. The documents annexed to each of such statutory declarations are true copies of the reports made pursuant to section 156(4) of the Act and the auditors named in each such document are the Relevant Subsidiaries’ [respective] auditors.]

7	[Company’s holding companies’ directors’ declarations relating to the Company’s financial assistance

[There is no holding company of the Company the directors of which are required to make and have not made a statutory declaration in relation to the Company’s financial assistance pursuant to section 155(6) of the Act.]

8	[Company’s Resolution

The document annexed to this certificate as annexure “[E]” is a true copy of the special resolutions of the Company approving the financial assistance to be given by the Company described in the statutory declaration referred to in paragraph [5] above (the “Company’s financial assistance”) [and the financial assistance to be given by the Relevant Subsidiaries described in the statutory declarations referred to in paragraph [6] above] at the extraordinary general meeting of the Company duly convened and held on [•]. At that meeting the statutory declarations referred to in paragraphs [5] and [6] above were available for inspection by members of the Company. Every member of the Company who is entitled to vote at a general meeting of the Company consented to or voted in favour of the special resolution.]

9	[Company’s holding companies’ shareholders’ resolutions

There is no holding company of the Company which is required to pass (and has not passed) a special resolution in relation to the Company’s financial assistance pursuant to section 155(5) of the Act.]

10	Authorised Signatories

Set out below are true signatures of those persons authorised by the resolutions of the board of directors of the Company referred to in paragraph [4] above to sign any of the [Documents] (as defined in the minutes referred to in such paragraph [4]) and to execute all such undertakings, statements, certificates, notices (including, without limitation, any Drawdown Notice), acknowledgements and other documents as may be required to be done, signed and executed by or on behalf of the Company in connection with the [Documents] (as so defined) and otherwise in relation to or ancillary to the same.

[name]	........................

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[name]	........................

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SIGNED [DATE]

.....................

[Director] [Secretary]

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Annexure B
Form of Certificate

PARENT’S CERTIFICATE IN RESPECT OF CONDITIONS PRECEDENT

I, • being [a Director] [the Secretary] of ZSC Specialty Chemicals Group Limited (the “Company”), HEREBY CERTIFY on behalf of the Company and without personal liability as follows:

1	Documents unconditional

The Acquisition has, save for payment of purchase price payable thereunder, become in all respects unconditional in accordance with the terms of the Acquisition Agreement the provisions of which have not been amended, supplemented, waived or otherwise modified save as permitted under clause 10.6 of the Agreement (as defined below).

2	True Copies

The following documents, as delivered with this certificate, are true and complete copies of the originals of such documents:

A.	the documents referred to in paragraph 1 above;

B.	the register of members of each of the Parent, each Original UK Charging Subsidiary and each other Subsidiary whose shares are charged under the Guarantee and Debenture;

C.	[the Ancillary Documents in existence at the date of this certificate.] [if applicable]

D.	the Group Netting Agreement;

E.	the Intra-Group Loan Agreements;

F.	the High Yield Intercompany Loan Agreement;

G.	the High Yield Documents that have, as at the date of this certificate, been entered into;

H.	the latest management accounts of the Target Group referred to in paragraph 6.2 of schedule 3 to the Agreement;

I.	the Target Group’s audited financial statements referred to in paragraph 6.3 of schedule 3 to the Agreement;

J.	the Financial Model;

K.	the schedule of insurances referred to in paragraph 9.1 of schedule 3 to the Agreement;

L.	[the release documentation referred to in paragraph 9.2(a) of schedule 3 to the Agreement;] [if applicable]

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3	Receipt of [funds] [notices]

The Company has [issued or] [received] irrevocable confirmation that] £[•] representing the subscription moneys in respect of shares to be subscribed [has been placed with [Closing Account Bank details] for the account of the Company [pending only completion of the conditions in the Subscription Agreement].

4	Encumbrances

Any outstanding Encumbrances created prior to the First Drawdown Date in respect of the Target Group or any member of the Group (not being Permitted Encumbrances) have been fully satisfied and discharged and no moneys are outstanding thereunder.

5	Indebtedness

The Group has no Borrowed Money other than that as permitted by the Agreement.

6	Confirmations

A.	[The board of directors of the Company comprises the following individuals:]

.....................................	......................................

.....................................	......................................

.....................................	......................................

........................ ............	......................................

B.
None of the Company, UK5 and [list each Borrower], has traded and none of such companies has incurred any material liabilities whatsoever actual or contingent other than liabilities for professional fees and any liability which would arise if the relevant company were wound up. I have been authorised by each of the Company, UK5 and [list each Borrower] to make this confirmation on its behalf.

Words and expressions defined in the £585,000,000 senior facilities agreement dated • between (among others) the Company and Chase Manhattan plc (the “Agreement”) shall, unless the context otherwise requires, have the same meanings when used in this certificate.

...................................................	[DATE]

[Director] [Secretary] for and on behalf of ZSC Specialty Chemicals Group Limited

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Schedule 4
Calculation of Additional Cost

1	The Additional Cost shall be calculated by the Agent in respect of each period for which it falls to be calculated in accordance with the following formulae:

In relation to each amount in Sterling:

CL + S(L - Z) + 0.01F
= per cent. per annum
100 - (C + S)

In relation to each other amount:

0.01F
Y	= per cent. per annum
100

Where:

C	=
The amount required to be held as a non-interest bearing cash ratio deposit with the Bank of England expressed as a percentage of an eligible institution’s eligible liabilities (above any stated minimum).

F	=	The average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 3 below and expressed in pounds for £1,000,000.

L	=
The rate of interest per annum at which Sterling deposits are offered by the Agent to leading banks in the London Interbank Market at or about 11.00 a.m. on the date of calculation for a period comparable to the period for which the Additional Cost is to be calculated.

S	=	The amount required to be placed as special deposits with the Bank of England, expressed as a percentage of an eligible institution’s eligible liabilities (above any stated minimum).

Y	=	The fraction of foreign currency liabilities taken into account under the Fees Regulations in calculating the fee base (disregarding any offset for claims on non-resident offices).

Z	=	The lower of L and the rate of interest per annum paid by the Bank of England on special deposits at or about 11.00 a.m. on the date of calculation.

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2	For the purposes of calculating the Additional Cost:

(a)	C, L, S and Z are included in the formula as numbers and not as percentages, e.g. if C = 0.15 per cent. and L = 7 per cent. CL is calculated as 0.15 x 7;

(b)	the relevant formula is applied on the first day of each period for which it falls to be calculated (and the result shall apply for the duration of such period);

(c)	each amount is rounded up to the nearest four decimal places; and

(d)	if the formula produces a negative percentage, the percentage shall be taken as zero.

3
If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

4
If alternative or additional financial requirements are imposed by the Bank of England, the Financial Services Authority or any other United Kingdom governmental authority or agency which in the Agent’s opinion (after consultation with the Banks) make the formulae (or either of them) no longer appropriate, the Agent shall be entitled by notice to the Parent to stipulate such other formulae as shall be suitable to apply in substitution for the formulae. Any such other formulae so stipulated shall take effect in accordance with the terms of such notice.

5	In this schedule 4:

“authorised” and “institution” have the meanings given to those terms in the Banking Act 1987;

“Bank of England Act” means the Bank of England Act 1998;

“eligible institution” has the meaning given to that term in schedule 2 to the Bank of England Act;

“eligible liabilities” has the meaning given to that term in the Cash Ratio Deposits (Eligible Liabilities) Order 1998 or the applicable substitute order made under the Bank of England Act as is in force on the date of application of the formulae;

“fee base” has the meaning given to that term in the Fees Regulations;

“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

“special deposits” has the meaning given to that term by the Bank of England on the date of application of the formulae; and

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“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

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Schedule 5
Form of Substitution Certificate

(referred to in clause 16.3)

NB	1.
Banks are advised not to employ Substitution Certificates or otherwise to novate or transfer interests in the Agreement without first ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services and Markets Act 2000 and regulations made thereunder.

2.
It is expected that Banks will enter into separate arrangements dealing with the monies to be paid to the Existing Bank by the Substitute in consideration of the novation (e.g. principal, accrued interest, fees and any mismatched funding adjustment). Unless the Effective Date is a rollover date, mismatches of parties’ funding may arise. The Certificate does not deal with these issues, nor does it deal with any interim risk participation the Existing Bank may grant to the Substitute pending the Effective Date.

Part A (single transfers)

To:
Chase Manhattan International Limited on its own behalf, as agent for the Banks and on behalf of the Arrangers, the Underwriters, the Security Trustee, the Parent and each Borrower and each other party to the Agreements mentioned below.

Attention: •                                                                                                                                                             [DATE]

Substitution Certificate

This Substitution Certificate relates to a £585,000,000 Secured Credit Facility Agreement (the “Agreement”) dated 12 May 1999 as amended from time to time between, among others, ZSC Specialty Chemicals Group Limited (1), Chase Manhattan plc and J.P. Morgan Securities Ltd. as Arrangers (2), Chase Manhattan International Limited as Agent and Security Trustee (3), the banks and financial institutions whose respective names and addresses are set out in schedule 1 thereto as Banks (4), and The Chase Manhattan Bank and J.P. Morgan Securities Ltd. as Underwriters (5).

Terms defined in the Agreement shall have the same meaning in this Substitution Certificate.

1
[Existing Bank] (the “Existing Bank”) (a) confirms the accuracy of the summary of its participation in the Agreement set out in the schedule below; and (b) requests [Substitute Bank] (the “Substitute”) to accept by way of novation the portion of such participation specified in the schedule hereto by counter-signing and delivering this Substitution Certificate to the Agent at its address for the service of notices specified in the Agreement.

2
The Substitute hereby requests the Agent (on behalf of itself, the other Finance Parties all Borrowers and all other parties to the Agreement) to accept this Substitution Certificate as being delivered to the Agent pursuant to and for the purposes of clauses 16.3 and 16.12 of the Agreement so as to take effect in

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accordance with the terms thereof on [date of transfer] (the “Effective Date”) or on such later date as may be determined in accordance with the terms thereof.

3
The Agent (on behalf of itself, the other Finance Parties the Borrowers and all other parties to the Agreement) confirms the novation effected by this Substitution Certificate pursuant to and for the purposes of clause 16.3 of the Agreement so as to take effect in accordance with the terms thereof.

4	The Substitute confirms:

(a)
that it has received a copy of the Agreement and each of the Security Documents and all other documentation and information required by it in connection with the transactions contemplated by this Substitution Certificate;

(b)
that it has not relied upon any statement, opinion, forecast or other representation (including, without limitation, anything contained in the Information Memorandum) or warranty made by the Existing Bank, the Arrangers, the Security Trustee or the Agent to induce it to enter into this Substitution Certificate;

(c)
that it has made and will continue to make, without reliance on the Existing Bank or any other Finance Party, and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of any Borrower and the Group and its own independent investigation of the financial condition, prospects and affairs of any Borrower and the Group in connection with the making and continuation of the Facilities under the Agreement and the other Finance Documents;

(d)
that neither the Existing Bank nor any other Finance Party shall at any time be deemed to have had or have a duty or responsibility, either historically, initially or on a continuing basis, to provide the Substitute with any credit or other information with respect to any Borrower or any other member of the Group whether coming into its possession before the making of any Drawing or at any time or times thereafter, other than (in the case of the Agent) as provided in clauses 17.3(a) and 17.5(a) of the Agreement;

(e)
that it has made and will continue to make its own assessment of the legality, validity, enforceability and sufficiency of the Agreement, the Security Documents, any other Finance Document and this Substitution Certificate and has not relied and will not rely on the Existing Bank, the Arrangers, the Security Trustee or the Agent or any statements made by any of them in that respect;

(f)
that, accordingly, none of the Existing Bank, the Arrangers, the Security Trustee and the Agent shall make any representations or warranties in respect of, or shall have any liability or responsibility to the Substitute in respect of, any of the foregoing matters or any other matter referred to in clause 17.7 of the Agreement;

(g)	that it is a Qualifying Bank;

(h)	that it has signed and agrees to be bound by and comply with an appropriate confidentiality undertaking issued by the Existing Bank; and

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(i)
that it is Professional Market Party, it being agreed and understood that the Agent has not made any enquiries whether the Substitute qualifies as a Professional Market Party, assumes no responsibility and cannot be held liable in respect thereof.

5
Execution of this Substitution Certificate by the Substitute constitutes its representation to the Existing Bank and all other parties to the Agreement that it has power to become party to the Agreement as a Bank on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Substitution Certificate.

6
The Substitute hereby undertakes to the Existing Bank, the Finance Parties, the Parent and each of the other parties to the Agreement that it will perform in accordance with its terms all those obligations which by the terms of the Agreement will be assumed by it after acceptance of this Substitution Certificate by the Agent.

7	Without limiting the above paragraphs, nothing in this Substitution Certificate obliges the Existing Bank to:

(a)	accept any re-transfer from the Substitute of any of the rights, benefits and/or obligations hereby transferred; or

(b)
support any losses incurred by the Substitute by reason of any non- performance by the Parent or any other party to the Agreement or any of the Security Documents or any document relating thereto of any of its obligations under the same.

8	This Substitution Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

Note:	This Substitution Certificate is not a security, bond, note, debenture, investment or similar instrument.

AS WITNESS the hands of the authorised signatories of the parties hereto on the date appearing below.

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The Schedule

The Termed Out Revolving Loan Facility
Commitment ([£])		Portion Transferred ([£])

Contribution ([£])	Next Interest Payment Date	Portion Transferred ([£])

The Revolving Credit Facility
Commitment ([£])		Portion Transferred ([£])

Contribution ([£])	Next Maturity Date(s)	Portion Transferred ([£])

[[Contribution] [Relevant Proportion] of Ancillary Outstandings]		•%

[in the case of an election pursuant to clause 16.12(a) rather than including a Portion Transferred of Commitment/Contribution include the following]

[Relevant Facility to which clause 12 to apply] Facility

A

Bank (and/or branch) participating in all Drawings (other than Drawings in a U.S. Borrower)	Bank (and/or branch) participating in Drawings to a U.S. Borrower
[•]	[•]
[•]	[•]
[etc.]

Administrative Details of Substitute

Lending Office: Account for payments: Telephone: Telefax:

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Attention:

[Existing Bank]	[Substitute]

By:...................	By:...................

Date:	Date:

The Agent

By:
..................

on its own behalf and on behalf of the other Finance Parties, the Parent, the Borrowers and all other parties to the Agreement.

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Part B (global form)

To:
Chase Manhattan International Limited on its own behalf, as agent for the Banks and on behalf of the Arrangers, the Underwriters, the Security Trustee, the Parent and each Borrower and each other party to the Agreements mentioned below.

Attention: •	[DATE]

Substitution Certificate

This Substitution Certificate relates to a £585,000,000 Secured Credit Facility Agreement (the “Agreement”) dated 12 May 1999 as amended from time to time between, among others, ZSC Specialty Chemicals Group Limited (1), Chase Manhattan plc and J.P. Morgan Securities Ltd. as Arrangers (2), Chase Manhattan International Limited as Agent and Security Trustee (3), the banks and financial institutions whose respective names and addresses are set out in schedule 1 thereto as Banks (4), and The Chase Manhattan Bank and J.P. Morgan Securities Ltd. as Underwriters (5).

Terms defined in the Agreement shall have the same meaning in this Substitution Certificate.

1
Each of the banks set out as Existing Banks in part A of the schedule below the (“Existing Banks”) (a) confirms the accuracy of the summary of its participation in the Agreement set out in the schedule and (b) requests each of the banks set out as Substitute Banks in Part C of the schedule (the “Substitutes”) to accept by way of novation the portion of such participation specified (or calculated as specified) in the schedule by counter-signing and delivering this Substitution Certificate to the Agent at its address for the service of notices specified in the Agreement.

2
Each of the Substitutes hereby requests the Agent (on behalf of itself, the other Finance Parties, all Borrowers and all other parties to the Agreement) to accept this Substitution Certificate as being delivered to the Agent pursuant to and for the purposes of clause 16.3 of the Facilities Agreement, so as to take effect in accordance with the terms thereof on [date of transfer] (the “Effective Date”) or on such later date as may be determined in accordance with the terms thereof.

3
The Agent (on behalf of itself, the other Finance Parties, the Borrowers and all other parties to the Agreement) confirms each of the novation effected by this Substitution Certificate pursuant to and for the purposes of clauses 16.3 and 16.12 of the Agreement, so as to take effect in accordance with the respective terms thereof.

4	Each of the Substitutes confirms:

(a)
that it has received a copy of the Agreements and each of the Security Documents and all other documentation and information required by it in connection with the transactions contemplated by this Substitution Certificate;

(b)
that it has not relied upon any statement, opinion, forecast or other representation (including, without limitation, anything contained in the Information Memorandum) or warranty made by the Existing Bank, the Arrangers, the Security Trustee or the Agent to induce it to enter into this Substitution Certificate;

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(c)
that it has made and will continue to make, without reliance on the Existing Bank or any other Finance Party, and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of any Borrower and the Group and its own independent investigation of the financial condition, prospects and affairs of any Borrower and the Group in connection with the making and continuation of the Facilities under the Agreement and the other Finance Documents;

(d)
that neither the Existing Bank nor any other Finance Party shall at any time be deemed to have had or have a duty or responsibility, either historically, initially or on a continuing basis, to provide the Substitute with any credit or other information with respect to any Borrower or any other member of the Group whether coming into its possession before the making of any Drawing or at any time or times thereafter, other than (in the case of the Agent) as provided in clauses 17.3(a) and 17.5(a) of the Agreement;

(e)
that it has made and will continue to make its own assessment of the legality, validity, enforceability and sufficiency of the Agreement, the Security Documents, any other Finance Document and this Substitution Certificate and has not relied and will not rely on the Existing Bank, the Arrangers, the Security Trustee or the Agent or any statements made by any of them in that respect;

(f)
that, accordingly, none of the Existing Bank, the Arrangers, the Security Trustee and the Agent shall make any representations or warranties in respect of, or shall have any liability or responsibility to the Substitute in respect of, any of the foregoing matters or any other matter referred to in clause 17.7 of the Agreement;

(g)	that it is a Qualifying Bank; and

(h)	that it has signed and agrees to be bound by and comply with an appropriate confidentiality undertaking issued by the Existing Bank.

5
Execution of this Substitution Certificate by each of the Substitutes constitutes its representation to each of the Existing Banks and all other parties to the Agreement that it has power to become party to the Agreement as a Bank on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Substitution Certificate.

6
Each of the Substitutes hereby undertakes to the Existing Banks, the Finance Parties, the Parent and each of the other parties to the Agreement that it will perform in accordance with its terms all those obligations which by the terms of the Agreement will be assumed by it after acceptance of this Substitution Certificate by the Agent.

7	Without limiting the above paragraphs, nothing in this Substitution Certificate obliges each of the Existing Banks to:

(a)	accept any re-transfer from the Substitute of any of the rights, benefits and/or obligations hereby transferred; or

(b)
support any losses incurred by the Substitute by reason of any non-performance by the Parent or any other party to the Agreement or any of the Security Documents or any document relating thereto of any of its obligations under the same.

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8
This Substitution Certificate may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when executed shall be an original, but all counterparts shall together constitute one and the same instrument.

9
Each of the Substitutes that executes this Substitution Certificate agrees to be bound by this Substitution Certificate notwithstanding that any other person (a “Non-signing Party”) that intended to execute this Substitution Certificate as Substitute may not do so or may not be effectually bound. In such circumstances, the amount of each Existing Bank’s Commitment or Contribution that is transferred pursuant to this Substitution Certificate (as set out in part B of the schedule) shall be reduced pro rata as between the Existing Banks by the amount which was intended to be transferred to the Non-signing Party.

10	This Substitution Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

Note:	This Substitution Certificate is not a security, bond, note, debenture, investment or similar instrument.

AS WITNESS the hands of the authorised signatories of the parties hereto on the date appearing below.

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The Schedule

Part A

Existing Banks’ Commitments, Contributions (and Relevant Proportions)
being each of their participations in the Agreement as at the date of this Substitution Certificate

[Set out each Existing Bank’s participation including Termed Out Revolving Loan Facility and Revolving Credit Facility Commitment and Contribution and Relevant Proportions]

Part B

Portion Transferred

[Set out the portion of each Existing Bank’s Commitments, Contributions and Relevant Proportion transferred]

The portion of an Existing Bank’s [Commitments, Contributions and Relevant Proportion in respect of each Facility etc.] to be transferred to a particular Substitute is [as set out below/calculated as follows:]]

[set out details or method of calculation]

[in the case of an election pursuant to clause 16.12(a) rather than including a Portion Transferred of Commitment/Contribution include the following]

[Relevant Facility to which clause 12 to apply] Facility

A

Bank (and/or branch) participating in all Drawings (other than Drawings in a U.S. Borrower)	Bank (and/or branch) participating in Drawings to a U.S. Borrower

[•]	[•]

[•]	[•]

[etc.]

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Part C

[Set out names of Substitute Banks and the aggregate amounts of the Commitments, Contributions and Relevant Proportion in respect of each Facility being transferred to them]

[Insert execution particulars and each Substitute’s administration details]

[Each of the Existing Banks]	[Each of the Substitutes]

By: ............	By: ............

Date:	Date:

The Agent

By: ............

on its own behalf
and on behalf of the other Finance Parties, the Parent, the Borrowers and all other parties to the Agreement.

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Schedule 6

Part A - The Original UK Charging Subsidiaries

Name	Company Number	Registered Office

Av No 3 Limited (formerly known as ZSC Specialty Chemicals Overseas Limited) (in liquidation)	3768300	Royal London House 22/25 Finsbury Square London EC2A 1DS

Avecia UK Holdings Limited (formerly known as ZSC Specialty Chemicals UK Holdings Limited)	3768301	Royal London House 22/25 Finsbury Square London EC2A 1DS

Avecia Limited (formerly known as ZSC Specialty Chemicals UK Limited)	3730853	Royal London House 22/25 Finsbury Square London EC2A 1DS

ZSC Specialty Chemicals (Stahl UK) Limited	3784458	Royal London House 22/25 Finsbury Square London EC2A 1DS

ZSC Specialty Chemicals (SNS) Limited	3784404	Royal London House 22/25 Finsbury Square London EC2A 1DS

Part B - The Original US Charging Subsidiaries

US Holdco

US Subco

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Schedule 7

Interest Period Margin Reduction

1
The applicable Margin in respect of the Term Loan A Facility and the Termed Out Revolving Loan Facility in respect of each Interest Period commencing 6 months or more after the Effective Date shall be reduced by 0.50 per cent. per annum if on the first day of any such Interest Period the reduction criterion set out below is applicable at such date. Net Senior Debt to EBITDA applicable to the first day of any Interest Period shall be Net Senior Debt to EBITDA most recently determined prior to such day in accordance with paragraph 6. Any such reduction shall cease to have effect on the last day of any such relevant Interest Period and the Margin for any subsequent Interest Period shall be determined in accordance with this schedule 7 (if applicable).

Reduction Criterion

Net Senior Debt to EBITDA is less than 1.00 : 1

2
For the purpose of this schedule 7, the Net Senior Debt to EBITDA ratio shall be tested by reference to the latest compliance certificate delivered to the Agent pursuant to clause 10.1(b)(iii) or (iv), as the case may be. However, if on the first day of any Interest Period the Parent has failed to deliver to the Agent under clause 10.1(b) the relevant consolidated accounts of the Enlarged Group and the related compliance certificate in respect of any financial year end or, as the case may be, Quarter and such failure is continuing, the Margin for that Interest Period shall not be subject to any reduction pursuant to this schedule 7.

3
Where in any financial year, the Margin has been reduced in respect of any Interest Periods on the basis of the accounts of the Enlarged Group for any Quarter and a director’s compliance certificate delivered to the Agent pursuant to clause 10.1(b)(ii) and (iii) and the accounts of the Enlarged Group for that financial year and auditor’s compliance certificate in respect of such financial year delivered pursuant to clause 10.1(b)(ii) and (iv) show that such reduction should not have been made, the said reduction shall be cancelled at the end of the next Interest Period to occur after delivery of such annual accounts of the Enlarged Group to the Agent and the Borrowers shall make such payments as may be necessary to put the Banks in the position they would have been had no such reduction been made.

4
Notwithstanding the satisfaction of the conditions set out above on any relevant reduction date, no reduction in the Margin then current shall occur if on such date a Default has occurred and is continuing unremedied, unless and until such Default has been remedied or waived by the Majority Banks, in which case the scheduled reduction shall take place. During any period that an Event of Default and/or any breach of the provisions of clauses 10.1(b)(i), (ii), (iii) or (iv) is continuing which has not been remedied or waived by the Majority Banks the Margin shall not be reduced.

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5	In this schedule 7 accounting terms are used and shall be construed in accordance with the Appropriate Accounting Principles, but so that:

6
The ratio of Net Senior Debt to EBITDA shall be tested as at the end of each Quarter by reference to the accounts of the Enlarged Group for the relevant Quarter and the Parent’s compliance certificate delivered in accordance with clauses 10.1(b)(ii) and (iii) Provided that if the annual consolidated accounts of the Enlarged Group and/or the Auditors’ compliance certificate for any financial year delivered in accordance with clauses 10.1(b)(i) and (iv) show different determinations for the ratio of Net Senior Debt to EBITDA than that shown in the Enlarged Group, for the last Quarter in such financial year, such annual consolidated accounts of the Enlarged Group shall prevail in respect of such determinations.

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Schedule 8

Financial Covenants and Accounting Terms

1	Financial Covenants:

1.1	Total Net Interest Cover:

The Parent will procure that the ratio of Consolidated EBITDA to Consolidated Net Interest Charges (“Total Net Interest Cover”) in respect of each period set out in column A and measured at the last day of the last month in such period shall be not less than the ratio set out in column B:

A	B

Period from ACD and ending on:
31 December 1999	1.40:1
31 March 2000	1.40:1

Period of 12 months ending on
30 June 2000	1.45:1
30 September 2000	1.45:1
31 December 2000	1.50:1
31 March 2001	1.55:1
30 June 2001	1.65:1
30 September 2001	1.70:1
31 December 2001	1.75:1
31 March 2002	1.50:1
30 June 2002	1.50:1
30 September 2002	1.50:1
31 December 2002	1.50:1
31 March 2003	1.50:1
30 June 2003	1.50:1
30 September 2003	1.55:1
31 December 2003	1.19:1
31 March 2004	2.50:1
30 September 2004	0.71:1
31 December 2004	1.02:1
31 March 2005	1.04:1
30 June 2005	1.16:1

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A	B

30 September 2005	1.29:1
31 December 2005	1.44:1

1.2	Fixed Charge Ratio:

The Parent will procure that the ratio of Adjusted Cash Flow to Relevant Expenditure in respect of each period set out in column A and measured at the last day of the last month in such period shall not be less than the ratio set out in column B:

A	B

30 June 2004 to 30 September 2004	0.11:1
30 June 2004 to 31 December 2004	1.26:1
30 June 2004 to 31 March 2005	0.63:1
30 June 2004 to 30 June 2005	0.63:1
30 September 2004 to 30 September 2005	0.63:1
31 December 2004 to 31 December 2005	0.40:1

1.3	Net Senior Debt to Consolidated EBITDA:

The Parent will procure that the ratio of the Net Senior Debt as at the end of, to Consolidated EBITDA in respect of, each period of 12 months set out in column A and measured at the last day of the last month in such period shall not be greater than the ratio as set out in column B:

A	B

Period of 12 months ending on:
31 December 1999	4.80:1
31 March 2000	4.70:1
30 June 2000	4.75:1
30 September 2000	4.85:1
31 December 2000	4.70:1
31 March 2001	4.65:1
30 June 2001	4.55:1
30 September 2001	4.40:1
31 December 2001	4.25:1
31 March 2002	3.15:1
30 June 2002	3.15:1
30 September 2002	3.15:1

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A	B

31 December 2002	3.15:1
31 March 2003	3.15:1
30 June 2003	3.15:1
30 September 2003	3.10:1
31 December 2003	3.60:1
31 March 2004	2.70:1
30 September 2004	2.90:1
31 December 2004	1.69:1
31 March 2005	2.17:1
30 June 2005	1.88:1
30 September 2005	1.84:1
31 December 2005	1.39:1

1.4	Maximum Capital Expenditure

The Parent will procure that the total Capital Expenditure (which expression shall for this purpose only not include amounts incurred pursuant to clause 11.1(s)(ii)(B)) of all members of the Group in respect of each period set out in column A and measured at the last day of the last month in such period shall be not be greater than the amount set out in column B:

A	B (amount in £	)

1 January 2004 to 30 September 2004	30,800,000
1 January 2004 to 31 December 2004	30,800,000
1 January 2005 to 31 March 2005	29,800,000
1 January 2005 to 30 June 2005	29,800,000
1 January 2005 to 30 September 2005	29,800,000
1 January 2005 to 31 December 2005	29,800,000

2	Accounting terms:

In paragraph 1 accounting terms are used and shall be construed in accordance with the Appropriate Accounting Principles, but so that:

“Adjusted Cash Flow” means in respect of any period, Consolidated EBITDA for such period after the addition (if not already added) of:

(a)	depreciation charged;

(b)	any decrease in Consolidated Net Working Capital (excluding amortisation of upfront fees and expenses in relation to the Facilities);

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(c)	receipt of cash exceptional and extraordinary items;

(d)	proceeds from disposals of fixed assets or any other assets which are not Consolidated Current Assets but excluding the proceeds from any sale and leaseback of assets;

(e)
net proceeds received from subscriptions for shares in the Parent and subordinated loans made in accordance with 11.1(b)(ii) at any time after the First Drawdown Date except to the extent such net proceeds have been applied in finding acquisitions pursuant to clause 11.1(s); and

(f)	any other non-cash items expensed in arriving at Consolidated EBITDA,

after the deduction of (if not already deducted):

(i)	payments in respect of Capital Expenditure;

(ii)	any increase in Consolidated Net Working Capital (excluding amortisation of upfront fees and expenses in relation to the Facilities);

(iii)	payments of cash exceptional and extraordinary items (excluding Restructuring Costs);

(iv)	to the extent it has given rise to a decrease in Consolidated Net Working Capital, all amounts of deferred income retained in the consolidated balance sheet of the Group; and

(v)	Taxes paid (net of any rebate received) other than any stamp duty paid on the Acquisition Agreement,

in each case for such period and all calculated on a consolidated basis;

“Capitalised Lease Obligations” means, with respect to any person, any rental obligation (including, without limitation, any hire purchase payment obligation) which, under the Appropriate Accounting Principles as at the date of this Agreement, would be required to be treated as a finance lease or otherwise capitalised on the books of such person, in accordance with such principles;

“cash equivalents” means investments in:

(a)
marketable obligations of or guaranteed by (i) the United Kingdom, the United States of America, France or Germany, (ii) any other European Union member state in which the Group has operations, (iii) any country in whose currency funds are being held specifically pending application in the making of an investment or Capital Expenditure by the Group in that country with such funds or (iv) any other country being a country having one of the two highest rating categories obtainable from either Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Services Inc. (“Moody’s”), or issued by an agency of any thereof and backed by any of the same, Provided that in the case of investments in marketable obligations of or guaranteed by countries within sub-paragraphs (ii) or (iii) under this definition, such investments can only be made by members of the Group which are incorporated in the country in which such investment is being made;

(b)
certificates of deposit, notes and acceptances issued by (i) banks which are authorised institutions under the Banking Act 1987 or which are European authorised institutions under the Banking Coordination (Second Council Directive)

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Regulations 1992 and which are entitled to accept deposits in the United Kingdom or by building societies under the Building Societies Act 1986 or (ii) by institutions authorised to operate as banks in any of the countries referred to in sub-paragraph (a)(ii) or (iii) above, and provided that in the case of institutions within sub-paragraph (a)(i) such institution’s long term senior debt immediately prior to the making of such an investment is rated not less than A- by S&P or not less than A3 by Moody’s, or (where a bank or building society is rated by both S&P and by Moody’s) is rated not less than A- by S&P and not less than A3 by Moody’s and in the case of institutions within sub-paragraph (a)(ii) above, such institution’s long term senior debt immediately prior to the making of any investment is rated at least investment grade by S&P and Moody’s (as applicable) and such investments can only be made by members of the Group which are incorporated in the country in which such investment is being made;

(c)
commercial paper with not more than 187 days to maturity, provided that immediately prior to the making of such an investment the issuer (or guarantor) of the commercial paper is (i) rated for short term obligations not less than A1 by S&P or not less than P1 by Moody’s, Inc., or (where a bank or building society is rated by both S&P and by Moody’s) is rated not less than A1 by S&P and not less than P1 by Moody’s or (ii) in the case of an issuer (or guarantor) of the commercial paper in any of the countries referred to in sub-paragraphs (a)(ii) and (iii) above, is rated for short term obligations not less than investment grade by S&P and Moody’s (as applicable) and such investments can only be made by Subsidiaries which are incorporated in the country in which such investment is being made;

(d)	any Indebtedness for Borrowed Money issued by persons with a rating of A+ or higher by S&P or A1 or higher by Moody’s; or

(e)	other certificates of deposit, notes, acceptances and other obligations not falling within (a) to (d) above up to a maximum amount at any time of £2,000,000 (or its equivalent in relevant currencies), and Provided further that any investment made pursuant to sub-paragraphs (b), (c) and (d) above in or guaranteed by a single bank, building society or other body corporate in excess of £3,500,000 (or its equivalent in relevant currencies) shall not be permitted;

“Consolidated Current Assets” means, at any relevant time, the aggregate of the current assets of the Group at such time but excluding cash in hand or at bank and excluding the amount of fixed asset debtors calculated on a consolidated basis which would fall to be included as current assets in a consolidated balance sheet of the Group drawn up at such time in accordance with the Appropriate Accounting Principles;

“Consolidated Current Liabilities” means, at any relevant time, the aggregate of the current liabilities of the Group at such time but excluding the amount of fixed asset creditors, Interest, Borrowed Money, taxes, dividends and debit balances on bank accounts calculated on a consolidated basis which would fall to be included as current liabilities in a consolidated balance sheet of the Group drawn up at such time in accordance with the Appropriate Accounting Principles;

“Consolidated EBITDA” means, in respect of any period, the consolidated trading profits of the Group plus income from associates to the extent received or receivable in cash by the relevant member of the Group during such period, but before exceptional items, extraordinary items, profits and losses on disposals of capital assets, amortisation of all

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transaction costs relating to the Acquisition, amortisation of goodwill and other intangible assets, depreciation, Interest and Taxation of the Group for such period Provided that, for the purposes of the Financial Covenant contained in paragraph 1.3 of this schedule 8 in respect of trading periods prior to the Acquisition Completion Date Consolidated EBITDA shall be determined by reference to the Target Group;

“Consolidated Excess Cash Flow” means in respect to a financial year, commencing with the financial year ending 31 December 2000, the amount of the Adjusted Cash Flow for such financial year after (without double counting):

(a)	deducting:

(i)
all cash Interest, commissions, fees and other financing costs (including payments, including premia and other front end payments, made in respect of caps and other interest rate hedging arrangements) accrued (whether or not actually paid) as obligations of members of the Group during such financial year (but net of interest received and all receipts under interest rate hedging arrangements); and

(ii)	all interest accrued on the High Yield Intercompany Loan during such financial year (whether or not such interest is payable or paid, during such period or otherwise);

(b)
deducting all repayments and prepayments (other than mandatory prepayments made pursuant to clause 6.9(d) or mandatory prepayments made in respect of amounts received which are excluded from Adjusted Cash Flow of the Term Loans made during such financial year (on the basis that for this purpose crediting moneys to a proceeds account pending prepayment of the Term Loans will be deemed to be an actual prepayment);

(c)	deducting the principal amount of scheduled rental payments of Capitalised Lease Obligations paid during such financial year;

(d)
deducting the proceeds of all disposals to any person which is not a member of the Group (i) the Net Proceeds of which are less than the amount mentioned in clause 6.9(b)(i) or (ii) to which clause 6.9(b)(ii) applies (other than disposal proceeds to the extent they are excluded from Adjusted Cash Flow) or (iii) which have been, or are to be, applied in accordance with clause 6.9(b)(iii);

(e)	deducting the amount of carry over of Budgeted Capital Expenditure into the next financial year permitted by this Agreement;

(f)
but adding an amount equal to the carry over of Budgeted Capital Expenditure from the previous financial year which (i) is permitted by this Agreement, (ii) would, but for the operating of the deduction in (e) above, have resulted in Consolidated Excess Cashflow arising in such previous financial year and (iii) has not been incurred or committed during such previous financial year;

(g)	deducting the amount added on under, and as referred to in, paragraph (e) of the definition of Adjusted Cash Flow; and

(h)
deducting the amount of stamp duty paid during that financial year on the Acquisition Agreement Provided that the maximum amount that may be deducted pursuant to this paragraph (h) during the Finance Period is £8,000,000.

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The amount so produced shall be calculated (showing the calculations on which it is based) in respect of each relevant financial year by the Parent who shall instruct the Auditors to deliver to the Agent a statement confirming that in all material respects the calculation of Consolidated Excess Cash Flow has been made in accordance with the audited accounts for such year and the provisions of paragraph 2, such Auditors’ statement to be delivered to the Agent together with the audited consolidated accounts of the Group when such accounts are delivered to the Agent in accordance with clause 10.1(b)(i). For the avoidance of doubt, in performing such calculation no amount shall be double counted;

“Consolidated Net Interest Charges” means, in respect of a period, the aggregate (calculated on a consolidated basis) of:

(a)
the amounts charged and posted as a current accrual accrued during such period in respect of the Group by way of Net Interest on all Borrowed Money, other than (i) interest accrued under the Subordinated Bridge Loan Agreement and the Preferred Stock Documents until such interest becomes cash paid and (ii) interest accruing, but not cash paid, on subordinated loans made in accordance with clause 11.1 (b)(ii); and

(b)
including net payments or deducting net income in relation to interest rate hedging arrangements provided that such net income is derived from hedging arrangements entered into for the purpose of limiting the Group’s exposure to adverse movements in interest rates in relation to the Facilities and other Borrowed Money;

“Consolidated Net Working Capital” means, at any time, the aggregate of the Consolidated Current Assets of the Group at such time less the aggregate of the Consolidated Current Liabilities of the Group at such time;

“Interest” in respect of any period and any specified Borrowed Money means the aggregate of all continuing regular or periodic costs, charges and expenses incurred in effecting servicing or maintaining such Borrowed Money in respect of such period (but not agency, arrangement or fees of any other nature) including:

(a)
gross interest, and commitment fees on any form of such Borrowed Money which has accrued as an obligation of the Group during that period, including the interest element of Finance Leases payments; and

(b)	the consideration given by the Group during that period by way of discount in connection with such Borrowed Money by way of acceptance credit, bill discounting or other like arrangement;

“Net Interest” in respect of any period and any specified Borrowed Money, means Interest accrued or as the case may be, paid in respect of such Borrowed Money less the amount of interest accrued or, as the case may be, paid on cash balances of the Group during such period;

“Net Senior Debt” means the principal element of Indebtedness incurred in respect of the Facilities net of cash and cash equivalents;

“Relevant Expenditure” means, in respect of any period, the aggregate of:

(a)	Net Interest paid in respect of all Borrowed Money during such period and net payments made (or, as the case may be, net income received) under interest rate

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hedging arrangements during such period shall be added (or subtracted as the case may be);

(b)	the total amount of scheduled repayments (adjusted as a result of any prepayments (excluding any prepayments made in the 3 months prior to the relevant scheduled repayment)) of the Term Loans; and

(c)
the amount of scheduled rental payments of Capitalised Lease Obligations paid by members of the Group during such period net of proceeds received from new Capitalised Lease Obligations entered into by members of the Group during such period, (and if such amount is negative, it shall be counted as a deduction for the purposes of this definition), but without double counting.

In the case of each of the above accounting terms, making such adjustments material to the calculation of the covenants as may be appropriate in the opinion of the Auditors in order that the above accounting terms are calculated and applied in accordance with the Appropriate Accounting Principles.

3	Testing of Financial Covenants

The Financial Covenants in paragraph 1 shall be tested as at the end of each Quarter (other than in respect of the Quarter ending 30 June 2004) by reference to the management accounts for the relevant Quarter and the Parent’s compliance certificate delivered in accordance with clauses 10.1(b)(ii) and (iii) Provided that if the audited consolidated financial statements of the Group and/or the Auditors’ compliance certificate for any financial year delivered in accordance with clauses 10.1(b)(i) and (iv) show different determinations for such Financial Definitions than that shown in the management accounts for the last Quarter in such financial year, such audited financial statements shall prevail in respect of such determinations.

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Schedule 9
Letter of Credit to be issued by the Fronting Bank

To: [Beneficiary]

Date:

Dear Sirs

Irrevocable Standby Letter of Credit No. [•]

This Letter of Credit is issued by [ ], (the “Bank”) in your favour on the following terms:

1
Subject to the terms hereof, the Bank shall pay on demand in accordance with paragraph 4 below the obligations of [borrower] (the “Company”) under [insert details of relevant agreement or banking facilities between the Beneficiary and the Company to be inserted] (the “Agreement”).

2
The Bank shall not be obliged to make payments hereunder exceeding the maximum amount of [               ]. Any payment hereunder shall be made in [sterling] and shall reduce the Bank’s liability to make a payment hereunder accordingly.

3
This Letter of Credit shall expire at [               ] a.m./p.m., London time on [               ] (the “Expiry Date”). The Bank will have no liability in respect of any demand delivered after such time and a demand not accompanied by the information mentioned at 4(b) below shall not be validly delivered.

4
Subject to paragraph 3 above, the Bank hereby agrees to make payments to you under this Letter of Credit upon presentation of (a) your demand on the Bank in the form set out in the schedule hereto specifying the amount claimed under this Letter of Credit number and (b) [details of any other information required from the Beneficiary to be inserted (including a certificate verified as having been signed by two officers of the Beneficiary authorising delivery of the demand)], in each case at [details of Agent’s office to be inserted], such payments to be in [sterling] and in the amount due and owing by the Company but unpaid under the Agreement, subject to the maximum amount referred to in paragraph 2 above.

5	Your rights and the rights of the Bank under this Letter of Credit may not be assigned or transferred.

6
This Letter of Credit is subject to Uniform Customs and Practice for Documentary Credits (International Chamber of Commerce, Publication No. 500 - 1993 Revision) and shall be governed by and construed in accordance with the laws of England.

Yours faithfully

.......................................
for and on behalf of
[ ]

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Schedule (to Schedule 9)
Form of Demand

To:	[	]

From:	[	]

Date:

Dear Sirs

Irrevocable Standby Letter of Credit No. [•] (the “Letter of Credit”)

We refer to the Letter of Credit. Terms defined in the Letter of Credit and not otherwise defined herein bear the same meaning herein.

We are writing to inform you that we are entitled to make demand on you under the Letter of Credit in the amount of [               ], being the amount which has become due and payable by the Company under the Agreement but which has not been paid and hereby demand payment of such amount.

Yours faithfully

..................................
for and on behalf of Beneficiary

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Schedule 10
Terms of Indemnity in relation to the Revolving Credit Facility

1	(a)
Each relevant Revolving Credit Facility Borrower hereby unconditionally and irrevocably agrees and undertakes to the Fronting Bank, subject to clause 4.10(a) and negligence or wilful default by the Fronting Bank in its capacity of Fronting Bank, that it will at all times indemnify the Fronting Bank on demand of the Agent and keep the Fronting Bank indemnified on demand of the Agent from and against all actions, suits, proceedings, claims, demands, liabilities, damages, costs, expenses, losses and charges whatsoever in relation to or arising out of any utilisation of the Revolving Credit Facility by the issue of Letters of Credit and the relevant Revolving Credit Facility Borrower will pay to the Agent for account of the Fronting Bank the amount of all payments made (whether directly or by way of set-off, counterclaim or otherwise howsoever) and all losses, costs or expenses suffered or incurred from time to time by the Fronting Bank, by reason or in consequence of its incurring a liability under any utilisation of the Revolving Credit Facility by the issue of Letter of Credit and any of the aforesaid indemnities relating thereto.

(b)
The liability of the relevant Revolving Credit Facility Borrower under this indemnity shall not be discharged, lessened or impaired by any time being given or by anything being done by the Fronting Bank.

2
Each relevant Revolving Credit Facility Borrower specifically releases and indemnifies the Fronting Bank from and against the consequences of the Fronting Bank’s failure and/or the failure of any other person to receive any telex, facsimile or telephone message in a form in which it was despatched and from and against the consequences of any delay that may occur during the course of the transmission of any such message.

3
The obligations of each relevant Revolving Credit Facility Borrower hereunder and under each document executed pursuant to or in relation to this Agreement shall not be in any way discharged or impaired by reason of any time or other indulgence which may be granted (a) to the Fronting Bank by any beneficiary of any utilisation of the Revolving Credit Facility by the issue of Letters of Credit or (b) by the Fronting Bank to any person from whom it may seek reimbursement in respect of sums paid out by it under any utilisation of the Revolving Credit Facility or any other obligation pursuant thereto or pursuant to this Agreement, as the case may be, by any variation of any underlying agreement (or utilisation of the Revolving Credit Facility by the issue of Letters of Credit), this Agreement or any such document nor by any circumstance which would or might (but for provision) constitute a legal or equitable discharge or defence of any relevant Revolving Credit Facility Borrower.

4
The Fronting Bank may, at any time, without thereby discharging, impairing or otherwise affecting any security created by, pursuant to or in relation to this Agreement or the rights, powers and remedies conferred upon it by this Agreement, any such security or by law, (a) offer or agree to or enter into agreement for the extension or variation of any utilisation of the Revolving Credit Facility by the issue of Letters of Credit or (b) offer to give or agree to give any time or other indulgence to any sums paid out by it under any utilisation of the Revolving Credit Facility by the issue of Letters of Credit, any obligation pursuant thereto or any other obligation pursuant to this Agreement.

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5
Any rights conferred on the Fronting Bank by this Agreement and by each document executed pursuant to or in relation to this Agreement shall be in addition to and not in substitution for or derogation of any other rights which the Fronting Bank may at any time have to seek from any relevant Revolving Credit Facility Borrower or any other person, reimbursement of or indemnification against payments made or liabilities incurred under any utilisation of the Revolving Credit Facility by the issue of Letters of Credit, any obligation pursuant thereto or any other obligation pursuant to this Agreement.

6
Any satisfaction of obligations by any relevant Revolving Credit Facility Borrower or any other person to the Fronting Bank or any discharge given by the Fronting Bank to any relevant Revolving Credit Facility Borrower or any other person in respect of obligations hereunder or related hereto or any other agreement reached between the Fronting Bank and any relevant Revolving Credit Facility Borrower or any other person in relation thereto shall be, and be deemed always to have been, void if any act satisfying any of the said obligations or on the faith of which any such discharge was given or any such arrangement was entered into is subsequently avoided by or in pursuance of any provision of law (otherwise than as a result of any act or default by the Fronting Bank).

7
For the purposes of this Agreement, a utilisation of the Revolving Credit Facility by the issue of Letters of Credit shall be considered to be outstanding until the earliest of (a) the date of return of the document evidencing the Fronting Bank’s liability to the relevant beneficiary under such utilisation of the Revolving Credit Facility to the Fronting Bank for such beneficiary, (b) the expiry date referred to in that document (being the latest date by which the beneficiary thereof shall be entitled to make a demand of the Fronting Bank thereunder) and (c) the date on which all liabilities referred to in that utilisation of the Revolving Credit Facility have been discharged or cash collateralised in full.

8	Each relevant Revolving Credit Facility Borrower hereby confirms and agrees that:

(a)
the Fronting Bank shall be entitled and bound to make any payment requested or demanded in writing by any beneficiary under any utilisation of the Revolving Credit Facility by the issue of Letters of Credit which are valid on their face and appears to comply with the terms thereof regardless of whether or not the relevant Group debtor shall be in any way in breach of any of its obligations under or by virtue of the transaction to which that utilisation of the Revolving Credit Facility by the issue of Letters of Credit refers and without making any investigation as to the bona fide nature, validity or genuineness of any such request or demand (unless, under applicable law, the Fronting Bank is under no obligation to make such payment); and

(b)
the liability of any relevant Revolving Credit Facility Borrower hereunder and the right and obligation of the Fronting Bank to make such payment shall be in no way diminished or prejudiced if it should appear that, as between the relevant Group debtor and that beneficiary, that beneficiary was not entitled for whatever reason to demand payment under such utilisation of the Revolving Credit Facility by the issue of Letters of Credit or that such demand was not valid or genuine (subject as mentioned in paragraph 8(a) above).

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Schedule 11
Form of Accession Certificate

To:
Chase Manhattan International Limited on its own behalf, as agent for the Banks party to the Facility Agreement mentioned below and on behalf of Avecia Investments Limited, the Finance Parties party to, and any other parties to, the Agreement

Attention: •

[Date]

Accession Certificate

This Accession Certificate relates to a £585,000,000 Secured Facilities Agreement (the “Agreement”) dated 12 May 1999 as amended from time to time between, among others, ZSC Specialty Chemicals Group Limited (1), Chase Manhattan plc and J.P. Morgan Securities Ltd. as Arrangers (2), Chase Manhattan International Limited as Agent and Security Trustee (3), the banks and financial institutions whose respective names and addresses are set out in schedule 1 thereto as Banks (4), and The Chase Manhattan Bank and J.P. Morgan Securities Ltd. as Underwriters (5). Terms defined in the Agreement shall have the same meaning in this Accession Certificate.

1
[•] (the “Acceding Borrower”) hereby requests the Agent (on behalf of itself, the Borrowers, the Finance Parties and any other parties to the Agreement) to accept this Accession Certificate as being delivered to the Agent pursuant to and for the purposes of clause 20.1 of the Agreement so as to take effect in accordance with the respective terms thereof on the date hereof.

2
The Acceding Borrower is, pursuant to this Accession Certificate, acceding to the Agreement as a Borrower in respect of [the Term Loan A Facility] [the Term Loan B Facility] [the Term Loan C Facility] [the Termed Out Revolving Loan Facility] [the Revolving Credit Facility ] (only) and accordingly shall, subject to the terms of this Accession Certificate and the Agreement, become [a Term Loan A Facility Borrower] [a Term Loan B Facility Borrower] [a Termed Out Revolving Loan Facility Borrower] [a Term Loan C Facility Borrower] [a Revolving Credit Facility Borrower] under the Agreement.

3
The Agent (on behalf of itself, the Borrowers, the Finance Parties and any other parties to the Agreement) confirms the novation effected by this Accession Certificate pursuant to and for the purposes of clause 20.1 of the Agreement so as to take effect in accordance with the terms thereof.

4
The Acceding Borrower hereby undertakes to the Agent (on behalf of itself and the other Finance Parties) that it will perform in accordance with their terms all those obligations which by the terms of the Agreement will be assumed by it as a Borrower after acceptance of this Accession Certificate by the Agent.

5	This Accession Certificate is intended to take effect as a Deed notwithstanding that the Agent may execute it under hand only.

6	This Accession Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

IN WITNESS whereof this Accession Certificate has been entered into as a Deed on the date above.

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Notice Details of Acceding Borrower

Address:
Telephone:
Telefax:
Attention:

The Acceding Borrower

[Execution particulars - Subsidiary to execute as a Deed]

The Agent

By:

•

on its own behalf and on behalf of the Borrowers, the Finance Parties and all other parties to the Facility Agreement.

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Schedule 12
Companies to be acquired pursuant to the Principal Agreement

Part A - Wholly-owned companies to be acquired pursuant to the
Principal Agreement2

Company	Jurisdiction of Incorporation	Company No. (where applicable)

DTBA Limited*	England & Wales	Registered No 2372259

Cambridge Research Biochemicals Limited*	England & Wales	Registered No 1509263

Magadi Soda (1975) Limited*	Jersey	Registered No 10523

Stahl Holland BV	The Netherlands	Number 7581 Waalwijk

Stahl International BV	The Netherlands	Number 171757 Rotterdam

Stahl Italia SpA	Italy	Registered Number 106027 (Turin Registry)

Stahl Australia Pty Limited	New South Wales	Registered Number 000366067

Stahl Korea Limited	Korea	Registered Number 6359, 135011-0063590

Stahl Japan Limited	Japan	—

Stahl India Private Limited*	India	Registered Number 18-39811 of 1998

Stahl Asia Pte Limited	Singapore	Registered Number 195004202N

Stahl France SARL*	France	Registered Number 11342342862

Stahl Canada Limited	Canada	Number 222530-1

Stahl Brasil SA*[3]	Brazil	Registered Number 432000409/58

Stahl de Mexico SA de CV*	Mexico	Number 36211 Vol.35, Lib.1, Secc 1, Fs66, Partida 183-134, dated 24 November 1997 in the Public Registry of Commerce of Tolvea, Edodle Mexico

[2]
An asterix next to the name of a company indicates that there is believed to be some form of nominee shareholding in place with respect to that company. At this stage, it is not known whether these nominee shares will be acquired by the relevant purchaser although it should be noted that local law may prohibit the relevant company having less than one shareholder.

[3]	The Principal Agreement states that the ordinary shares in this company are held (a) 104,383,563 by Zeneca Brasil Ltda and (b) 10,147 by Pierre Jean Minivelle.

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Company	Jurisdiction of Incorporation	Company No. (where applicable)

Stahl Iberica SA	Spain	Tax Identification Number A-0820 1451

Stahl Deutschland GmbH	Germany	Number HRB-1549S

Stahl Chemical Industries B.V. Gesellschaft m.b.H	Austria	Number FN116977a

Stahl Portugesa Acabamentos para Peles & Recobrimentos, Lda*	Portugal	Registered Number 502 080 183

Zeneca Resins BV	The Netherlands	Number 5963, Waalwijk

Zeneca Specialités SAS*[4]	France	Registered Number 401 533 054

Zeneca Specialties Pte Limited	Singapore	Registered Number 199206953R

Zeneca Resins SA	Spain	Tax identification number A-58313677

Part B - Non-wholly owned companies in respect of which less than 100% of the shares will be acquired pursuant to the Principal Agreement

Company	Jurisdiction of Incorporation	Company No. (where applicable)	Estimated Shareholding to be acquired

Productos Stahl de Venezuela CA	Venezuela	Registered number 10, Volume 88-A	51.12%[5]

Productos Stahl de Colombia SA	Colombia	Registered number 334143 Book IX (Mercantile Register No: 00463959)	81.647%[6]

Covion Organic Semiconductors GmbH	Germany	Registered number HRB 45556	approx. 15%

[4]	The size of the shareholdings in this company are not known, but according to the Principal Agreement all the shares in this company are held by Zeneca SA and Zeneca Holding BV.
[5]
These shares are owned by Magadi Soda (1975) Limited and hence the Venezuelan company is not being directly purchased. The balance of the shares are held by third parties and it is possible that they will not be brought as part of the closing arrangements.

[6]
The balance of these shares are held by third parties. It is possible that the minority shareholders will exercise a put option requiring their shares to be purchased prior to or at the Acquisition Completion Date.

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Schedule 13
The Group

See attached chart

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Schedule 14
The Properties

	Description	Solicitors Giving Certificate of Title

1.	Land and buildings on south east side of Belasis Avenue, Billingham, Stockton-on-Tees, Cleveland	Walker Morris, King Court, 12 King Street, Leeds LS1 2HL

2.	Land and buildings on north side of Belasis Avenue, Billingham, Stockton-on-Tees, Cleveland	Walker Morris, King Court, 12 King Street, Leeds LS1 2HL

3.	Land and buildings at Crumpsall Vale, Old Market Street, Mill Brow, Delaunays Road, Blackley, Greater Manchester	Walker Morris, King Court, 12 King Street, Leeds LS1 2HL

4.	Land on south east side of Leeds Road, Huddersfield	Walker Morris, King Court, 12 King Street, Leeds LS1 2HL

5.	Land and buildings on north and south side of Earls Road and on adjoining Wood Street, Grangemouth, County of Stirling	Dickson Minto WS, 11 Walker Street, Edinburgh EH3 7NE

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Execution Pages

The Parent

SIGNED for and on behalf of ZSC SPECIALTY CHEMICALS GROUP LIMITED by:	) ) ) )	HUGH LANGMUIR

The Term Loan A Facility Borrower

SIGNED for and on behalf of ZSC SPECIALTY CHEMICALS GROUP LIMITED by:	) ) ) )	HUGH LANGMUIR

The Term Loan B Facility Borrower

SIGNED for and on behalf of ZSC SPECIALTY CHEMICALS GROUP LIMITED by:	) ) ) )	HUGH LANGMUIR

The Term Loan C Facility Borrower

SIGNED for and on behalf of ZSC SPECIALTY CHEMICALS GROUP LIMITED by:	) ) ) )	HUGH LANGMUIR

The Revolving Credit Facility Borrower

SIGNED for and on behalf of ZSC SPECIALTY CHEMICALS GROUP LIMITED by:	) ) ) )	HUGH LANGMUIR

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The Obligors

SIGNED for and on behalf of ZSC SPECIALTY CHEMICALS GROUP LIMITED by:	) ) ) )	HUGH LANGMUIR

SIGNED for and on behalf of ILIAD 10 LIMITED by:	) ) ) )	HUGH LANGMUIR

The Arrangers

SIGNED for and on behalf of CHASE MANHATTAN PLC by:	) ) ) )	DAVID WOOD

SIGNED for and on behalf of J.P. MORGAN SECURITIES LTD. by:	) ) ) )	ELEANOR LUCY HALL

The Underwriters

SIGNED for and on behalf of THE CHASE MANHATTAN BANK by:	) ) ) )	DAVID WOOD

SIGNED for and on behalf of J.P. MORGAN SECURITIES LTD. by:	) ) ) )	ELEANOR LUCY HALL

The Banks

SIGNED for and on behalf of THE CHASE MANHATTAN BANK by:	) ) ) )	DAVID WOOD

SIGNED for and on behalf of MORGAN GUARANTY TRUST COMPANY OF NEW YORK by:	) ) ) )	ELEANOR LUCY HALL

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The Agent

SIGNED for and on behalf of CHASE MANHATTAN INTERNATIONAL LIMITED by:	) ) ) )	DAVID WOOD

The Security Trustee

SIGNED for and on behalf of CHASE MANHATTAN INTERNATIONAL LIMITED by:	) ) ) )	DAVID WOOD